Exhibit 10.2

Execution Copy

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

COLLABORATION AND OPTION AGREEMENT

BY AND BETWEEN

ONCOMED PHARMACEUTICALS, INC.

AND

BAYER SCHERING PHARMA AG

DATED

JUNE 15, 2010

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	5.4	Patent Marking	46
	5.5	Existing Agreements	46
	5.6	No Implied Licenses; Government Rights	47

6.	FINANCIAL TERMS		47

	6.1	Upfront Payment	47
	6.2	Option Extension Fee for BSP Option for the Fzd-Fc Class	48
	6.3	Milestone Payments	48
	6.4	Royalty Payments	49
	6.5	Royalty Payment Reports	50
	6.6	Manner of Payment	50
	6.7	Records Retention	51
	6.8	Audits	51
	6.9	Currency Exchange	51
	6.10	Taxes	52
	6.11	Interest Due	52

7.	REPRESENTATIONS, WARRANTIES, AND COVENANTS; DISCLAIMERS; LIMITATION OF LIABILITY		52

	7.1	Mutual Representations and Warranties	52
	7.2	Additional Representations, Warranties, and Covenants of OncoMed	54
	7.3	Additional Representations and Warranties of BSP	55
	7.4	Mutual Covenants	55
	7.5	Additional Covenant of OncoMed and BSP	56
	7.6	DISCLAIMERS	57
	7.7	LIMITATION OF LIABILITY	57

8.	INTELLECTUAL PROPERTY		58

	8.1	Ownership of Inventions and Know-How	58
	8.2	Prosecution of OncoMed Patents	60
	8.3	Prosecution of Relevant BSP Patents	62
	8.4	Enforcement of OncoMed Patents and BSP Patents Against Infringers	63
	8.5	Patent Term Extension	65
	8.6	Notification of Patent Certification	65
	8.7	Regulatory Data Protection	66
	8.8	Defense Against Claims of Infringement of Third Party Patents	66
	8.9	Third Party Licenses	66
	8.10	Trademarks and Domain Names	67

9.	CONFIDENTIALITY		68

	9.1	Nondisclosure	68
	9.2	Exceptions	68
	9.3	Authorized Disclosure	69

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	9.4	Terms of this Agreement	70
	9.5	Securities Filings	71
	9.6	Relationship to Confidentiality Agreement	71
	9.7	Publications	71
	9.8	Publicity	73

10.	INDEMNITY AND INSURANCE		75

	10.1	BSP Indemnity	75
	10.2	OncoMed Indemnity	75
	10.3	Indemnification Procedure	75
	10.4	Insurance	76

11.	TERM AND TERMINATION		77

	11.1	Term; Expiration	77
	11.2	Termination for Cause	77
	11.3	BSP Unilateral Termination Rights	78
	11.4	Termination for Insolvency	78
	11.5	Termination for Patent Challenge	78
	11.6	Consequences of Expiration or Termination	79
	11.7	Survival	83

12.	DISPUTE RESOLUTION		83

	12.1	Exclusive Dispute Resolution Mechanism	83
	12.2	Dispute Resolution Procedure	83
	12.3	Expert Dispute Resolution Procedure	84
	12.4	Arbitration	84
	12.5	Preliminary Injunctions	85
	12.6	Patent Disputes	85
	12.7	Confidentiality	85

13.	MISCELLANEOUS		86

	13.1	Severability	86
	13.2	Notices	86
	13.3	Force Majeure	87
	13.4	Assignment	87
	13.5	BSP Election	88
	13.6	Further Assurances	88
	13.7	Waivers and Modifications	89
	13.8	Governing Law	89
	13.9	Relationship of the Parties	89
	13.10	Entire Agreement	89
	13.11	Exports	89
	13.12	Interpretation	89

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13.13	Performance by Affiliates	90
13.14	Compliance with Law	90
13.15	Counterparts; Electronic Delivery	90

- iv -

COLLABORATION AND OPTION AGREEMENT

THIS COLLABORATION AND OPTION AGREEMENT (the “Agreement”) is made and entered into as of June 15, 2010 (the “Effective Date”), by and between OncoMed Pharmaceuticals, Inc., a Delaware corporation located at 800 Chesapeake Drive, Redwood City, California 94063, United States of America (“OncoMed”), and Bayer Schering Pharma AG, a German corporation located at Müllerstrasse 178, 13353 Berlin, Germany (“BSP”). OncoMed and BSP are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, OncoMed has expertise in cancer-related cellular processes, including without limitation those of cancer stem cells, as well as the research and development of biologic and pharmaceutical therapeutic molecules for the treatment of diseases and conditions;

WHEREAS, BSP has expertise in research, development, and commercialization of pharmaceutical products, including development of small molecules and cancer therapeutics and diagnostics;

WHEREAS, OncoMed has rights under certain patent rights and know-how rights relating to the targeting of cancer stem cells and the identification and development of cancer therapeutics and biomarkers;

WHEREAS, BSP and OncoMed desire to conduct research and development activities to discover and develop biologic and small molecule compounds directed to targets within a certain cancer cell pathway; and

WHEREAS, BSP desires to have an option to obtain, or ability to elect, an exclusive license to develop and commercialize such compounds for the treatment of cancer, and upon exercise of such option or such election, OncoMed is willing to grant to BSP such rights on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows:

1. DEFINITIONS. The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1 “18R5 Class” means (a) subject to Section 3.1.2(d), the 18R5 Collaboration Compound, and (b) all 18R5 Backup Compounds.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.2 “18R5 Backup Compound” means any Antibody Collaboration Compound that [***], and is designated as a backup for 18R5 Collaboration Compound pursuant to Section 2.3.2.

1.3 “18R5 Collaboration Compound” means the compound existing as of the Effective Date that [***].

1.4 “Acceptance” means, with respect to an IND for a Product, that thirty (30) days have passed since such IND has been submitted to the FDA or, if earlier, the date upon which the FDA notifies a Party, its Affiliate or Sublicensee that Clinical Trials may proceed pursuant to such IND.

1.5 “Affiliate” of a Party means any Person that directly or indirectly is controlled by, controls or is under common control with a Party. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or (b) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity; provided that, if local Law restrict foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Law, be owned by foreign interests.

1.6 “Alliance Manager” has the meaning set forth in Section 4.6.

1.7 “Antibody Collaboration Compound” means any monoclonal antibody [***] (a) [***] and (b) [***]. For clarity, Antibody Collaboration Compounds include without limitation the 18R5 Collaboration Compound.

1.8 “Assay Technology” means any (a) OncoMed Know-How that is (i) [***], and (iii) provided to BSP by OncoMed under this Agreement as agreed by the JSC and (b) [***], each of subsections (a) and (b) together with any Patents Controlled by either Party claiming inventions [***] the Know-How and assays described in subsections (a) and (b) that are [***] in the course of [***].

1.9 “Assay Technology Improvements” means the improvements and assays described in Section 1.8(b).

1.10 “Biologic Collaboration Compound” means an Antibody Collaboration Compound or a Fzd-Fc Collaboration Compound.

1.11 “Biologic Collaboration Compound Class” means any Class other than the Small Molecule Class.

1.12 “Biologic Development Plan” means a plan that, depending upon the stage of development, details the Research and/or Development activities to be conducted

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

pursuant to this Agreement with respect to Biologic Collaboration Compounds included in a given Class during the Term as they arise during the Term, and may include without limitation the following anticipated Development activities or events: [***]. The Biologic Development Plan will include, without limitation, drug design and Development activities [***], and will be subject to Section 3.3.

1.13 “Biologic Research and Early Development Term” means the period commencing on the Effective Date and ending upon the [***], (b) [***] or (c) five (5) years after the Effective Date.

1.14 “Biologic Technology” means any and all Know-How relating to (a) methods and compositions [***]. “Biologic Technology” shall not include any Biomarker Technology.

1.15 “Biomarker” means a parameter or characteristic in a patient or Patient Sample, the measurement of which is useful (a) for purposes of selecting appropriate therapies or monitoring therapies for such patient and/or (b) for predicting the outcome of a particular treatment of such patient.

1.16 “Biomarker Compounds” means compounds useful for (a) the measurement of the activity and/or modulation [***] in a patient or Patient Sample, and/or (b) to measure Biomarkers in a patient or Patient Sample.

1.17 “Biomarker Technology” means (a) [***] Biomarker Compounds, (b) [***] Biomarkers, (c) [***], and (d) [***]. “Biomarker Technology” shall not include (i) [***], (ii) the [***], or (iii) [***].

1.18 “BLA” means a Biologics License Application, or similar application that is submitted to the FDA, or a foreign equivalent of the FDA, for marketing approval of a Product containing a Biologic Collaboration Compound in the United States or any other country in the Territory, respectively.

1.19 “BLA Approval” means the approval of a BLA by the FDA or other applicable Regulatory Authority for a Product containing a Biologic Collaboration Compound in the United States or any other country in the Territory, respectively.

1.20 “BSP Development Compound” means any Collaboration Compound within either (a) a Biologic Collaboration Compound Class for which BSP exercises a BSP Option or (b) the Small Molecule Class after the Small Molecule Advancement occurs, in each of subsection (a) and (b) excluding any OncoMed Development Compound.

1.21 “BSP Diagnostic Kit” means a Diagnostic Kit that is Developed, based on Biomarker Technology, by BSP [***].

1.22 “BSP Intellectual Property” means the BSP Know-How and the BSP Patent(s).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.23 “BSP Know-How” means all Know-How Controlled by BSP or its Affiliates as of the Effective Date or at any time during the Term that is (a) primarily and directly related to and reasonably necessary for (i) [***], (b) [***]. “BSP Know-How” shall include any and all Know-How Controlled by BSP that is within the BSP Owned Inventions.

1.24 “BSP Option” has the meaning set forth in Section 3.1.1.

1.25 “BSP Option Period” means, as to a Biologic Collaboration Compound Class, the time period beginning on the Effective Date and expiring upon the date that is [***] after (a) [***] (or such longer time period as provided in Section 3.1.4 or as the JSC or an expert pursuant to Section 12.3, as applicable, may determine pursuant to Section 3.1.3) or (b) if the Parties [***]; provided that in no event shall the BSP Option Period be longer than [***] after the Effective Date; and further provided that the BSP Option Period for the Fzd-Fc Class shall expire [***] within the time period set forth therein.

1.26 “BSP Owned Inventions” has the meaning set forth in Section 8.1.2.

1.27 “BSP Patents” means any and all Patents that are Controlled by BSP or its Affiliates as of the Effective Date or at any time during the Term and claim or disclose (a) inventions reasonably necessary for [***], provided that BSP Patents shall not include any [***] and/or (d) [***]. “BSP Patents” shall include any and all Patents Controlled by BSP that claim or disclose any [***].

1.28 “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York or in Leverkusen, Germany are authorized or obligated by Law to close.

1.29 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of any particular period shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter shall end upon the expiration or termination of this Agreement.

1.30 “Calendar Year” means (a) for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31, 2010, (b) for each Calendar Year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the Term, the period beginning on January 1 of the Calendar Year in which the Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

1.31 “Candidate Selection” means that a Collaboration Compound has met the relevant Candidate Selection Criteria and is ready for advancement into pre-clinical and clinical Development, as verified by the JSC pursuant to Section 2.4.2.

1.32 “Candidate Selection Compound” means a Collaboration Compound that has met the relevant Candidate Selection Criteria, or that is otherwise designated as a

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Candidate Selection Compound by the JSC, in either case as verified by the JSC as more fully described in Section 2.4.

1.33 “Candidate Selection Criteria” means criteria for advancement of a Collaboration Compound into pre-clinical Development, as set forth in Exhibit 1.33 and as updated from time to time pursuant to Section 2.4.1.

1.34 “CDR(s)” shall mean the six (6) complementarity determining regions, as defined by the Kabat database, of the heavy and light chains of a monoclonal antibody.

1.35 “Change of Control” means the occurrence of any of the following:

(a) A Party entering into a merger, consolidation, stock sale or sale or transfer of all or substantially all of its assets, or other similar transaction or several transactions with another entity, unless, following such transaction or transactions, (i) the individuals and entities who were the beneficial owners of the outstanding voting securities of such Party immediately prior to such transaction or transactions beneficially own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or similar governing persons of the corporation or other entity resulting from such transaction or transactions (“Successor”) in substantially the same proportions as their ownership immediately prior to such transaction or transactions of such outstanding voting securities, and (ii) at least fifty percent (50%) of the members of the Board of Directors or similar governing body of the Successor were members of the Board of Directors of such Party at the time of the execution of the initial agreement, or the action of the Board of Directors of such Party, governing such transaction or transactions; or

(b) any transaction or series of transactions in which any person or entity or group of persons or entities acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of such Party;

provided, however, that, notwithstanding subsections (a) or (b) above, a sale of a Party’s securities in an underwritten public offering of such Party’s securities to multiple non-affiliated investors shall not constitute a Change of Control.

1.36 “Class” means one of (a) the 18R5 Class, (b) the Fzd-Fc Class, (c) the Small Molecule Class, or (d) the Other Antibody Class.

1.37 “Clinical Trials” means Phase I Trials, Phase II Trials, Phase III Trials, Phase IV Trials, and/or variations of such trials (for example, phase II/III studies and other Pivotal Trials).

1.38 “Co-Development Option Period” means the period beginning on [***].

1.39 “Co-Development Plan” means a plan that details the Development activities to be conducted by OncoMed pursuant to this Agreement with respect to Biologic

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Collaboration Compounds included in a given Class as they arise during the Term after OncoMed elects to co-Develop a given Biologic Collaboration Compound pursuant to Section 3.8, and may include without limitation the following anticipated Development activities or events: [***]. The Co-Development Plan will include, without limitation, [***], and will be subject to Section 3.8.

1.40 “Collaboration” means the Research and Development activities, including without limitation any co-Development activities, conducted by the Parties pursuant to this Agreement.

1.41 “Collaboration Compound” means any Biologic Collaboration Compound or any Small Molecule Collaboration Compound.

1.42 “Collaboration Target” means any target that (a) was [***] (b) is in the Pathway.

1.43 “Combination Product” means a Product that includes a Collaboration Compound and at least one (1) additional therapeutically active pharmaceutical ingredient other than a Collaboration Compound. To be a Combination Product, the Product and all of its ingredients (including without limitation the drug substance) must be [***]. Except for those drug delivery vehicles, adjuvants or excipients that are recognized by the FDA as active ingredients, drug delivery vehicles, adjuvants, and excipients are hereby deemed not to be “therapeutically active pharmaceutical ingredients,” and their presence shall not be deemed to create a Combination Product for purposes of this Section 1.43.

1.44 “Commencement” or “Commence” means, when used with respect to Clinical Trials, the dosing of the first human patient with the first dose in such Clinical Trials.

1.45 “Commercialization” or “Commercialize” means activities directed to commercial-scale manufacturing, obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing, exporting, offering for sale or selling a Product, and carrying out Phase IV Trials or other Clinical Trials conducted for the purpose of market expansion, each commenced after First Commercial Sale of a Product anywhere in the world.

1.46 “Commercialization Plan” means, with respect to any BSP Development Compound, a plan that details the Commercialization activities to be conducted by BSP with respect to such BSP Development Compound and any Product containing such BSP Development Compound, which plan will outline [***].

1.47 “Commercially Reasonable Efforts” means, as to a Party and a Product, efforts consistent with the efforts and resources normally used by a pharmaceutical or biotechnology company, as applicable, of comparable size and resources of such Party, in the exercise of its reasonable business discretion relating to the Research, Development or Commercialization of a similar product with similar product characteristics, that is of similar market potential at a similar stage in its Development or product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the proprietary position of the compound or product, the regulatory structure involved, and other technical, legal, scientific and/or medical factors, and, solely with respect to BSP’s Development and/or Commercialization (but not Research) of Collaboration Compounds under this Agreement, the profitability of such Collaboration Compounds (including without limitation pricing and reimbursement status achieved) as compared to other products within BSP’s portfolio.

1.48 “Commercially Unreasonable” means that the activity referred to would be unreasonable to pursue given the efforts and resources normally used by a pharmaceutical or biotechnology company, as applicable, of comparable size and resources of such Party, in the exercise of its reasonable business discretion relating to such activity with respect to a similar product with similar product characteristics, that is of similar market potential at a similar stage in its Development or product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, and other technical, legal, scientific and/or medical factors, and, solely with respect to BSP’s Development and/or Commercialization (but not Research) of Collaboration Compounds under this Agreement, the profitability of such Collaboration Compounds (including without limitation pricing and reimbursement status achieved) as compared to other products within BSP’s portfolio.

1.49 “Committee” means each of the JSC and/or any subcommittees created by the JSC pursuant to Section 4.1.1(n).

1.50 “Competitive Infringement” has the meaning set forth in Section 8.4.1.

1.51 “Competitive Product” means any product sold by a Third Party, which product has received Regulatory Approval (a) through the use of an Abbreviated New Drug Application referencing a Product containing a Collaboration Compound under the Hatch-Waxman Act, or foreign equivalent thereof, or (b) as a biosimilar to a Product containing a Collaboration Compound as defined by Section 7002(a)(2) of the Biologics Price Competition and Innovation Act of 2009, or foreign equivalent thereof.

1.52 “Completion” means, when used with respect to a Clinical Trial, the date on which the Party conducting such Clinical Trial completes the statistical analysis and delivers to the other Party the findings of such statistical analysis for such Clinical Trial.

1.53 “Confidential Information” means all trade secrets, processes, formulae, data, Know-How, improvements, inventions, chemical or biological materials, chemical structures, techniques, marketing plans, strategies, customer lists, or other information that has been created, discovered, or developed by a Party, or has otherwise become known to a Party, or to which rights have been assigned to a Party, as well as any other information and materials that are deemed confidential or proprietary to or by a Party (including without limitation all information and materials of a Party’s customers and any other Third Party and their consultants) in each case that are disclosed by such Party to the other Party, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other by the disclosing Party in oral, written, graphic, or electronic form. Any such information that relates to

Inventions or Know-How invented or otherwise discovered or generated in whole or in part by one Party that are owned pursuant to Article 8 by the other Party shall be deemed disclosed by the Party owning such Invention or Know-How.

1.54 “Controlled” or “Controls” means, when used in reference to Know-How, Confidential Information, or intellectual property rights, the legal authority or right of a Party (or any of its Affiliates) to grant a license or sublicense of such Know-How or intellectual property rights to the other Party, or to otherwise disclose such Know-How or Confidential Information to such other Party, without breaching the terms of any agreement with a Third Party, or misappropriating such Know-How or Confidential Information of a Third Party.

1.55 “Data” means any test data including, by way of example, data generated by pharmacological, medicinal chemistry, biological, chemical, biochemical, or toxicological tests conducted in any pre-clinical or clinical experiment or trial, including but not limited to any Clinical Trial, as well as analytical and quality control data, stability data, data arising from other studies and procedures and manufacturing process and development activities.

1.56 “Development” means all non-clinical, pre-clinical and clinical drug development activities reasonably relating to the development of therapeutic compounds, including without limitation biologic or small molecule compounds, and submission of information to a Regulatory Authority. Development shall include without limitation toxicology, pharmacology, and other non-clinical and pre-clinical efforts, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies and activities relating to obtaining Regulatory Approval, but excluding all Research and Commercialization activities. When used as a verb, “Develop” means to engage in Development.

1.57 “Development Plan” means a Biologic Development Plan, Small Molecule Development Plan and/or Co-Development Plan, individually or collectively.

1.58 “Diagnostic Kit” means a product containing reagents and other items necessary to conduct a test to detect the presence of or to measure a given Biomarker in a given Patient Sample.

1.59 “Dispute Resolution Procedure” means the dispute resolution procedure described in Section 12.2.

1.60 “Dollar” or “$” means the lawful currency of the United States.

1.61 “Domain Name” means any identification label that defines a realm of administrative autonomy, authority, or control on the Internet that is identical or similar to any Trade Mark.

1.62 “Early Development” means, on a compound-by-compound basis:

(a) with respect to any Biologic Collaboration Compound other than an OncoMed Development Compound, those Development activities relating to such Biologic Collaboration Compound that occur prior to the occurrence of both of the following subsections (i) and (ii) with respect to such Biologic Collaboration Compound:

(i) [***] and

(ii) the [***]; and

(b) with respect to any Small Molecule Collaboration Compound, those activities that occur prior to the occurrence of both of the following subsections (i) and (ii) with respect to such Small Molecule Collaboration Compound:

(i) [***]

(ii) [***].

1.63 “EMA” means the European Medicines Agency, or any successor agency thereto.

1.64 “Europe” or “EU” means the countries that are members of the European Union as of the Effective Date of this Agreement or that become members of the European Union thereafter.

1.65 “Exclusivity Extension” means any applicable exclusivity extensions for a pharmaceutical product, including without limitation pediatric, biologic product, or data exclusivity, in a country with respect to a product (such as those periods listed in the FDA’s Orange Book or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and equivalents in other countries in the Territory).

1.66 “Executive Officers” has the meaning set forth in Section 12.2.

1.67 “Existing Agreements” means (a) the Michigan License, (b) the Lonza Agreements, (c) the MorphoSys Agreement, and (d) any amendments thereof or successor agreements or agreements entered into pursuant to the terms of any such agreements.

1.68 “Expert Dispute Resolution Procedure” means the dispute resolution procedure described in Section 12.3.

1.69 “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.70 “Field” means [***].

1.71 “First Commercial Sale” means, with respect to any Product, the first sale invoiced for use or consumption by an end-user of such Product in any country in the Territory after Regulatory Approval of such Product has been granted, or such marketing and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

sale is otherwise permitted, by the Regulatory Authority of such country, excluding registration samples, compassionate use, and use in Phase IV Trials for which no payment has been received.

1.72 “Fzd-Fc Class” means [***].

1.73 “Fzd-Fc Collaboration Compound” means any compound in the Fzd-Fc Class.

1.74 “Fzd-Fc Decision Date” means the date upon which BSP must decide whether to maintain the BSP Option for the Fzd-Fc Class, which shall be the [***] of subsections (a) and (b):

(a) the date upon which the BSP Option for the Fzd-Fc Class would expire under Section 1.25 without regard to the second proviso in Section 1.25; and

(b) [***] days after the date upon which both of the following subsections (i) and (ii) have occurred:

(i) [***]

(ii) [***].

1.75 “GAAP” means generally accepted accounting principles in the United States, consistently applied.

1.76 “Good Clinical Practices” or “GCP” means the standards, practices and procedures set forth in the guidelines entitled in “Good Clinical Practice: Consolidated Guideline,” including without limitation related regulatory requirements imposed by the FDA and (as applicable) any equivalent or similar standards in jurisdictions outside the United States, to the extent that such standards are applicable in the jurisdiction in which the relevant Clinical Trial is conducted or required to be followed in the jurisdiction in which Regulatory Approval of a product will be sought.

1.77 “Good Laboratory Practices” or “GLP” means the regulations set forth in 21 C.F.R. Part 58 and the requirements expressed or implied thereunder imposed by the FDA and (as applicable) any equivalent or similar standards in jurisdictions outside the United States.

1.78 “Good Manufacturing Practices” or “GMP” means the regulations set forth in 21 C.F.R. Parts 210–211, 820 and 21 C.F.R. Subchapter C (Drugs), Quality System Regulations and the requirements thereunder imposed by the FDA, and, as applicable, any similar or equivalent regulations and requirements in jurisdictions outside the United States.

1.79 “IFRS” means the International Financial Reporting Standards.

1.80 “IND” means any Investigational New Drug application, as defined in the United States Federal Food, Drug and Cosmetics Act, as amended from time to time, and the regulations promulgated thereunder, filed with the FDA pursuant to Part 312 of Title 21 of the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the United States (such as a clinical trial authorization, or CTA, in the European Union) necessary to commence Clinical Trials.

1.81 “Indemnification Claim” has the meaning set forth in Section 10.3.

1.82 “Indemnitee” has the meaning set forth in Section 10.3.

1.83 “Indemnitor” has the meaning set forth in Section 10.3.

1.84 “Independent BSP Assay Inventions” means all Assay Technology Improvements invented or otherwise discovered or generated in whole or in part by BSP in the course of performing activities pursuant to this Agreement that are [***].

1.85 “Indication” means any disease or condition [***].

1.86 “Inventions” has the meaning set forth in Section 8.1.1.

1.87 “Joint Development Sub-Committee” or “JDS” has the meaning set forth in Section 4.2.1.

1.88 “Joint Project Team” or “JPT” has the meaning set forth in Section 4.3.1.

1.89 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 4.1.1.

1.90 “JSC Chairperson” has the meaning set forth in Section 4.1.2.

1.91 “Know-How” means Materials, Data, Results, technical information and know-how, including without limitation biological, chemical, pharmacological, toxicological, clinical, assay and related Materials, manufacturing, preclinical and clinical data, specifications for ingredients, the manufacturing processes, formulation, other specifications, sourcing information, quality control and testing procedures, and related know-how and trade secrets.

1.92 “Late BSP Development Compound” means:

(a) [***]; or

(b) [***];

in each of subsection (a) and (b), with respect to which BSP will conduct Development and Commercialization pursuant to this Agreement, subject to Section 3.6.7.

1.93 “Late Development” means, on a compound-by-compound basis:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) with respect to any Biologic Collaboration Compound other than an OncoMed Development Compound, those Development activities relating to such Biologic Collaboration Compound that occur after the occurrence of both of the following subsections (i) and (ii) with respect to such Biologic Collaboration Compound:

(i) [***]; and

(ii) [***]; and

(b) with respect to any Small Molecule Collaboration Compound, those activities that occur after the occurrence of both of the following subsections (i) and (ii) with respect to such Small Molecule Collaboration Compound:

(i) [***]

(ii) [***].

1.94 “Law” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.95 “Lonza Agreements” means (a) the Research Evaluation Agreement, by and between OncoMed and Lonza Sales AG, effective as of October 9, 2006, as novated and amended (“Lonza Research Agreement”), (b) the Master Services Agreement, by and between OncoMed and Lonza Sales AG, effective as of October 9, 2006, as amended (“Lonza MSA”), and (c) any amendments thereof or successor agreements or agreements entered into pursuant to the terms of any such agreements (subject to Section 5.5.1), including without limitation any commercial license described in Section 3(a) of Exhibit 5.5.

1.96 “Losses and Claims” has the meaning set forth in Section 10.1.

1.97 “Major Country” means (a) [***].

1.98 “Materials” means any tangible biological, chemical or physical materials, including, for example, compounds, cell lines, gene constructs, and laboratory animals, and parts or components thereof, including without limitation tissues and fluids.

1.99 “Michigan License” means the license agreement among OncoMed, the State of Michigan and the Regents of the University of Michigan for rights to certain technology owned or otherwise controlled by the State of Michigan and the Regents of the University of Michigan, dated January 5, 2001, as amended.

1.100 “MorphoSys Agreement” means the Subscription and License Agreement, by and between OncoMed and MorphoSys AG, effective as of June 1, 2006.

1.101 “NDA” means a New Drug Application that is submitted to the FDA, or a foreign equivalent of the FDA, for marketing approval for a Product containing a Small

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Molecule Collaboration Compound in the United States or any other country in the Territory, respectively.

1.102 “NDA Approval” means the approval of an NDA by the FDA or other applicable Regulatory Authority for a Product containing a Small Molecule Collaboration Compound in the United States or any other country in the Territory, respectively.

1.103 “Net Sales” means, with respect to a particular time period, the total amounts invoiced to Third Parties by either Party, its Affiliates or Sublicensees for sale of Products made during such time period to Third Parties, less the following deductions:

(a) discounts, including without limitation cash and quantity discounts, credits, allowances, charge-back payments, revenue-based bonuses paid to distributors, and rebates, actually granted to trade customers, managed health care organizations, federal, state, or local government and the agencies, purchasers, and reimbursers of managed health organizations or federal, state, or local government (as required by Law or applicable Regulatory Authorities);

(b) credits or allowances actually given or allowed upon damaged goods, rejections, or returns of such Products, including without limitation in connection with recalls;

(c) freight, postage, distribution, shipping, transportation, packing, handling and insurance charges, in the amount of [***] of the total amounts invoiced;

(d) bad debts actually written off in connection with such Products, not to exceed [***] of the total amounts invoiced;

(e) taxes (other than income or withholding taxes), duties, tariffs, or other governmental charges levied on the sale of such Products to the extent billed, including without limitation value-added taxes, sales and excise taxes, net of all reimbursements and allowances; and

(f) costs of customer programs, such as cost effectiveness or patient assistance studies or programs designed to aid in patient compliance with medication schedules in connection with the sales of a Product, solely to the extent such programs are mutually agreed upon by the Parties.

Notwithstanding the foregoing, amounts billed by the Party, its Affiliates, or their respective sublicensees for the sale of Products among the Party, its Affiliates or their respective Sublicensees for resale shall not be included in the computation of Net Sales hereunder. Net Sales shall be accounted for in accordance with GAAP or IFRS, as applicable. Net Sales shall exclude any samples of Product transferred or disposed of at no cost for promotional or educational purposes.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Notwithstanding the foregoing, in the event a Product is sold in a country in the Territory as a Combination Product, Net Sales of the Combination Product will be calculated as follows:

(i) If Product and other active component(s) each are sold separately in such country, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/(A+B), where A is the average gross selling price in such country of the Product sold separately in the same formulation and dosage, and B is the sum of the average gross selling prices in such country of such other active component(s) sold separately in the same formulation and dosage, during the applicable Calendar Year.

(ii) If the Product is sold independently of the other active component(s) therein in such country, but the average gross selling price of such other active component(s) cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/C where A is the average gross selling price in such country of such Product sold independently and C is the average gross selling price in such country of the entire Combination Product.

(iii) If the other active component(s) are sold independently of the Product therein in such country, but the average gross selling price of such Product cannot be determined, Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction [1-B/C], where B is the average gross selling price in the Territory of such other active component(s) and C is the average gross selling price in the Territory of the entire Combination Product.

(iv) If the Product and other active component(s) are not sold separately, or if they are sold separately but the average gross selling price of neither such Product nor other active component(s) within can be determined, in such country, Net Sales of the Combination Product will be calculated by multiplying the total Net Sales of the Combination Product in such country by the fraction X/(X+Y), where X is the average cost of manufacturing actually incurred by BSP for such Product, and Y is the sum of the average manufacturing costs of such other active components.

For purposes of the foregoing, in the Calendar Year during which a Combination Product is first sold in a country, a forecasted average gross selling price shall be used for the Product and the other active component(s), to be determined in good faith mutually by the Parties. Any over or under payment due to a difference between forecasted and actual average gross selling prices in such country shall be paid or credited, as applicable, in the first royalty payment of the following Calendar Year. In the following Calendar Year the average gross selling price of both the Product and the other active component(s) included in the Combination Product in the previous Calendar Year shall apply.

1.104 “ODC Competitive Infringement” has the meaning set forth in Section 8.4.1.

1.105 “OncoMed Development Compound” means any Collaboration Compound and/or Product for which OncoMed has the exclusive (as between the Parties) right to conduct Development and/or Commercialization as described in Sections 3.1.2(d), 3.1.4(c), 3.4.1, 3.6.7, and 11.6.1.

1.106 “OncoMed Diagnostic Kit” means a Diagnostic Kit that is being Developed, based on Biomarker Technology, by OncoMed or a collaborator with which OncoMed is Developing such Diagnostic Kit, but that is not commercially available, and that is useful for the Development or Commercialization of BSP Development Compounds.

1.107 “OncoMed Intellectual Property” means the OncoMed Patents and the OncoMed Know-How.

1.108 “OncoMed Know-How” means all Know-How Controlled by OncoMed or its Affiliates as of the Effective Date or at any time during the Term that is (i) [***] or (ii) [***]. “OncoMed Know-How” shall include any and all Know-How Controlled by OncoMed that is within the OncoMed Owned Inventions.

1.109 “OncoMed Owned Inventions” has the meaning set forth in Section 8.1.3.

1.110 “OncoMed Patents” means any and all (a) Patents that are Controlled by OncoMed as of the Effective Date as set forth on Exhibit 1.110 and (b) other Patents that (i) are Controlled by OncoMed or its Affiliates during the Term and (ii) [***], provided that [***]. “OncoMed Patents” shall include any and all Patents Controlled by OncoMed that claim or disclose any OncoMed Owned Inventions.

1.111 “Other Antibody Class” means all Antibody Collaboration Compounds that are not [***].

1.112 “Patent Representative” has the meaning set forth in Section 4.5.1.

1.113 “Patents” means patents and patent applications and (a) any foreign counterparts thereof, (b) all divisionals, continuations, continuations in-part thereof or any other patent application claiming priority directly or indirectly to (i) any such specified patents or patent applications or (ii) any patent or patent application from which such specified patents or patent applications claim direct or indirect priority, and (c) all patents issuing on any of the foregoing, and any foreign counterparts thereof, together with all registrations, reissues, re-examinations, renewals, supplemental protection certificates, or extensions of any of the foregoing, and any foreign counterparts thereof.

1.114 “Pathway” has the meaning set forth in Exhibit 1.113.

1.115 “Patient Sample” means tissue, fluid, or cells collected from a patient, or components of the foregoing.

1.116 “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association or other entity.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.117 “Phase I Trial” means a Phase Ia Trial and/or a Phase Ib Trial.

1.118 “Phase Ia Trial” means a human clinical trial of a compound, the principal purpose of which is a preliminary determination of safety, pharmacokinetics, and pharmacodynamic parameters in healthy individuals or patients, as described in 21 C.F.R. 312.21(a), or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.119 “Phase Ib Trial” means a human clinical trial of a product, the principal purpose of which is a further determination of safety and pharmacokinetics of the compound in combination with concomitant treatment after an initial Phase Ia Trial, prior to Commencement of Phase II Trials or Phase III Trials, and which provides (itself or together with other available Data) sufficient evidence of safety to be included in filings for a Phase II Trial or a Phase III Trial with Regulatory Authorities, or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.120 “Phase II Trial” means a human clinical trial of a compound in any country that would satisfy the requirements of 21 C.F.R. 312.21(b) or equivalent Regulatory Filings with similar requirements in a country other than the United States and is intended to explore a variety of doses, dose response, and duration of effect, and to generate initial evidence of clinical safety and activity in a target patient population.

1.121 “Phase III Trial” means a human clinical trial of a compound performed after evidence suggesting effectiveness of the compound has been obtained pursuant to one (1) or more Phase II Trial(s), conducted for inclusion in: (a) that portion of an FDA submission and approval process which provides for the continued trials of a product on sufficient numbers of human patients to confirm with statistical significance the safety and efficacy of a product sufficient to support a Regulatory Approval for the proposed indication, as more fully described in 21 C.F.R. 312.21(c), or (b) equivalent Regulatory Filings with similar requirements in a country other than the United States.

1.122 “Phase IV Trial” means a human clinical trial for a Product Commenced after receipt of Regulatory Approval in the country for which such trial is being conducted and that is conducted within the parameters of the Regulatory Approval for the Product. Phase IV Trials may include, without limitation, epidemiological studies, modeling and pharmacoeconomic studies, investigator sponsored clinical trials of Product and post-marketing surveillance studies.

1.123 “Pivotal Trial” means any Clinical Trial of a Product, including without limitation a Phase III Trial, that is designed to support the filing of a BLA or NDA for such Product.

1.124 “Product” means any product that contains a Collaboration Compound as a therapeutically active ingredient.

1.125 “Reasoned Decision” is a decision that is not arbitrary and capricious and shall be explained to the Party entitled to receive such decision.

1.126 “Regulatory Approvals” means, with respect to any product in any jurisdiction, all approvals from any Regulatory Authority necessary for the sale of the product in such jurisdiction in accordance with Law, including without limitation a BLA Approval or an NDA Approval.

1.127 “Regulatory Authority” means any national or supranational governmental authority, including without limitation the FDA, EMA or Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto), that has responsibility in countries in the Territory over the Development and/or Commercialization of a Collaboration Compound and/or a Product.

1.128 “Regulatory Filings” means any and all regulatory applications, filings, approvals and associated correspondence required to Develop, manufacture, market, sell and import Products in, or into, each country or jurisdiction in the Territory.

1.129 “Relevant BSP Patents” has the meaning set forth in Section 8.3.1.

1.130 “Research” means the scientific investigation conducted to discover compounds that are useful to treat or prevent diseases or conditions, including without limitation cancer, by modulation of the Pathway.

1.131 “Results” means any analysis, conclusions or hypotheses drawn from any Data regarding the safety, efficacy, performance or other characteristic of any chemical, compound, reagent or biological material, regardless of whether such analysis, conclusions or hypotheses are published or submitted to any Regulatory Authority.

1.132 “Royalty Term” means, on a country-by-country and Product-by-Product basis, subject to Section 6.4.2:

(a) for Products containing BSP Development Compounds that are Small Molecule Collaboration Compounds, the period commencing upon First Commercial Sale of such Product in the country of sale and ending on the date that is the last to occur of:

(i) [***]

(ii) [***]

(iii) [***]

(iv) [***]

(v) [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) for Products containing BSP Development Compounds that are Biologic Collaboration Compounds, the period commencing upon the First Commercial Sale of such Product in the country of sale and ending on the date that is the last to occur of:

(i) [***]

(ii) [***]

(iii) [***].

1.133 “Small Molecule Advancement” means the decision by BSP to advance Small Molecule Collaboration Compounds into the Collaboration for further Development and potential Commercialization and to obtain the license set forth in Section 5.1.1, which shall be deemed to occur upon [***].

1.134 “Small Molecule Class” means any and all Small Molecule Collaboration Compounds.

1.135 “Small Molecule Collaboration Compound” means any molecule that [***]. “Small Molecule Collaboration Compounds” shall not include (a) [***].

1.136 “Small Molecule Development Plan” means a plan that, depending upon the stage of Development, details the Research and/or Development activities to be conducted pursuant to this Agreement with respect to Small Molecule Collaboration Compounds during the Term, and may include without limitation the following anticipated Development activities or events: [***]. The Small Molecule Development Plan will include, without limitation, [***].

1.137 “Small Molecule Research Term” means the period commencing from the Effective Date and ending upon the [***] to occur or either (a) [***].

1.138 “Sublicense” means a written agreement pursuant to which a Third Party or an Affiliate became a Sublicensee.

1.139 “Sublicensee” means any Third Party granted a sublicense by BSP of any of the rights licensed to BSP by OncoMed under Section 5.1 or under any Patents and Know-How Controlled by BSP claiming or disclosing Small Molecule Collaboration Compounds. For avoidance of doubt, a “Sublicensee” shall include, without limitation, (a) a Third Party to whom BSP has granted the right to promote or distribute a Product if such Third Party is principally responsible for marketing and promotion of such Product within a particular country or territory, (b) the party to a further sublicense as set forth in Section 5.2.5, and/or (c) a Third Party granted a sublicense by OncoMed of any of the rights granted to it by BSP hereunder.

1.140 “Substitute Compound” has the meaning set forth in Section 2.4.4.

1.141 “Term” has the meaning set forth in Section 11.1.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.142 “Territory” means any and all countries in the world.

1.143 “Third Party” means any Person other than BSP, OncoMed, and their respective Affiliates.

1.144 “Trade Mark” means any trademark, name, logotype or trade dress owned or otherwise Controlled by BSP or any Affiliate of BSP, and used by BSP in connection with the marketing of any Product under this Agreement in the Territory.

1.145 “United States” or “U.S.” means the United States of America and all its territories and possessions.

1.146 “Valid Claim” means:

(a) an issued claim of an issued patent that has not (i) expired or been canceled, (ii) been declared invalid by a decision of a court or other appropriate body of competent jurisdiction, from which no appeal is or can be taken, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (iv) been abandoned or disclaimed; and

(b) a claim included in a [***] and that has not been (i) [***]; provided, however, that, if a claim of a [***] than [***], such claim will not constitute a Valid Claim for the purposes of this Agreement [***], provided, further, that, for purposes of the foregoing proviso, any [***] shall be considered [***].

2. COLLABORATION OVERVIEW; RESEARCH AND DEVELOPMENT OF COLLABORATION COMPOUNDS

2.1 Collaboration Overview.

2.1.1 OncoMed shall undertake Research and Early Development activities for all Biologic Collaboration Compound Classes with the objective of Developing Biologic Collaboration Compounds that meet the Candidate Selection Criteria to enable BSP to determine its interest in exercising the BSP Option for the respective Biologic Collaboration Compound Classes pursuant to Section 3.1.1. In addition, BSP, with the assistance of OncoMed, shall undertake Research and Early Development activities with the objective of Developing Small Molecule Collaboration Compounds that meet the Candidate Selection Criteria to enable BSP to determine whether to advance Small Molecule Collaboration Compounds into the Collaboration.

2.1.2 If BSP exercises a BSP Option for any Biologic Collaboration Compound Class in accordance with Section 3.1 or if the Small Molecule Advancement occurs in accordance with Section 3.2, the Biologic Collaboration Compounds in such Biologic Collaboration Compound Class that are Late BSP Development Compounds or the Small Molecule Collaboration Compounds, respectively, shall be further Developed and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Commercialized by BSP, its Affiliates or Sublicensees, as described in, and subject to the terms and conditions of, this Agreement. Except as otherwise provided in this Agreement, any Product containing any Biologic Collaboration Compound in a Class for which the BSP Option is exercised, or any Small Molecule Collaboration Compound, if the Small Molecule Advancement occurs, shall be marketed and sold by BSP, its Affiliates and Sublicensees, and BSP shall pay milestones and royalties to OncoMed in accordance with Article 6 with respect thereto; provided that OncoMed may exercise its option to undertake co-Development activities with respect to any such Candidate Selection Compounds that are Biologic Collaboration Compounds as and to the extent set forth in Section 3.8.

2.1.3 Generally, except as otherwise expressly provided in this Agreement or in a Biologic Development Plan, (a) OncoMed shall be responsible for, and shall bear the costs and expenses incurred in connection with the conduct of, all Research and Early Development activities with respect to Biologic Collaboration Compounds, including without limitation BSP Development Compounds that are Biologic Collaboration Compounds but are not Late BSP Development Compounds, under this Agreement during the Biologic Research and Early Development Term, subject to Section 3.3, and (b) BSP shall be responsible for, and shall bear the costs and expenses incurred in connection with the conduct of, all Late Development activities under this Agreement with respect to Biologic Collaboration Compounds that are Late BSP Development Compounds. Generally, except as otherwise expressly provided in this Agreement or in a Small Molecule Development Plan, BSP (with the assistance of OncoMed as set forth in the Small Molecule Development Plan) shall be primarily responsible for, and shall bear the costs and expenses incurred in connection with the conduct of, all Research and Development activities with respect to Small Molecule Collaboration Compounds. OncoMed, at its expense, will perform certain assays, in vitro and/or in vivo screening, or other Development activities, and provide the quantities of Materials required for the [***] described in the initial Small Molecule Development Plan, and additional reasonable quantities of other Materials required by BSP in connection with the Development of Small Molecule Collaboration Compounds conducted under a Development Plan, as described in Section 2.3.3.

2.2 Efforts.

2.2.1 Pursuant to this Agreement, OncoMed shall use Commercially Reasonable Efforts to, during the Biologic Research and Early Development Term: (a) Research and progress at least three (3) Biologic Collaboration Compounds [***] and (b) advance at least two (2) Candidate Selection Compounds that are Biologic Collaboration Compounds through to [***]. For clarity, the Parties acknowledge that the [***] has [***] Candidate Selection Compound, [***].

2.2.2 Pursuant to this Agreement, BSP shall use Commercially Reasonable Efforts to, during the Small Molecule Research Term: (a) [***] and (b) [***].

2.2.3 Each Party shall use Commercially Reasonable Efforts to perform the activities assigned to such Party in each Development Plan.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3 Research and Development Activities Prior to Exercise of a BSP Option or Small Molecule Advancement.

2.3.1 Commencement of Research and Development Activities. Each Party shall commence Research and Development efforts to identify Candidate Selection Compounds other than the 18R5 Collaboration Compound as soon as reasonably practicable after the Effective Date as described in Sections 2.1 and 2.2. The Parties hereby confirm that OncoMed has initiated Research and Development activities with respect to the 18R5 Collaboration Compound and an Fzd-Fc Collaboration Compound as of the Effective Date.

2.3.2 Inclusion of Collaboration Compounds in a Class. During the Biologic Research and Early Development Term, as OncoMed identifies Biologic Collaboration Compounds, OncoMed shall inform the JSC of the identity of such compound and the Biologic Collaboration Compound Class to which such compound belongs. After the JSC verifies that such a Collaboration Compound is a member of the applicable Biologic Collaboration Compound Class, the relevant Collaboration Compound shall be designated as a member of the 18R5 Class, a member of the Fzd-Fc Class, or a member of the Other Antibody Class. During the Small Molecule Research Term, as BSP identifies Small Molecule Collaboration Compounds, BSP shall inform the JSC of the identity of such compound. After the JSC verifies that such a Small Molecule Collaboration Compound is a member of the Small Molecule Class, such compound shall be so designated. If the JSC cannot agree whether a particular compound should be designated as a member of the 18R5 Class, a member of the Fzd-Fc Class, a member of the Other Antibody Class, or a member of the Small Molecule Class, the dispute shall be first escalated as described in Section 12.1 and, if necessary, then decided under the Expert Dispute Resolution Procedures set forth in Section 12.3.

2.3.3 Transfer of Assay Technology. From time to time during the Small Molecule Research Term, OncoMed shall transfer to BSP OncoMed Know-How necessary to enable BSP to practice the Assay Technology identified by the JSC as necessary for BSP to perform in vitro assays, or other activities that the JSC agrees are necessary for BSP to perform, in Developing Small Molecule Collaboration Compounds pursuant to the Small Molecule Development Plan. OncoMed shall transfer the quantities of Materials for the [***] to be performed pursuant to the initial Small Molecule Development Plan as described in Section 2.1.3 and other Materials as set forth in the Small Molecule Development Plan. The Small Molecule Development Plan shall specify any additional OncoMed Know-How and Materials to be transferred; [***]. During the Small Molecule Research Term, each Party will keep the other Party informed of any and all Assay Technology Improvements and otherwise provide additional materials, protocols, and other information necessary to enable the other Party to practice such Assay Technology Improvements. After the expiration of the Small Molecule Research Term, BSP shall not be permitted to use any OncoMed Know-How for the practice of the Assay Technology, and BSP shall return any tangible OncoMed Know-How transferred by OncoMed to BSP under this Section 2.3.3 promptly after such expiration, unless there is an active ongoing program to identify back-up Small Molecule Collaboration Compounds. [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3.4 Consultation. Each Party will provide reasonable consultation to the other Party, as requested by the other Party, in connection with such other Party’s Research and Development activities under this Agreement, [***] other than as set forth in Section 3.6.7.

2.3.5 Development Presentations. Subject to Section 3.6.2, each Party will provide the JSC with presentations at JSC meetings at the request of the other Party’s JSC members. Each presentation shall include [***]. Such presentations may also include summaries of the costs incurred by such Party in the performance of such Research and Development activities prior to the date of such report. Upon request by the JSC, each Party shall provide the JSC with information included in Exhibit 4.1.1.

2.3.6 Records. Each Party shall, and shall require its contractors and Sublicensees to, maintain complete and accurate hard and/or electronic copies of records of all work conducted in furtherance of the Research and Development of Collaboration Compounds and all results, data, and developments made in conducting such activities. Such records shall be complete and accurate and shall fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

2.3.7 Research and Development Standards. Each Party shall conduct all such Research and Development activities in compliance with Law, including without limitation all legal and regulatory requirements pertaining to the design and conduct of Clinical Trials.

2.3.8 Regulatory Responsibilities and Costs. OncoMed shall prepare, file, maintain, and own all Regulatory Filings and related submissions with respect to each Biologic Collaboration Compound that is not a Late BSP Development Compound, and shall bear the cost of such preparation. BSP shall prepare, file, maintain and own all Regulatory Filings and related submissions with respect to each Late BSP Development Compound and each Small Molecule Collaboration Compound and shall bear the cost of such preparation. Any Regulatory Filing prepared, filed, maintained or owned by OncoMed with respect to any Clinical Trial for a Late BSP Development Compound prior to exercise of the BSP Option with respect to such compound, and any related submissions, shall be transferred to BSP and OncoMed shall conduct co-Development activities, if any, under such Regulatory Filings. If OncoMed makes any such filings or submissions, it shall provide copies of such proposed filings or submissions to BSP in advance and incorporate BSP’s reasonable comments on such filings or submissions.

2.3.9 Subcontracting. Each Party may perform any activities in support of its Research and Early Development of Collaboration Compounds under this Agreement through subcontracting to a Third Party contractor or contract service organization; provided that: (a) none of the rights of the other Party hereunder are materially adversely affected as a result of such subcontracting; (b) any such Third Party subcontractor to whom such Party discloses Confidential Information shall enter into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 9; (c) such Party will obligate such Third Party to agree [***], and Know How generated by such Third

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Party, in performing such services for such Party that are necessary for the Development or Commercialization of Collaboration Compounds, Candidate Selection Compounds, or Products, as applicable; and (d) such Party shall at all times be responsible for the performance of such subcontractor. Each Party shall provide the other Party [***] any subcontracts proposed to be entered into after the Effective Date for [***]. BSP shall [***] the JSC shall discuss and agree upon [***].

2.4 Selection of Candidate Selection Compounds.

2.4.1 General. The Parties have agreed upon the initial Candidate Selection Criteria for each Class, attached as Exhibit 1.33 as of the Effective Date. The JSC may modify the Candidate Selection Criteria for each Class from time to time during the Term pursuant to Section 4.1.1(a) [***]; provided that, if OncoMed has used Commercially Reasonable Efforts to perform its obligations under a Small Molecule Development Plan in accordance with the originally agreed upon Candidate Selection Criteria, OncoMed shall not be in breach of its obligations under Section 2.2.3 to the extent such obligations relate to the changes made to such Candidate Selection Criteria, but OncoMed shall nonetheless use good faith efforts to perform activities in connection with such changed Candidate Selection Criteria. Each Party will test the Collaboration Compounds for which it is responsible for performing Research and Early Development pursuant to Section 2.2 using the Assay Technology as set forth in the Biologic Development Plan or the Small Molecule Development Plan, and using other appropriate analytical and evaluative tools and methods, to generate the data required to evaluate such a Collaboration Compound against the Candidate Selection Criteria.

2.4.2 Notification of Candidate Selection Compounds. Each Party will notify the JSC upon its identification of a Candidate Selection Compound and will provide the JSC with data and information supporting such Party’s determination that the Collaboration Compound has met the Candidate Selection Criteria. The JSC shall verify such Party’s designation of the Collaboration Compound as a Candidate Selection Compound as soon as reasonably practicable, but in no event later than [***] following the receipt of such notice and data and information from the notifying Party. If the JSC cannot agree whether a Biologic Collaboration Compound has met the Candidate Selection Criteria, [***] such dispute shall be first escalated as described in Section 12.2 and, if necessary, then decided under the Expert Dispute Resolution Procedures set forth in Section 12.3. Notwithstanding anything to the contrary, the Parties agree that [***]. If the JSC cannot agree whether [***], such dispute shall be first escalated as described in Section 12.2, but if such executives cannot resolve such dispute, [***].

2.4.3 Selection of Collaboration Compounds Not Meeting Candidate Selection Criteria. The JSC shall have the discretion to accept any Collaboration Compound as a Candidate Selection Compound that does not meet the Candidate Selection Criteria for the relevant Class, and upon such acceptance, such Collaboration Compound shall be a Candidate Selection Compound for all purposes under this Agreement. If the JSC does not agree that such Collaboration Compound should be selected as a Candidate Selection Compound, such matter shall not be escalated for resolution, and such Collaboration Compound shall not be deemed a Candidate Selection Compound under this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.4.4 Substitute Compounds. Within [***] after selection by the JSC of a Candidate Selection Compound pursuant to Section 2.4.2 or 2.4.3, the JSC shall determine whether such Candidate Selection Compound shall be deemed a compound that may be substituted as a backup compound at a later time for any previously selected Candidate Selection Compound that binds to and/or directly modulates the same Collaboration Target if, based on properties of the previously selected Candidate Selection Compound, the previously selected Candidate Selection Compound Development is terminated and the newly identified Candidate Selection Compound may possess improved properties more suitable for Development (any such Candidate Selection Compound, a “Substitute Compound” solely with respect to such previously selected Candidate Selection Compound); provided that, for each Candidate Selection Compound that is not deemed a Substitute Compound itself, there may be no more than [***] that [***] a Substitute Compound therefor at any given time. If the JSC cannot agree whether a particular compound should be designated as a Substitute Compound, neither Party will have final decision-making authority, and such dispute shall be first escalated as described in Section 12.2 and, if necessary, then decided under the Expert Dispute Resolution Procedures set forth in Section 12.3. For clarity, this Section 2.4.4 is intended to address only the characterization of a Collaboration Compound as a Substitute Compound for purposes of payments to be made pursuant to Section 6.3.4, and nothing in this Section 2.4.4 shall impact BSP’s or OncoMed’s own decisions on whether or not to Develop and/or Commercialize any Substitute Compound.

2.5 Development Plans for Candidate Selection Compounds. The Parties have agreed on a Biologic Development Plan proposed by OncoMed for the Research activities to be initiated with regard to the identification of new Biologic Collaborations Compounds and Early Development activities for each Biologic Collaboration Compound to be Developed as of the Effective Date, and a Small Molecule Development Plan proposed by BSP for Research activities to be initiated with regard to the identification of Small Molecule Collaboration Compounds as of the Effective Date. Such Development Plans are appended to this Agreement as Exhibit 2.5. The JSC may approve modifications of such Development Plans from time to time, provided, however, that no Small Molecule Development Plan may [***] taking into account [***]. Thereafter, during the Biologic Research and Early Development Term, the JSC shall approve a Biologic Development Plan proposed by OncoMed for each new Biologic Collaboration Compound that OncoMed elects to Develop after the Effective Date, and during the Small Molecule Research Term the JSC shall approve a Small Molecule Development Plan proposed by BSP for each new Small Molecule Collaboration Compound that BSP elects to Develop after the Effective Date. Such Development Plans shall be similarly updated and approved annually or more frequently as approved by the JSC.

2.6 Manufacture and Supply. OncoMed shall be solely responsible at its expense for making or having made all of its requirements of any Biologic Collaboration Compound that is not a Late BSP Development Compound, including without limitation the conduct of process development, manufacturing, fill and finish, testing and supply of clinical supplies of such Biologic Collaboration Compounds for Development purposes, itself or through Third Party contract manufacturers; provided that, with respect to any material subcontracts entered into after the Effective Date, [***]. As described in Section 3.7, BSP shall be solely responsible at its expense for making or having made all of its requirements of any Late BSP

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Development Compound and any Small Molecule Collaboration Compound. Each Party and its Third Party contractors shall manufacture, handle, store and ship all Collaboration Compounds and Products containing such compounds in compliance with all Law, with all applicable Regulatory Filings, and with its applicable internal specifications and quality control procedures.

2.7 Adverse Event Reporting. The Parties agree to exchange all relevant information that relates to the safety of Collaboration Compounds (e.g., serious adverse drug reactions). Prior to the earlier of ninety (90) days after the Effective Date, enrollment of the first patient in a Clinical Trial relating to a Collaboration Compound that is conducted by or on behalf of BSP, or the filing of the first IND for a Product by BSP, the Parties will enter into a pharmacovigilance agreement to govern the investigation of and action to be taken with regard to Collaboration Compound-related serious adverse experiences. Such agreement shall contain reasonable terms and conditions as are typically included in agreements of similar nature, including without limitation provisions enabling each of the Parties to comply with its legal obligations with respect to Collaboration Compound-related serious adverse experiences worldwide. Such pharmacovigilance agreement will promptly be amended as changes in legal obligations require or as otherwise agreed by the Parties.

3. BSP OPTION; SMALL MOLECULE ADVANCEMENT; DEVELOPMENT AND COMMERCIALIZATION OF BSP DEVELOPMENT COMPOUNDS

3.1 BSP Option.

3.1.1

3.1.1 BSP Option Exercise. Subject to the terms and conditions of this Agreement, OncoMed hereby grants to BSP the exclusive right to elect, at its sole discretion, to obtain an exclusive, worldwide license under Section 5.1.1 to Develop and Commercialize Biologic Collaboration Compounds within a given Biologic Collaboration Compound Class as Products under the terms and conditions set forth in this Agreement (each such right to elect, a “BSP Option”). The BSP Option for each Biologic Collaboration Compound Class shall expire at the end of the BSP Option Period relevant to such Class. BSP shall exercise the BSP Option by written notice to OncoMed within the applicable BSP Option Period. Upon exercise of a BSP Option, all Biologic Collaboration Compounds in the Class for which the BSP Option has been exercised shall be designated as BSP Development Compounds, except as otherwise provided in Section 3.1.2, unless and until Section 3.6.7 applies. For clarity, if OncoMed undergoes a Change of Control, BSP shall nonetheless be entitled to exercise the BSP Option as provided in this Section 3.1.

3.1.2 Consequences of Exercise of BSP Option with Respect to Certain Payment Obligations or Other Classes. In general, BSP may exercise the BSP Option on a Class-by-Class basis prior to expiration of the relevant BSP Option Period. However, the [***], as set forth in this Section 3.1.2 below.

(a) BSP may exercise the BSP Option for the [***] Class in its entirety [***]. In such case, BSP shall [***], and BSP shall pay the [***] payment set forth in

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the column in Exhibit 6.3.2 [***] but BSP shall not be required to pay the [***] However, in such case, [***].

(b) BSP may exercise the BSP Option for the [***] Class [***], in which case it shall pay the [***] payment set forth in the [***]

(c) BSP may exercise the BSP Option for the [***] Class in its entirety [***]. In such case, BSP shall pay the [***] payment due to OncoMed set forth in the [***] upon exercise of the BSP Option for the [***] Class [***].

(d) BSP may exercise the BSP Option for the [***] Class in either of the situations described in subsections (a) or (c), but choose to [***]. In such case, subsections (a) or (c) shall apply, as applicable, but (i) [***], (ii) BSP shall become obligated to pay to OncoMed [***], upon such exercise of the BSP Option, and (iii) for clarity, if such exercise is in the situation described in subsection (c), BSP shall pay [***].

(e) BSP may exercise the BSP Option with respect to the [***] Class, in which case it shall pay to OncoMed [***].

3.1.3 Additional Studies. At least [***] prior to the end of the BSP Option Period for a Biologic Collaboration Compound Class, BSP shall notify the JSC as to its determination as to whether the data resulting from the Phase Ib Trial for the first Collaboration Compound in such Class is reasonably sufficient for BSP to determine whether to exercise the BSP Option for such Class, or whether additional preclinical studies or Phase I Trials should be performed to provide data reasonably sufficient for BSP to determine whether to exercise its BSP Option for such Class. If the JSC determines that additional preclinical studies or Phase I Trials should be performed, OncoMed (reasonably considering any guidance and comments from BSP with respect to such additional preclinical studies or Phase I Trials), or at OncoMed’s discretion BSP, shall conduct such additional preclinical studies or Phase I Trials, at BSP’s expense, pursuant to an updated Biologic Development Plan for such activities, which shall include a timeline for completion of such activities. If the JSC determines to conduct such additional preclinical studies or Phase I Trials, the BSP Option Period for such Class will be extended until the date that is [***] after such additional preclinical activities have been completed or such additional Phase I Trials have been Completed, whichever is later. If the JSC cannot agree whether additional preclinical studies or Phase I Trials should be conducted, [***]. Notwithstanding anything to the contrary, BSP can request such additional studies to be conducted under this Section 3.1.3 [***].

3.1.4 HSR.

(a) If the exercise of any BSP Option requires clearance under the Hart-Scott Rodino Act of 1976, as amended (the “HSR Act”), as determined by BSP, the Parties shall cooperate with each other in the preparation, execution and filing of all documents that are required (as reasonably determined by BSP) to be filed pursuant to the HSR Act and will use reasonable good faith efforts with all deliberate speed to comply with any information requests from the Federal Trade Commission (“FTC”) or Department of Justice in connection

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with such filing, including without limitation a Request for Additional Information under 15 U.S.C. § 18a and 16 C.F.R. § 803.20 (a “Second Request”), if applicable.

(b) Without limiting the foregoing, the Parties shall promptly make such filings after BSP’s notice to OncoMed of BSP’s intention to exercise such BSP Option, pending HSR Act clearance. For purposes of clarification, in the event that clearance under the HSR Act is required with respect to any BSP Option, as described above, exercise of such BSP Option shall not be effective, and no payment under Section 6.3.2 shall be due as a consequence of exercise of such BSP Option, until after the expiration or termination of all applicable waiting periods under the HSR Act; provided that, as long as BSP has provided notice of its intention to exercise such BSP Option prior to the expiration of the applicable BSP Option Period, then the BSP Option Period will be deemed to extend until the expiration or termination of such waiting periods (subject to Section 3.1.4(c)). Filing fees under the HSR Act shall be paid by BSP.

(c) If a Second Request issues in connection with any filings required under the HSR Act as described in this Section 3.1.4 and notwithstanding the good faith efforts of the Parties under Section 3.1.4(a), clearance of the relevant exclusive license has not been obtained from the FTC within [***] after the Parties’ initial premerger notification under the HSR Act in connection with the exercise of a BSP Option, then all Biologic Collaboration Compounds within the relevant Class shall become OncoMed Development Compounds; provided, however, that if OncoMed has not certified its compliance with all FTC requests made of OncoMed in any Second Request within [***] after the Parties’ initial premerger notification under the HSR Act, such [***] time period shall be extended by a number of days equal the number of days between the date that is [***] after such notification and the date upon which OncoMed certifies such compliance.

(d) If BSP exercises the BSP Option but then fails to obtain clearance from the FTC with respect thereto prior to expiration of the foregoing [***] time period (subject to extension as provided in Section 3.1.4(c)), and OncoMed subsequently itself or through a licensee Develops and Commercializes OncoMed Development Compounds within such Class, then [***], provided that (i) such failure to clear HSR review was not attributed in material part by the FTC to BSP’s interest in any compound or product that was licensed or acquired by BSP after the Effective Date from a Third Party that modulates a target in the Pathway and (ii) BSP did not divest its interest in such other compound or product, or take other actions, required by the FTC to obtain such clearance. Such reimbursement shall be paid in the form of an annual royalty of [***] of Net Sales of OncoMed Development Compound, provided that such payments due to BSP pursuant to this Section 3.1.4(d) shall not [***]. Any disputes relating to [***] under this Section 3.1.4(d) shall be settled using the Expert Dispute Resolution Procedure of Sections 12.2 and 12.3 to the extent such dispute relates to calculation of the relevant amounts, or, for any other such dispute, shall be settled using the Dispute Resolution Procedure of Sections 12.2 and 12.4.

3.2 Small Molecule Advancement. Subject to the terms and conditions of this Agreement, OncoMed hereby grants to BSP the exclusive right, at any time during the time period set forth in Section 6.3.3, to elect to advance Small Molecule Collaboration Compounds

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into the Collaboration for further Development and potential Commercialization and to obtain the license under Section 5.1.1 with respect thereto. To exercise such right, BSP shall notify OncoMed in writing. Upon OncoMed’s receipt of such notice and payment in accordance with Section 6.3.3, all Small Molecule Collaboration Compounds shall be designated as BSP Development Compounds. If BSP does not exercise such right as provided herein, [***]. For clarity, if OncoMed undergoes a Change of Control, BSP shall nonetheless be entitled to advance Small Molecules into the Collaboration as provided in this Section 3.2.

3.3 Additional Development. If, due to unexpected [***] factors, OncoMed determines that it is advisable to perform Early Development work not anticipated in the then-current Biologic Development Plan that is necessary for OncoMed to progress [***] Collaboration Compounds to [***] (“Additional Development”), the costs of which, together with the costs of previous Development activities OncoMed performed under this Agreement to meet its obligations under Section 2.2.1 prior to its first knowledge of such unexpected factors, are anticipated to exceed the amounts received from BSP under this Agreement prior to such date by [***] or more (the foregoing, and “Unexpected Cost Increase”), the Parties shall meet to discuss the circumstances giving rise to the Unexpected Cost Increase and to evaluate possible ways of avoiding such Unexpected Cost Increases, or updating the Development Plan and of [***]. If any such Unexpected Cost Increase is anticipated or occurs, [***].

3.4 BSP Rights and Obligations for a Late BSP Development Compound.

3.4.1 Following exercise of a BSP Option for a Biologic Collaboration Compound Class or the occurrence of Small Molecule Advancement, as applicable, all Collaboration Compounds within such Class for which Phase Ib Trials have been Completed shall be designated Late BSP Development Compounds (subject to Section 3.1.2), and BSP shall use Commercially Reasonable Efforts to Develop and Commercialize Late BSP Development Compounds that are Biologic Collaboration Compounds and Small Molecule Collaboration Compounds, respectively, in accordance with Section 3.4.1(a) through (e). [***], BSP may terminate Development of any Late BSP Development Compound as provided in Section 11.3.2.

(a) After exercise of a BSP Option with respect to at least one (1) Biologic Collaboration Compound Class, BSP shall use Commercially Reasonable Efforts to Develop [***], except as otherwise provided in Section 3.4.1(c). After occurrence of Small Molecule Advancement, BSP shall use Commercially Reasonable Efforts to Develop [***].

(b) If the Small Molecule Advancement does not occur within the time period set forth in Section 6.3.3, and BSP has exercised its BSP Option with respect to [***], BSP shall use Commercially Reasonable Efforts to Develop [***]; provided, however, that BSP shall not be obligated to perform Development work on the [***] Biologic Collaboration Compound until [***] for the [***] have been Completed (for clarity, if, in the course of exercising its rights under Section 3.1 with respect to [***] Class, BSP obtains rights to [***], for purposes of this Section 3.4, BSP shall be deemed to have exercised its rights as to [***], whether or not it [***].

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(c) BSP shall have fulfilled its obligations to use Commercially Reasonable Efforts to Develop Late BSP Development Compounds under this Section 3.4.1 if (i) BSP [***] or (ii) [***], or, [***], then BSP shall not be deemed to have fulfilled its obligations under this Section 3.4.1. BSP shall provide to the JSC information explaining the basis of its determination to [***], the dispute as to whether such [***] under this Section 3.4.1 shall be first escalated as described in Section 4.1.3 and, if necessary, then decided under the Dispute Resolution Procedures set forth in Sections 12.2 and 12.4. For clarity, if [***], but [***].

(d) BSP shall have fulfilled its obligations to use Commercially Reasonable Efforts to Commercialize Late BSP Development Compounds under this Section 3.4.1 if it [***], provided, however, that it shall be at [***] to determine [***].

(e) BSP acknowledges OncoMed’s requirements under Section 4.8(a) of the MorphoSys Agreement, and BSP agrees that, if it exercises the BSP Option for the 18R5 Class (and does not elect to omit from such Class the 18R5 Collaboration Compound pursuant to Section 3.1.2), BSP shall use Commercially Reasonable Efforts to Develop and Commercialize the [***].

(f) If BSP breaches its obligations under this Section 3.4.1, the provisions of Section 3.6.7 shall apply. OncoMed’s right to terminate, exercisable upon [***] written notice to BSP, the relevant Biologic Collaboration Compound Class(es) shall be [***].

3.4.2 Following exercise of a BSP Option for a Biologic Collaboration Compound Class, to enable OncoMed to continue to meet its obligations under Section 2.2.1, OncoMed shall have the right to continue performing Research and Early Development activities under this Agreement with respect to BSP Development Compounds in such Biologic Collaboration Compound Class, other than Late BSP Development Compounds. For clarity, if BSP exercises its BSP Option for a Biologic Collaboration Compound Class before OncoMed has [***] in such Biologic Collaboration Compound Class, OncoMed will be deemed to have fulfilled its obligations under Section 2.2.1 to [***].

3.5 Technology Transfer. As soon as reasonably practical after BSP exercises its BSP Option for a Biologic Collaboration Compound Class or occurrence of the Small Molecule Advancement, OncoMed will provide BSP with all OncoMed Know-How directly relevant to all Late BSP Development Compounds in the Class for which the BSP Option is exercised or all Small Molecule Collaboration Compounds as appropriate, to the extent such OncoMed Know-How is necessary for the exercise by BSP of the rights granted under Section 5.1. [***]. OncoMed shall provide to BSP training at BSP’s site in Berlin, Germany, or another location as mutually agreed to by the Parties, for [***] BSP employees over a period not to exceed [***], including without limitation all Materials and information necessary to enable BSP to manufacture BSP Development Compounds in accordance with Section 3.7 and to conduct Clinical Trials of BSP Development Compounds, within [***] after receiving an invoice therefor from OncoMed. If requested by BSP, OncoMed shall provide reasonable assistance to BSP in practicing any such transferred Materials, [***] as the Parties may mutually agree in advance.

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3.6 Development and Commercialization of BSP Development Compounds.

3.6.1

3.6.1 Development Plan. Within [***] following the exercise of a BSP Option for a Biologic Collaboration Compound Class or the occurrence of the Small Molecule Advancement, BSP will prepare and provide to OncoMed an updated Development Plan for all BSP Development Compounds in such Class for which BSP intends to conduct Late Development. BSP shall provide to OncoMed through the JSC all updates to such Development Plans. [***]; provided, however, that no such updated Development Plan may require OncoMed to provide, without OncoMed’s prior written consent, resources to or support for activities included therein beyond what is reasonable, taking into account OncoMed’s specific resources, expertise, and Know-How.

3.6.2 Development and Commercialization Information. During the Term, BSP will provide, on a [***] basis, OncoMed with the [***] regarding the Late Development and Commercialization activities performed by BSP relevant to Late BSP Development Compounds listed in Exhibits 3.6.2, 4.1.1, and 4.2.1. Following First Commercial Sale of a Product, upon OncoMed’s request, BSP will provide to OncoMed [***] regarding Development and Commercialization activities for such Product not otherwise provided to OncoMed as necessary to enable OncoMed to comply with Law. If BSP, at any time during the Term, reasonably believes that the disclosure to OncoMed of information regarding Development and/or Commercialization activities for a Product as required under this Agreement (“Required Disclosure”) is prohibited under applicable antitrust or competition Law, BSP shall so notify OncoMed and the Parties shall discuss reasonable ways in which such required disclosure may be modified or limited to render disclosure thereof to comply with applicable antitrust or competition Law. If after such discussion OncoMed disputes whether the Required Disclosure is prohibited under applicable antitrust or competition Law, the Parties shall submit such question to a mutually acceptable, independent Third Party who is an attorney with at least 15 years experience advising companies on compliance with applicable antitrust or competition Law applicable to the Required Disclosure. The Parties will use reasonable efforts to select such independent Third Party within [***] after OncoMed notifies BSP that OncoMed disputes such matter. Such Third Party shall render his or her decision within [***] after selection of such Third Party and provision of all necessary information for such Third Party properly to evaluate the question. If such Third Party decides that such Required Disclosure would be a disclosure prohibited by applicable antitrust or competition Law applicable to BSP, then regardless of any term of this Agreement, BSP shall have no obligation to make the Required Disclosure. If such Third Party determines that such Required Disclosure would not be prohibited by applicable antitrust or competition Law applicable to BSP, then BSP shall make the Required Disclosure.

3.6.3 Records. BSP shall maintain, and require its contractors and Sublicensees to maintain, complete and accurate records of all work conducted in furtherance of the Development and Commercialization of BSP Development Compounds and Products and all results, data and developments made in conducting such activities. Such records shall be

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complete and accurate and shall fully and properly reflect all work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. [***].

3.6.4 Development and Commercialization Responsibilities and Costs. Subject to OncoMed’s co-Development rights under Section 3.8, BSP, at its sole cost and expense, shall have responsibility for conducting all Late Development and Commercialization activities with respect to BSP Development Compounds and Products containing such BSP Development Compounds. BSP shall conduct such activities in compliance with all Law, including without limitation all legal and regulatory requirements pertaining to the design and conduct of Clinical Trials after exercise of the BSP Option or the occurrence of the Small Molecule Advancement for, and the Commercialization of Products containing, such BSP Development Compounds.

3.6.5 Regulatory Responsibilities and Costs. Promptly after BSP’s exercise of a BSP Option for a Biologic Collaboration Compound Class, OncoMed shall assign to BSP any Regulatory Filings then held in OncoMed’s name for Late BSP Development Compounds in such Biologic Collaboration Compound Class, and OncoMed will provide to BSP copies of all Regulatory Filings, and other papers related to such Regulatory Filings that are relevant to such Late BSP Development Compound. After such assignment occurs, BSP shall prepare, file, maintain, and own all Regulatory Filings and related submissions relating to such Late BSP Development Compound at BSP’s expense. During the Term, BSP shall prepare, file, maintain, and own all Regulatory Filings and related submissions relating to the BSP Development Compounds within the Small Molecule Class at BSP’s expense. Upon the request of OncoMed, BSP will provide OncoMed with the information described in Exhibit 4.2.1.

3.6.6 Subcontracting. Subject to and without limiting Section 5.2, BSP may perform any activities in support of its Development and Commercialization of Late BSP Development Compounds through subcontracting to a Third Party contractor or contract service organization, provided that: (a) none of the rights of OncoMed hereunder are materially adversely affected as a result of such subcontracting; (b) any such Third Party subcontractor to whom BSP discloses Confidential Information shall enter into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 9; (c) BSP shall obligate such Third Party to agree [***] in performing such services for BSP that are necessary for the Development or Commercialization of Late BSP Development Compounds or Products containing such Late BSP Development Compounds; and (d) BSP shall at all times be responsible for performance of such subcontractor.

3.6.7 OncoMed Development Compounds.

(a) Conversion into OncoMed Development Compounds.

(i) If BSP fails to exercise the BSP Option for a Biologic Collaboration Compound Class within the relevant BSP Option Period pursuant to

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Section 3.1.1, then all Biologic Collaboration Compounds in such Class shall automatically be deemed OncoMed Development Compounds and shall no longer be Collaboration Compounds.

(ii) If (A) BSP terminates a Biologic Collaboration Compound, Biologic Collaboration Compound Class or this Agreement at will pursuant to Section 11.3 or (B) OncoMed terminates a Biologic Collaboration Compound Class or this Agreement pursuant to Section 11.2.1, 11.4, or 11.5 or for breach of Section 3.4.1, then such Biologic Collaboration Compound (if termination operates only as to such compound), or all Biologic Collaboration Compounds in the relevant Class, if BSP’s rights to such Class are so terminated, or all Biologic Collaboration Compounds in the case of a termination of this Agreement, shall automatically be deemed OncoMed Development Compounds and shall no longer be Collaboration Compounds, subject to Section 3.6.7(a)(iii), as applicable.

(iii) Notwithstanding OncoMed’s right to terminate BSP’s licenses with respect to Biologic Collaboration Compound Classes for breach of Section 3.4.1, OncoMed shall not have the right to terminate BSP’s licenses in connection with any such breach of Section 3.4.1 with respect to [***] (“Retained Compound”), (B) [***]. The licenses granted to BSP under Section 5.1 shall survive with respect to such Retained Compounds. By way of example, and without limitation, if BSP breaches its obligations under Section 3.4.1 with respect to [***], then all Collaboration Compounds [***] shall automatically be deemed OncoMed Development Compounds.

(b) Consequences.

(i) Upon a Biologic Collaboration Compound becoming an OncoMed Development Compound, OncoMed shall have the right, but not the obligation, to Research, Develop, and Commercialize any and all OncoMed Development Compounds, alone or with any Third Party or through any Third Party Sublicensee;

(ii) The licenses set forth in Sections 5.3.2 and 5.3.3 shall survive any event resulting in transition of a Biologic Collaboration Compound to an OncoMed Development Compound;

(iii) With respect to any Late BSP Development Compound that becomes an OncoMed Development Compound by virtue of a termination of a Biologic Collaboration Compound, a Biologic Collaboration Compound Class or this Agreement by BSP under Section 11.3 or OncoMed under Section 3.4.1 or 11.2, 11.4, or 11.5, OncoMed may elect by written notice to BSP within the [***] period following such termination (the “Evaluation Period”) to Develop and Commercialize such OncoMed Development Compound. If a Late BSP Development Compound becomes an OncoMed Development Compound by virtue of a termination by BSP under Section 11.3 or OncoMed under Section 11.4, OncoMed shall reimburse BSP an amount equal to [***] (the sum of (x) and (y), the “Full Amount”). Such reimbursement shall be in the form of the following payments: (A) a first payment of an amount equal to [***] of the Full Amount, which amount is due within [***], (B) a second payment in an amount equal to [***] of the Full Amount, which is due upon [***] such OncoMed Development Compound by OncoMed or any OncoMed Affiliate or Sublicensee, and

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(C) additional payments equal in the aggregate to [***] of the Full Amount, which shall be paid [***], until such time as the Full Amount has been fully paid. If a Late BSP Development Compound becomes an OncoMed Development Compound by virtue of a termination of a Biologic Collaboration Compound, a Biologic Collaboration Compound Class or this Agreement by OncoMed under Section 3.4.1 or Section 11.2 or 11.5, OncoMed shall reimburse BSP as provided in this Section 3.6.7(b)(iii) above except that the Full Amount shall be calculated by replacing “[***] in subsection (x), above, with [***] and replacing “[***] in subsection (y), above, with “[***]. Any disputes relating to the amounts to be reimbursed under this Section 3.6.7(b)(iii) shall be settled using the Expert Dispute Resolution Procedure of Sections 12.2 and 12.3 to the extent such dispute relates to calculation of the relevant amounts, or, for any other such dispute, shall be settled using the Dispute Resolution Procedure of Sections 12.2 and 12.4.

(iv) With respect to any Collaboration Compound that becomes an OncoMed Development Compound:

(A) BSP shall return to OncoMed within a reasonable time, at no cost to OncoMed, all OncoMed Know-How transferred by OncoMed to BSP with respect to each such OncoMed Development Compound;

(B) Except to the extent not permitted [***] BSP shall provide to OncoMed, within a reasonable time, at OncoMed’s request, subject to [***] in connection with such transfer [***] any and all [***] pertaining to the applicable OncoMed Development Compounds [***] with respect to or incorporated in [***] including without limitation copies of [***] throughout the Territory. Except to the extent not permitted pursuant to any agreements between BSP and a Third Party, if such [***] BSP shall [***]. If any such [***] or if [***] then BSP shall [***];

(C) At OncoMed’s request, BSP shall [***] and that [***] prior to reversion of such OncoMed Development Compounds to OncoMed, or [***] the extent permitted under the terms of [***]. OncoMed shall pay to BSP, within [***], to the extent [***];

(D) BSP shall transfer within a reasonable time to OncoMed, at OncoMed’s request and [***] pertaining to the applicable OncoMed Development Compounds in its possession or Control; and

(E) with respect to any BSP Development Compound that becomes an OncoMed Development Compound as a result of termination of this Agreement or a Class by BSP pursuant to Section 11.3 or by OncoMed pursuant to Section 3.4.1 or Article 11 at a time during which BSP is conducting a Clinical Trial for such BSP Development Compound, BSP will, [***] with respect to such Clinical Trial, provided that BSP shall [***] by [***] such Clinical Trial, or [***] such Clinical Trial, [***].

(v) Promptly after termination of a Class by OncoMed under Section 3.4.1 or Article 11 or by BSP under Section 11.3, BSP shall [***] a [***] in

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Sections 3.6.7(b)(iv)(A), (B), (C), and (D), such [***] within [***] after the Parties have [***]; and

(vi) After any Biologic Collaboration Compound becomes an OncoMed Development Compound, BSP shall [***] which may include (A) BSP [***], as requested by OncoMed within [***] after such termination, such OncoMed Development Compound for up to [***] following such termination, provided that OncoMed [***] as soon as reasonably practicable after such termination, [***], and/or (B) [***]. Additionally, BSP shall transfer to OncoMed [***].

(vii) To the extent that BSP owns any [***] that pertain specifically to an OncoMed Development Compound that was previously a BSP Development Compound and that [***], OncoMed shall have the right to [***]. OncoMed shall exercise such right by written notice to BSP within [***] after such BSP Development Compound becomes an OncoMed Development Compound. The Parties shall [***] for up to [***] after BSP receives any such written notice from OncoMed.

3.7 Manufacture and Supply of Late BSP Development Compounds and Small Molecule Collaboration Compounds After the Small Molecule Advancement. BSP shall be responsible for the process, development, manufacture, fill and finish, testing and supply of Late BSP Development Compounds and Small Molecule Collaboration Compounds, at BSP’s expense. OncoMed shall transfer all OncoMed Know-How necessary for the fulfillment of BSP’s responsibility stated in the previous sentence. BSP will have the right and responsibility for process development, manufacturing, fill and finish, testing and supply of all clinical and commercial supplies of Late BSP Development Compounds, itself or through Third Party contract manufacturers; provided that, to maintain a timely and efficient advancement of any Late BSP Development Compounds into additional Clinical Trials, the transfer of OncoMed’s obligation to manufacture BSP Development Compounds under Section 2.6 to BSP will be made in consultation with OncoMed’s process development personnel (or equivalent). BSP’s decision to manufacture or subcontract such manufacture to a Third Party shall be at BSP’s sole discretion. Upon [***] for a Late BSP Development Compound, BSP will be responsible for paying, or for reimbursing OncoMed for, any amounts associated with the: [***]. The JSC shall develop a transition plan for transferring responsibility for the foregoing activities from OncoMed to BSP no later than [***] prior to BSP’s Commencement of Phase II Trials for such Late BSP Development Compound. Each Party shall perform its responsibilities under any such transition plan. To the extent permissible [***], OncoMed shall [***] in order to allow BSP to perform the activities set out in this Section 3.7.

3.8 OncoMed’s Right to Co-Develop BSP Development Compounds.

3.8.1

3.8.1 If BSP exercises the BSP Option for a Biologic Collaboration Compound Class, OncoMed shall have right, subject to this Section 3.8, on a Late BSP Development Compound-by-Late BSP Development Compound basis, to co-Develop any Late

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BSP Development Compounds in such Class by conducting certain Clinical Trials of such Late BSP Development Compounds.

3.8.2 If OncoMed elects to conduct such co-Development activities subject to Section 3.8.1, OncoMed shall provide written notice to BSP within the Co-Development Option Period. Any such notice shall specify the relevant Late BSP Development Compound as to which OncoMed is electing to co-Develop and shall include a high-level conceptual development plan governing the proposed co-Development activities to be conducted by OncoMed with respect to such Late BSP Development Compound to the JSC. If the JSC is unable to agree as to whether OncoMed shall have the right to co-Develop a particular Late BSP Development Compound, then [***]. If OncoMed obtains the right to co-Develop a Late BSP Development Compound, BSP shall grant to OncoMed a co-exclusive (with BSP or any sublicensees of BSP) worldwide license to Develop such Late BSP Development Compound, under the terms and conditions set forth in this Section 3.8.

3.8.3 If [***] a Late BSP Development Compound [***], the following shall apply:

(a) OncoMed shall have the right to perform specific Clinical Trials of the relevant Late BSP Development Compound, which activities shall be adjunct to the primary Development activities to be conducted and led by BSP pursuant to the relevant Development Plan for such Late BSP Development Compound, until all activities with respect to such Late BSP Development Compound terminate or this Agreement terminates or expires, whether in its entirety or with respect to such Late BSP Development Compound.

(b) OncoMed shall provide a draft detailed Co-Development Plan to the JSC, which draft shall be based on the then-current Biologic Development Plan and those activities to be conducted by OncoMed with respect to the relevant Late BSP Development Compound, as well as a budget for such activities. The JSC shall approve the Co-Development Plan within [***] after OncoMed provides such draft Co-Development Plan to the JSC. BSP’s JSC members shall have the right to reject [***].

(c) No reimbursement from BSP shall be due to OncoMed for OncoMed’s costs of conducting such co-Development activities. [***], BSP shall have a [***] period following the Completion of such Clinical Trial in which to evaluate [***]. If BSP notifies OncoMed within such evaluation period that [***] the Late BSP Development Compound subject to such Clinical Trial, [***] of [***] in connection with any such Clinical Trial [***] as follows: (i) a first payment in an amount equal to [***] of the [***], (ii) a [***] to [***] the [***], and (iii) additional [***] of the [***], to be [***] such Late BSP Development Compound until such time as [***].

(d) OncoMed will receive information relating to the Development of Late BSP Development Compounds for which OncoMed has exercised a right to co-Develop via its membership in the JSC or otherwise as set forth in Section 3.6.2.

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(e) OncoMed and BSP will both contribute to discussions at the JSC, [***] with respect to Late Development of such Late BSP Development Compound, except that, subject to Section 3.8.3(a) and (b), after commencement of Co-Development, [***]. After the Commencement of a Clinical Trial by OncoMed under this Section 3.8, BSP may [***]. If OncoMed exercises the co-Development option, then BSP shall supply to OncoMed reasonable quantities of Products containing the relevant Late BSP Development Compound and placebo for use inClinical Trials to be run by OncoMed, at [***] manufacturing or having manufactured such Products and placebo, which costs shall be borne by OncoMed.

3.8.4 If OncoMed undergoes a Change of Control in which OncoMed is merged with, is acquired by or transfers its assets to any entity [***] or if OncoMed or its successor in interest continuing to participate in Co-Development after such Change of Control would not be permitted under applicable antitrust Law, BSP may upon written notice within [***] (or any such longer time period necessary to wind down any Clinical Trial to protect subject safety) terminate all co-Development rights under this Section 3.8.

3.9 Third Party Information. Notwithstanding anything to the contrary in this Agreement, BSP acknowledges that it may be required to enter into appropriate confidentiality agreements with or with respect to specific Third Party contract manufacturers or other independent contractors engaged by OncoMed before OncoMed can share with BSP information relating to its agreement with such Third Party(ies) or such Third Party(ies)’ confidential information as required under this Agreement. In such case, OncoMed shall notify BSP promptly of such requirement, and the Parties shall cooperate to take such actions as are necessary to enable OncoMed to comply with such confidentiality requirements of OncoMed’s agreements with any such Third Party(ies).

3.10 Diagnostic Kits. If either Party desires to obtain a license under intellectual property rights Controlled by the other Party to Develop and Commercialize a Diagnostic Kit containing Biomarker Technology outside of the scope of the licenses granted under Article 5, such Party shall notify the other Party in writing setting forth a specific proposal for the type of Diagnostic Kit it desires to Develop and Commercialize. In such case, the Parties will negotiate in good faith, for a period not to exceed [***], commercially reasonable terms and conditions pursuant to which such other Party would grant to such Party a license or the right to Develop, manufacture and Commercialize such Diagnostic Kit for such purposes.

4. GOVERNANCE

4.1 Joint Steering Committee.

4.1.1 Formation and Role of the JSC. As soon as practicable after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to oversee the Collaboration and to make certain decisions regarding the Research and Early Development activities of the Parties during the Term as set forth in this Section 4.1. The JSC shall have review and oversight responsibilities for all Research and Early

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Development activities performed by OncoMed and BSP with respect to each Collaboration Compound, and OncoMed’s co-Development activities, if any. The JSC shall also receive information, from time to time, from BSP regarding, but have no power to review, oversee, or make any decisions relating to Late Development and Commercialization activities pertaining to Late BSP Development Compounds as provided in Section 3.6.2. Each Party shall provide to the JSC information described in the categories set forth on Exhibit 4.1.1. The JSC shall attempt to facilitate the resolution of any disputes between the Parties, as described in Section 4.1.3. More specifically, the JSC shall:

(a) modify Candidate Selection Criteria from time to time where appropriate for each Class in accordance with Section 2.4.1;

(b) [***];

(c) oversee, coordinate, and expedite the Early Development of Collaboration Compounds in the Territory;

(d) facilitate the flow of information from BSP to OncoMed with respect to Late Development and Commercialization activities being conducted for Late BSP Development Compounds in the Territory;

(e) review and provide advice regarding the overall progress of the Parties’ efforts to discover, identify, optimize, and Develop Collaboration Compounds in accordance with the Candidate Selection Criteria and each Development Plan insofar as it relates to [***] if any, including without limitation progress against timelines set forth therein;

(f) review, provide comments relating to, and approve each Development Plan, and any modifications thereof, insofar as it relates to Early Development or co-Development activities, if any, to ensure that the Development Plan is reasonably designed to meet the objectives of Developing Collaboration Compounds that meet the Candidate Selection Criteria;

(g) direct and supervise the Parties’ activities under, and compliance with, each Development Plan insofar as it relates to Early Development or co-Development activities, if any, and adopt any amendments thereto;

(h) review the overall progress under the Development Plans insofar as each relates to Early Development or co-Development activities, if any;

(i) receive summary information [***];

(j) verify whether the Candidate Selection Criteria for each Collaboration Compound have been met as further described in Section 2.4.2;

(k) determine whether a Candidate Selection Compound shall be deemed a Substitute Compound with respect to another Candidate Selection Compound, as described in Section 2.4.4;

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(l) determine whether any licenses from Third Parties may be required for the Early Development of Collaboration Compounds as set forth in Section 8.9;

(m) provide a forum for the Parties to discuss and attempt to resolve disputes; and

(n) appoint and oversee sub-Committees as it deems appropriate for carrying out activities under this Agreement, including without limitation with respect to any specific aspects of the Development activities or Commercialization activities or other matters within the jurisdiction of the JSC (with any such sub-Committee operating by rules substantially the same as those set forth in this Section 4.1, except that disputes shall be [***].

4.1.2 JSC Membership and Meetings. The JSC shall be composed of four (4) employees each from BSP and OncoMed (or such other number as the Parties may agree in writing), and shall meet [***], or more often if the JSC so agrees, in person, by teleconference or video-teleconference. In-person meetings shall alternate between OncoMed and BSP locations whenever possible unless otherwise agreed by the Parties. The first such meeting shall be within [***] after the Effective Date. Any member of the JSC may designate a substitute to attend with prior written notice to the other Party. There will be an annually rotating chairperson (the “JSC Chairperson”) with the first JSC Chairperson to be designated by OncoMed. Ad hoc guests, including without limitation OncoMed’s Chief Executive Officer and BSP’s Global Head, Therapeutic Area, Oncology or the functional equivalent of such officer, who are bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 9 may be invited to the JSC meetings. Each Party may replace its JSC members with other of its employees, at any time, upon written notice to the other Party.

4.1.3 JSC Decision-Making; Limitations on JSC. Except as otherwise expressly provided herein, decisions of the JSC shall be made by consensus, with each Party having collectively one (1) vote in all decisions. The JSC shall have only such powers as are specifically delegated to it in this Agreement, and such powers shall be subject to the terms and conditions set forth herein. Without limiting the generality of the foregoing, the JSC shall have no power to amend this Agreement. In the event that the JSC is unable to reach a consensus decision on a matter that is within its decision-making authority in a meeting held within [***] after such matter is submitted to it or identified for resolution, then the JSC will hold a second meeting within [***] after such first meeting. If the JSC is unable to resolve the matter in the second meeting, then such dispute shall be submitted to the Executives pursuant to Section 12.2. If the Executives cannot resolve such matter within the time period provided in Section 12.2, then, except to the extent otherwise set forth in this Agreement, including without limitation where such dispute is specified for the Dispute Resolution Procedure in Section 12.4 pursuant to Section [***], (a). [***] will have final decision-making authority with respect to any disputes between the Parties that do not relate to a Party’s rights under this Agreement and/or the compliance of a Party with the terms and conditions of this Agreement (“Legal Compliance Disputes”) [***], and (b) [***] will have final decision-making authority with respect to any disputes between the Parties that are not Legal Compliance Disputes [***]. Notwithstanding anything to the contrary in the foregoing, any and all Legal Compliance Disputes shall be subject

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to the Dispute Resolution Procedure under Sections 12.1, 12.2 and 12.4 and shall not be subject to Expert Dispute Resolution Procedure under Section 12.3 or final decision making rights by one Party under this Section 4.1.3.

4.1.4 JSC Secretary and Minutes. The JSC Chairperson shall designate a secretary of the JSC who will be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and circulating minutes for review and approval within [***] after the meeting. Each Party will send any objections against the accuracy or completeness of such minutes by providing written notice to the other members of the JSC within [***] after receipt of the minutes. In the event of any such objection that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute. The minutes shall set forth, among other things, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JSC. Such minutes shall be effective only after being approved by both Parties. Definitive minutes of all JSC meetings shall be finalized no later than [***] after the meeting to which the minutes pertain.

4.1.5 JSC Role with Respect to Late BSP Development Compounds. As described in Section 4.1.3, the JSC shall not have any decision making authority with respect to Late BSP Development Compounds, [***] and, after the Small Molecule Advancement for a Small Molecule Collaboration Compound, will continue to lack any decision making authority regarding such Small Molecule Collaboration Compound. However, the JSC will continue to receive information regarding the progression of such Late BSP Development Compounds, as set forth in Section 4.1.1(d). In such case, the Parties may appoint additional members to the JSC that have specialized knowledge regarding the Development and Commercialization of such Late BSP Development Compounds, and the JSC shall continue to conduct meetings as provided in Section 4.1.2. [***]. For purposes of clarity, however, after a Collaboration Compound becomes a Late BSP Development Compound, [***]. After all Research and Early Development activities under this Agreement end, the JSC shall not be required to meet more than [***] per year; provided that information shall be exchanged more frequently directly between the Parties in accordance with Section 3.6.2.

4.2 Joint Development Sub-Committee.

4.2.1 Formation and Role of the JDS. Promptly after the Effective Date, the JSC will establish a joint development sub-committee (the “JDS”) as a sub-Committee of the JSC, for managing Early Development activities, consisting of an appropriate number of representatives of each Party established by the JSC with expertise relevant to Development. In particular, the JDS will have the following tasks: (a) developing and proposing any updates or amendments to a Development Plan within the responsibilities of the JSC; (b) coordinating the activities undertaken pursuant to a Development Plan within the responsibilities assigned to the JSC, including assigning specific development tasks to the appropriate Party; (c) ensuring timely performance of the activities under the applicable Development Plan; (d) making proposals [***] pursuant to the applicable Development Plan; and (e) preparing presentations to the JSC. Each Party shall provide to the JDS information described in the categories set forth on Exhibit 4.2.1. For clarity, the JDS shall receive the information set forth in Exhibit 4.2.1 also with respect to

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Late BSP Development Compounds to the extent that such information is relevant to the activities of the JDS.

4.2.2 Meetings of the JDS. The JDS will meet not less than twice per Calendar Year. Meetings may be held in person or by means of telecommunication (telephone, video, or web conferences). The JDS may meet more frequently by agreement of the Parties or at the reasonable request of a Party with not less than twenty (20) Business Days notice to the other. Each Party will alternately be responsible for organizing the meetings of the JDS and for distributing the agenda of the meetings. Such responsible Party will include on the agenda any item within the scope of the responsibility of the JDS that is requested to be included by a Party, and will distribute the agenda to the Parties no less than one week before any meeting of the JDS. Each Party may, with the prior approval of the other Party (which will not be unreasonably withheld), invite non-voting employees, consultants or advisors (which consultants and advisors will be under an obligation of confidentiality no less stringent than the terms set forth in Article 9) to attend any meeting of the JDS. Each Party will bear its own costs associated with holding and attending JDS meetings.

4.2.3 Minutes of the JDS. The Party that is responsible for the organization of the respective JDS meeting will prepare the minutes, and send it to all members of the JDS for review and approval within [***] after the meeting. Each Party will send any objections against the accuracy or completeness of such minutes by providing written notice to the other members of the JDS within [***] of receipt of the minutes. In the event of any such objection that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.

4.2.4 Decisions of the JDS. The JDS will take action by consensus, with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives of each Party. If the JDS is unable to reach consensus on a particular matter, such matter will be submitted to the JSC for resolution. The JDS will not have any power to amend this Agreement and will have only such powers as are specifically delegated to it under this Agreement.

4.3 Joint Project Team.

4.3.1 Formation and Role of the JPT. Promptly after the Effective Date, the JSC will establish a joint project team (the “JPT”) as a Sub-Committee of the JSC, for managing the day-to-day work in Early Development, consisting of an appropriate number of representatives of each Party established by the JSC. In particular, the JPT will have the following tasks: (a) discussing key real-time data or results as they arise; (b) solving problems and providing assistance with respect to the performance of key assays and technology issues; (c) ensuring efficient technology transfer; (d) assessing [***] (e) suggesting timeline updates and changes; and (f) reviewing [***], when available internally at BSP or OncoMed.

4.3.2 Project Team Leader. Each Party will designate one of its JPT members as the project team leader (the “Project Team Leader”) who will be the primary contact person for the other Party for matters relating to the Development of Collaboration

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Compounds by such Party. In order to ensure regular information of the JSC on the progress with respect to the Collaboration Compounds, the Project Team Leaders will be permanent guests of the JSC.

4.3.3 Meetings of the JPT. The JPT will meet not less than once per Calendar Quarter. Meetings may be held in person or by means of telecommunication (telephone, video, or web conferences). The JPT may meet more frequently by agreement of the Parties or at the reasonable request of a Party with not less than [***] notice to the other. The Project Team Leaders will alternately be responsible for organizing the meetings of the JPT and for distributing the agenda of the meetings. The Project Team Leaders will include on the agenda any item within the scope of the responsibility of the JPT that is requested to be included by a Party, and will distribute the agenda to the Parties no less than one week before any meeting of the JPT. Each Party may, with the prior approval of the other Party (which will not be unreasonably withheld), invite non-voting employees, consultants or advisors (which consultants and advisors will be under an obligation of confidentiality no less stringent than the terms set forth in Article 9) to attend any meeting of the JPT. Each Party will bear its own costs associated with holding and attending JPT meetings.

4.3.4 Minutes of the JPT. The Project Team Leader (or his or her designee) responsible for the organization of the respective JPT meeting will prepare the minutes, and send it to all members of the JPT for review and approval within [***] after the meeting. Each Party will send any objections against the accuracy or completeness of such minutes by providing written notice to the other members of the JPT within [***] of receipt of the minutes. In the event of any such objection that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.

4.3.5 Decisions of the JPT. The JPT will take action by consensus, with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives of each Party. If the JPT is unable to reach consensus on a particular matter, such matter will be submitted to the JSC for resolution. The JPT will not have any power to amend this Agreement and will have only such powers as are specifically delegated to it under this Agreement.

4.4 Membership in Committees. After the expiration or termination of the Biologic Research and Early Development Term, (a) OncoMed’s membership in any Committee shall be at its sole discretion, as a matter of right and not obligation, for the sole purpose of participation in governance, decision-making, and information exchange with respect to activities within the jurisdiction of such Committee, and (b) OncoMed shall have the right to withdraw from membership in any or all of the Committees upon thirty (30) days’ prior written notice to BSP, which notice shall be effective as to the relevant Committee upon the expiration of such thirty (30) day period. Following the issuance of such notice for a given Committee, (i) OncoMed’s membership in such Committee shall be terminated and (ii) OncoMed shall have the right to continue to receive the information it would otherwise be entitled to receive under this Agreement. If, at any time, following issuance of such a notice, OncoMed wishes to resume participation in any Committee, OncoMed shall notify BSP in writing and, thereafter, OncoMed’s representatives to such Committee shall be entitled to attend any subsequent meeting

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of such Committee and to participate in the activities of, and decision-making by, such Committee as provided in this Article 4 as if such notice had not been issued by OncoMed pursuant to this Section 4.4. If the JSC is disbanded, then any data and information originally to be disclosed through the JSC shall be provided by such Party directly to the other Party.

4.5

4.5 Patent Representatives.

4.5.1 Appointment of Patent Representatives. Promptly after the Effective Date, each Party shall appoint one (1) or more patent attorneys or patent agents responsible for patent prosecution matters as set forth in this Agreement (“Patent Representatives”).

4.5.2 Communications Between Patent Representatives. The Patent Representatives shall, from time to time as appropriate, but not less than two (2) times per year, communicate and consult in person or by means of telecommunication (telephone, video, or web conferences) about the patent prosecution matters set forth in this Agreement, including without limitation the information described on Exhibit 4.5.2. The Patent Representatives shall provide to one another any and all patent filings each Party is required to provide to the other Party pursuant to Article 8 reasonably in advance of submission of such filings to the applicable patent office, and the Patent Representatives shall meet to discuss any such filing upon the request of either Party.

4.5.3 Decisions of the Patent Representatives. The Patent Representatives will take action by consensus, with each Party having a single vote, except in cases in which one Party or the other has sole decision making authority. If the Patent Representatives are unable to reach consensus on a particular matter that is not within the sole decision making authority of either Party, the Party that owns the patent or patent application in question shall have the final decision making authority; provided that nothing in this Section 4.5.3 shall be deemed to waive or modify any rights of the Parties set forth in Article 8.

4.6 Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual (other than an existing member of the JSC) to act as the alliance manager for such Party (each, an “Alliance Manager”). Each Alliance Manager shall thereafter be permitted to attend meetings of the JSC as a nonvoting observer, subject to obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 9. The Alliance Managers shall be the primary point of contact for the Parties regarding the Collaboration activities contemplated by this Agreement and shall facilitate communication regarding all activities hereunder. The Alliance Managers shall lead the communications between the Parties and shall be responsible for following-up on decisions made by the JSC. The name and contact information for such Alliance Manager, as well as any replacement(s) chosen by OncoMed or BSP, in their sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 13.2.

5. LICENSES

5.1 Licenses to BSP for BSP Development Compounds and Products.

5.1.1 License upon Exercise of BSP Option or the Small Molecule Advancement. Subject to the terms and conditions of this Agreement, upon BSP’s exercise of a BSP Option for a Biologic Collaboration Compound Class or the occurrence of the Small Molecule Advancement in accordance with the terms of this Agreement, OncoMed shall grant to BSP an exclusive (even as to OncoMed, except to the extent necessary for OncoMed to perform its obligations under this Agreement, including without limitation pursuant to Section 3.4.2), nontransferable (except as provided in Section 13.4) license in the Territory, with the right to grant sublicenses solely in accordance with Section 5.2, under the OncoMed Intellectual Property, to make, have made, use, have used, sell, have sold, offer to sell, have offered to sell, import, have imported, and otherwise Develop and have Developed (subject to OncoMed’s right to co-Develop BSP Development Compounds pursuant to Section 3.8 and to conduct Development under this Agreement on BSP Development Compounds that are not Late BSP Development Compounds) and Commercialize and have Commercialized all BSP Development Compounds and Products containing BSP Development Compounds in such Class, during the Term, in the Field; provided that the foregoing shall [***].

5.1.2 Research License. Subject to the terms and conditions of this Agreement, OncoMed hereby grants to BSP and its Affiliates a nonexclusive, royalty-free, non-sublicenseable and non-transferable (except as provided in Section 13.4) license in the Territory under all Know-How and Patent(s) Controlled by OncoMed claiming or disclosing compositions or methods useful for the practice of the Assay Technology, solely as necessary for BSP to practice the Assay Technology transferred to BSP pursuant to Section 2.3.3 to conduct BSP’s obligations under this Agreement with respect to Small Molecule Collaboration Compounds.

(a) Biomarker Technology License. Subject to the terms and conditions of this Agreement, OncoMed grants to BSP a non-exclusive, royalty-free [***], sublicenseable license in the Territory, under the OncoMed Intellectual Property, to Research, Develop, manufacture, use and import Inventions that are Biomarker Technology in connection with the Development and Commercialization of BSP Development Compounds. For the avoidance of doubt, the foregoing license shall not include the right to [***].

(b) If an OncoMed Diagnostic Kit is Developed by OncoMed or a collaborator with which OncoMed is Developing such Diagnostic Kit, BSP shall have the right to use such OncoMed Diagnostic Kit in connection with the Development and Commercialization of BSP Development Compounds solely prior to the time at which such OncoMed Diagnostic Kit becomes commercially available. Prior to commercial launch of such OncoMed Diagnostic Kit, upon request by BSP, OncoMed shall either, in its discretion, (i) provide to BSP in a one-time transfer of technology to BSP of all OncoMed Know-how necessary to enable BSP to make and use such OncoMed Diagnostic Kit in connection with the Development of BSP Development Compounds until such OncoMed Diagnostic Kit is commercially available, subject to BSP’s reimbursement of OncoMed’s actual out of pocket costs of such transfer, or (ii) supply to BSP, for a price equal to OncoMed’s actual out-of-pocket

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cost of supplying such OncoMed Diagnostic Kit, units of such OncoMed Diagnostic Kit reasonably necessary to enable BSP to Develop BSP Development Compounds until such OncoMed Diagnostic Kit is commercially available.

5.2 Sublicensing. BSP shall have the right to grant sublicenses to Affiliates and to Third Parties with respect to the rights licensed to BSP under Section 5.1; provided that any Sublicenses to Third Parties shall be subject to Sections 5.2.1 through 5.2.6:

5.2.1 such Sublicense shall refer to this Agreement and shall be subordinate to and consistent with the terms and conditions of this Agreement, and shall not limit the ability of BSP (individually or through the activities of its Sublicensee) to fully perform all of its obligations under this Agreement or OncoMed’s rights under this Agreement;

5.2.2 [***];

5.2.3 BSP shall remain responsible for the performance of this Agreement and the performance of its Sublicensees hereunder, and shall cause such Sublicensee to enable BSP to comply with all applicable terms and conditions of this Agreement;

5.2.4 each Sublicense shall terminate immediately upon the termination of this Agreement (in whole or only with respect to the rights that are subject to such Sublicense); however, OncoMed shall have the obligation to license each Sublicensee, at Sublicensee’s option, on substantially similar terms to those granted in such Sublicensee’s respective Sublicense, provided that such Sublicense has not been terminated for such Sublicensee’s breach or insolvency, such Sublicensee is otherwise performing activities in a manner consistent with this Agreement, and the terms and conditions of such Sublicense agreement are consistent with the terms and conditions of this Agreement; and

5.2.5 such Sublicensees shall have the right to grant further Sublicenses of same or lesser scope as its sublicense from BSP under the grants contained in Section 5.1 (the other party to such further sublicense also being a “Sublicensee”), provided that such further Sublicenses shall be in accordance with and subject to all of the terms and conditions of this Section 5.2 (i.e., such Sublicensee shall be subject to this Section 5.2 in the same manner and to the same extent as BSP).

5.2.6 For purposes of clarity, where BSP retains a Third Party contractor to perform any activity permitted under this Agreement as provided in Section 2.3.9, where such activity is to be performed at the direction and control and for the sole benefit of BSP under any of BSP’s have made, have used, have sold, have offered for sale or have imported rights granted herein, such retention of the Third Party contractor is not a Sublicense within the meaning of this Section 5.2 but is considered an activity of BSP under the license granted in Section 5.1.

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5.3 Licenses to OncoMed.

5.3.1 Research License. Subject to the terms and conditions of this Agreement, BSP hereby grants to OncoMed a non-exclusive, royalty-free, non-transferable (except as provided in Section 13.4) license in the Territory, under the BSP Intellectual Property, solely as and to the extent necessary to enable OncoMed to perform or have performed Research and Development activities under this Agreement with respect to Collaboration Compounds as defined in an applicable Biologic Development Plan or Co-Development Plan. For clarity, such license shall not extend to Research and Development activities for any OncoMed Development Compound.

5.3.2 OncoMed Development Compound License. Subject to the terms and conditions of this Agreement, including the conditions and limitations in Section 3.6.7, BSP grants to OncoMed a non-exclusive, royalty-free, non-transferable (except as provided in Section 13.4) license in the Territory, with the right to grant Sublicenses, under any [***], to Research, Develop, manufacture, use, import, offer for sale, sell, and Commercialize such OncoMed Development Compound in the Territory in the Field. Notwithstanding the foregoing, the license granted in this Section 5.3.2 shall exclude [***].

5.3.3 [***]. Subject to the terms and conditions of this Agreement, BSP grants to OncoMed a non-exclusive, royalty-free, sublicenseable license in the Territory, under [***] (a) to Research, Develop, manufacture, use, import, offer for sale, sell, and Commercialize OncoMed Development Compounds in the Field, (b) to Research, Develop, manufacture, use, import, offer for sale, sell, and Commercialize biologic compounds and (c) to practice [***] otherwise in connection with the practice of the Assay Technology described in Section 1.8(a).

5.3.4 Third Party Contractors. For purposes of clarity, where OncoMed retains a Third Party contractor to perform any activity permitted under this Agreement as provided in Section 2.3.9, where such activity is to be performed at the direction and control and for the sole benefit of OncoMed under any of OncoMed’s have made, have used, or have imported rights granted herein, such retention of the Third Party contractor is not a sublicense within the meaning of this Section 5.3 but is considered an activity of OncoMed under the licenses granted in this Section 5.3.

5.3.5 Biomarker Technology. Subject to the terms and conditions of this Agreement, BSP grants to OncoMed a non-exclusive, royalty-free, sublicenseable license in the Territory, under Biomarker Inventions (as defined in Section 8.1.4) owned solely or jointly by BSP, to Research, Develop, manufacture, use, Commercialize, and import Inventions that are Biomarker Technology in connection with the Development and Commercialization of OncoMed Development Compounds. [***].

5.3.6 Diagnostic Kits.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) Subject to the terms and conditions of this Agreement, BSP grants to OncoMed a non-exclusive, royalty-free, sublicenseable license in the Territory, under any intellectual property rights Controlled by BSP that cover compositions of matter, or methods of using or making, that are necessary to Develop, use and Commercialize a BSP Diagnostic Kit, to Research, Develop, manufacture, use, Commercialize, and import such BSP Diagnostic Kit in connection with the Development and Commercialization of OncoMed Development Compounds in accordance with Section 5.3.6(b).

(b) If a BSP Diagnostic Kit is Developed by BSP or a collaborator with which BSP is Developing such Diagnostic Kit, OncoMed shall have the right to use such BSP Diagnostic Kit in connection with the Development and Commercialization of OncoMed Development Compounds solely prior to the time at which such BSP Diagnostic Kit becomes commercially available. Prior to commercial launch of such BSP Diagnostic Kit, upon request by OncoMed, BSP shall either, in its discretion, (i) provide to OncoMed in a one-time transfer of technology to OncoMed all BSP Know-how necessary to enable OncoMed to make and use such BSP Diagnostic Kit in connection with the Development of OncoMed Development Compounds until such BSP Diagnostic Kit is commercially available, [***], or (ii) supply to OncoMed, [***], units of such BSP Diagnostic Kit reasonably necessary to enable OncoMed to Develop OncoMed Development Compounds until such BSP Diagnostic Kit is commercially available.

5.4 Patent Marking. The packaging for each Product Commercialized by BSP under this Agreement shall be marked (to the extent not prohibited by Law): (a) with a notice that such Product is sold under a license from OncoMed and (b) with applicable patent notices relating to the OncoMed Patents in such a manner as may be permitted or required by Law; provided that OncoMed timely requests BSP to include the applicable Patent notices in consultation with BSP.

5.5 Existing Agreements.

5.5.1

5.5.1 All licenses granted under this Article 5, to the extent they constitute sublicenses under intellectual property rights owned by a Third Party and licensed or sublicensed to OncoMed under an Existing Agreement and licensed to BSP under this Article 5 are subject to the relevant terms and conditions of the Existing Agreements. Any exclusive licenses that are granted under this Article 5 that constitute sublicenses under the Existing Agreements are exclusive only to the extent of the exclusive nature of the license granted to OncoMed under the Existing Agreements. To OncoMed’s knowledge as of the Effective Date, all terms and conditions contained in the Existing Agreements and reasonably believed by OncoMed to be relevant to the rights granted to BSP in this Agreement are summarized or referenced in Exhibit 5.5 and Sections 3.4.1(e), 5.5.2, 5.6.2, 6.4.3, 7.2.11, 8.2.3, 8.4.2(c), 10.1, and 10.4.1. OncoMed shall not modify any Existing Agreement in a manner that may affect BSP’s rights under this Agreement without the express written consent of BSP. BSP acknowledges that it has received copies of the Existing Agreements prior to the Effective Date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.5.2 Without limiting Section 5.5.1:

(a) BSP acknowledges the reservation of rights by the University of Michigan in the Patents and other intellectual property rights licensed by the University of Michigan to OncoMed under the Michigan License (the “Michigan Patents”), on behalf of the University of Michigan and the Howard Hughes Medical Institute, for noncommercial research and education purposes under Section 3.2 of the Michigan License.

(b) BSP covenants not to sue, and not to assist other parties in suing, the University of Michigan for claims relating to the Technology (as such term is defined in the Michigan License), the Michigan Patents, and any Sublicenses granted under the Michigan Patents pursuant to this Agreement.

(c) BSP agrees and acknowledges that OncoMed shall have the right to assign its rights under this Agreement, as a Sublicense under the Michigan Patents, to the University of Michigan; provided however that such assignment shall not be effective without the University of Michigan’s prior acceptance of such assignment in writing.

5.6 No Implied Licenses; Government Rights.

5.6.1 No Implied Licenses. No license or other right is or shall be created or granted hereunder by implication, estoppel, or otherwise. All licenses and rights are or shall be granted only as expressly provided in this Agreement. All rights not expressly granted by OncoMed or BSP under this Agreement are reserved by OncoMed or BSP respectively.

5.6.2 Government Rights. This Agreement is expressly subject to the reservation on behalf of the U.S. government under Section 3.3 of the Michigan License as to the Michigan Patents (as defined in Section 5.5.2(a)). OncoMed will use Commercially Reasonable Efforts, upon a request by BSP, to request the University of Michigan to obtain a waiver of the United States manufacturing requirement contained in the Michigan License and shall otherwise cooperate to obtain such waiver, and, if such waiver is not obtained, to assist BSP in identifying a manufacturer in the United States so as to comply with Law and the Michigan License. If BSP does not request OncoMed to request the University of Michigan to obtain such a waiver, or such requested waiver is not obtained, BSP shall substantially manufacture Products claimed by the Michigan Patents in the United States to the extent required under Law and Section 7.3 of the Michigan License.

6. FINANCIAL TERMS

6.1 Upfront Payment. In consideration for the rights granted to BSP under this Agreement, BSP, upon the Effective Date, shall pay to OncoMed a one-time-only, nonrefundable, noncreditable payment of forty million Dollars ($40,000,000). BSP shall make such payment within [***] after receipt of an invoice for such payment from OncoMed after the Effective Date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2 Option Extension Fee for BSP Option for the [***] Class. In consideration for the rights granted to BSP under Section 3.1 with respect to the BSP Option for the [***] Class, BSP shall pay, within [***] after receipt of an invoice therefor, [***] to OncoMed. Such option extension fee shall not be refundable or returnable in any event, nor shall it be creditable against royalties or other payments. If BSP does not make such payment within such time period, the BSP Option with respect to the [***] Class shall expire at the end of such payment period. [***].

6.3 Milestone Payments. In consideration for the rights granted to BSP under this Agreement, BSP shall make milestone payments to OncoMed described in Sections 6.3.1 through 6.3.5. Such milestone payments shall not be refundable or returnable in any event, nor shall they be creditable against royalties or other payments.

6.3.1 Milestone Payments for Collaboration Compounds. BSP shall make the milestone payments set forth in the table in Exhibit 6.3.1 to OncoMed following the achievement of each of the corresponding milestone events set forth in the table in Exhibit 6.3.1 within [***] after receipt of an invoice for such payment, which invoice shall issue no earlier than the date of achievement of the applicable milestone event. Such payments shall be due to OncoMed for each Collaboration Compound within the description in the relevant column under “Payment” in the table in Exhibit 6.3.1.

6.3.2 Option Exercise Payments. BSP shall make the applicable BSP Option exercise payment set forth in the table in Exhibit 6.3.2 to OncoMed within [***] after receipt of an invoice for such payment, which invoice shall issue no earlier than the date on which BSP exercises a BSP Option for the relevant Class, as further described in Section 3.1.2.

6.3.3 Small Molecule Class Advancement Payment. BSP shall make a milestone payment of [***] to OncoMed within [***] days after receipt of an invoice for such payment, which invoice shall issue no earlier than the date BSP has decided to [***], which decision shall be made, if at all, prior to the earlier of (a) [***].

6.3.4 Milestone Payments for BSP Development Compounds. If BSP exercises a BSP Option for a Biological Collaboration Compound Class or the Small Molecule Advancement occurs, the milestone payments set forth in the table in Exhibit 6.3.4 relevant to each BSP Development Compound in such Class shall become due on achievement of the relevant milestone event set forth in the table in Exhibit 6.3.4 for such BSP Development Compound; [***]. BSP shall provide OncoMed with prompt written notice of the achievement of any milestone described in the table in Exhibit 6.3.4 by BSP, its Affiliates or its Sublicensees for any BSP Development Compound within such Class. BSP will make such payments to OncoMed within [***] after receipt of an invoice for such payment, which invoice shall issue no earlier than the date of achievement of the specified milestone event for the relevant BSP Development Compound by BSP, its Affiliate or its Sublicensee. Such milestone payments are

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

payable for each BSP Development Compound within the description for the relevant column in the table in Exhibit 6.3.4 for which such milestone is achieved.

6.3.5 Net Sales Milestones. BSP shall pay to OncoMed the applicable one-time-only Net Sales threshold milestone payments set forth in the table in Exhibit 6.3.5, [***], within [***] after receipt of an invoice for such payment, which invoice shall issue no earlier than the first time that the total aggregate Net Sales [***] in a Calendar Year by BSP, its Affiliates and its Sublicensees in the Territory reach or exceed the relevant amounts set forth in the table in Exhibit 6.3.5.

6.4 Royalty Payments.

6.4.1 Royalties. As further consideration for the rights granted to BSP under this Agreement, subject to Section 6.4.2, BSP will pay OncoMed incremental royalties on Net Sales by BSP, its Affiliates and its Sublicensees of all Products containing the type of BSP Development Compound described in each of the columns set forth in the table in Exhibit 6.4.1 during a Calendar Year, on a country-by-country basis and on a category of Product–by–category of Product basis, for the applicable country, in the amounts set forth in the table in Exhibit 6.4.1. If a Product contains more than one Collaboration Compound, then one (1) royalty payment shall apply to Net Sales of such Product, which payment shall be calculated using [***].

6.4.2 Royalty Rate Reductions.

(a) Notwithstanding Section 6.4.1, royalties payable with respect to each Product in a given country during the Royalty Term shall be reduced by [***], during the time period in which any of the following subsections (i) through (iv) apply during the Royalty Term for such Product in such country:

(i) [***]

(ii) [***]

(iii) [***]

(iv) [***]

(b) Notwithstanding Section 6.4.1, solely with respect to a Product containing a Biologic Collaboration Compound and not a Small Molecule Collaboration Compound, in any country in which such Product is sold, royalties payable shall be reduced for so long as all of the following subsections (i) through (iii) apply in such country:

(i) [***]

(ii) [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) [***]

(c) Notwithstanding Sections 6.4.1 and 6.4.2(a), BSP shall have no royalty obligation under Section 6.4.1 for a Product containing a Small Molecule Collaboration Compound in any country in which such Product is sold for so long as all of (i) through (iii) apply in such country: [***].

(d) Notwithstanding Sections 6.4.1 and 6.4.2(a), BSP shall have no royalty obligation under Section 6.4.1 for a Product containing a Biologic Collaboration Compound in any country in which such Product is sold for so long as all of (i) through (iii) apply in such country: [***].

6.4.3 Notwithstanding Sections 6.4.1 and 6.4.2, if, after expiration of BSP’s obligation to pay OncoMed royalties under this Agreement, OncoMed continues to be obligated to make payments under the Existing Agreements as a result of sales of Product by BSP, its Affiliates, or its Sublicensees, BSP shall pay to OncoMed amounts at such times and in such amounts that will allow OncoMed, after deduction of any applicable duties, fees or withholdings required by Law, to pass such payments through to the University of Michigan, MorphoSys, or Lonza so as to satisfy in full OncoMed’s payment obligations under the Existing Agreements with respect to such sales of Product. The royalties due under the Existing Agreements are summarized in Exhibit 5.5.

6.5 Royalty Payment Reports. After the First Commercial Sale of a Product and for the Royalty Term for such Product, BSP shall furnish to OncoMed a written report, no later than [***] after the end of each Calendar Quarter (or portion thereof if this Agreement terminates during a Calendar Quarter), showing the amount of royalty due for such Product for such Calendar Quarter (or portion thereof). Royalty payments for each Calendar Quarter shall be due [***]. With each quarterly payment, BSP shall deliver to OncoMed a full and accurate accounting to include at least the following information: (a) [***], (b) the Net Sales for the applicable Product by BSP, its Affiliates, and Sublicensees in the currency in which sales were made and in Dollars after the application of the exchange rate during the reporting period as reported in subsection (d), below, (c) the royalties payable in Dollars which shall have accrued hereunder in respect of such Net Sales and the basis for calculating those royalties, (d) the exchange rates and other methodology used in converting into Dollars, from the currencies in which sales were made; (e) [***]; and (f) withholding taxes, if any, required by Law to be deducted in respect of such royalties.

6.6 Manner of Payment. All payments to be made by BSP hereunder shall be made in Dollars by wire transfer of immediately available funds to such U.S. bank account as shall be designated by OncoMed. Unless otherwise indicated in this Agreement, all payments, other than royalty payments (which are addressed in Section 6.5), shall be made no later than [***] from receipt of an invoice. Late payments shall bear interest at the rate provided in Section 6.11.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.7 Records Retention. Commencing with the First Commercial Sale of a Product by BSP, BSP shall keep, and shall cause each of its respective Affiliates, and Sublicensees, if any, to keep, full and accurate books of accounting in accordance with IFRS or GAAP, as applicable, containing all particulars that may be necessary for the purpose of calculating all royalties payable to OncoMed under this Article 6, for a period of [***] after the Calendar Year in which such sales occurred, in sufficient detail to permit OncoMed to confirm the accuracy of royalties paid hereunder.

6.8 Audits. During the Term and for a period of [***] thereafter, at the request and expense of OncoMed under this Article 6, BSP shall permit an independent, certified public accountant of nationally recognized standing appointed by OncoMed, and reasonably acceptable to BSP, at reasonable times and upon reasonable notice, but in no case more than once per Calendar Year thereafter, to examine such records as may be necessary for the sole purpose of verifying the calculation and reporting of Net Sales and the correctness of any royalty payment made under this Agreement for any period within the preceding [***]. Payments over each period of time may be audited only once during the lifetime of this Agreement. Results of any such examination shall be made available to both BSP and OncoMed. The independent, certified public accountant shall disclose to OncoMed only the royalty amounts which the independent auditor believes to be due and payable hereunder to OncoMed, details concerning any discrepancy from the amount paid and the amount due, and shall disclose no other information revealed in such audit. Any and all records examined by such independent accountant shall be deemed BSP’s Confidential Information which may not be disclosed by said independent, certified public accountant to any Third Party. If, as a result of any inspection of the books and records of BSP, it is shown that OncoMed’s payments under this Agreement were less than the amount which should have been paid, then BSP shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within [***]. If, as a result of any inspection of the books and records of BSP, it is shown that payments to OncoMed under this Agreement were more than the amount which should have been paid, then the amount of the overpayment shall be refunded to BSP within [***] or be credited against future royalty payments, at BSP’s option. OncoMed shall pay for such audits, except that in the event that BSP underpaid royalty payments by more than [***] during the period in question as per the audit, BSP shall pay the reasonable costs of the audit.

6.9 Currency Exchange. All payments under this Agreement shall be payable, in full, in Dollars, regardless of the country(ies) in which sales are made. For the purposes of computing Net Sales of Products or products Commercialized by OncoMed that are sold in a currency other than Dollars, such currency shall be converted into Dollars as calculated at the actual average rates of exchange for the purchase of Dollars for the pertinent quarter or year to date, as the case may be, as obtained from Reuters, or such other source as may be used by BSP or OncoMed in producing its quarterly and annual accounts as such Party so notifies the other Party in writing from time to time.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.10 Taxes. In the event that BSP determines that it is required to withhold any tax to the tax or revenue authorities in any country regarding any payment to OncoMed due to the Law of such country, BSP shall be entitled to deduct and withhold from the amount payable the tax for which BSP is liable under the applicable Law unless and until an exemption or reduction is granted by the applicable tax or revenue authority. Each of BSP and OncoMed agrees to cooperate in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect. If neither Party is permitted to claim an exemption from such deductions or withholdings, BSP may deduct the amount of tax required to be paid (which may include a reduced amount if a reduction is granted by the applicable tax or revenue authority) from the payment to be made by BSP to OncoMed after notice to OncoMed of such withholding. Within a reasonable amount of time after making such deduction, BSP shall furnish OncoMed with copies of any tax filing or other documentation evidencing such withholding. Any tax withheld shall be treated as having been paid by BSP to OncoMed all purposes of this Agreement. If it is determined by the applicable tax or revenue authority that BSP failed to make a withholding tax payment, OncoMed will promptly pay to BSP the amount due to enable BSP to make the missed payment. If it is determined that BSP overpaid withholding tax and OncoMed’s assistance is required to apply for a refund to the applicable tax or revenue authority, OncoMed shall promptly furnish such information or assistance as may be required.

6.11 Interest Due. Without limiting any other rights or remedies available to a Party, either Party shall pay to the other interest on any payments required by this Agreement that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the one month USD-LIBOR as quoted on REUTERS screen <USDLIBOR01> plus a premium of [***] or the highest rate allowed by law, whichever is lower. The interest calculation will be based on the act / 360 computation method, which means that the numerator is calculated based on the actual days elapsed while the denominator remains 360 (flat). The interest rate will be fixed on the due date and adjusted for any subsequent thirty (30) day period to the rate then in effect on the first Business Day of such period. Interest will be compounded monthly in arrears. Such interest will be due and payable on the tender of the underlying principal payment.

7. REPRESENTATIONS, WARRANTIES, AND COVENANTS; DISCLAIMERS; LIMITATION OF LIABILITY

7.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date that:

7.1.1 such Party is duly organized, validly existing and in good standing under the Law of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.1.2 execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized;

7.1.3 this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

7.1.4 the performance of this Agreement by it does not create a breach or default under any other agreement to which it is a party;

7.1.5 the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

7.1.6 no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Law currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required to obtain Hart-Scott-Rodino clearance or other clearances as required by other government authorities;

7.1.7 all of its employees, officers, contractors, and consultants either (a) have executed agreements requiring assignment to such Party of all right, title and interest in and to their inventions and discoveries they have invented or otherwise discovered or generated during the course of and as a result of their association with such Party, whether or not patentable, if any, to such Party as the sole owner thereof or (b) if any of such Party’s employees, officers, contractors, and consultants shall not have executed such an agreement, (i) are subject to legal requirements to assign all right, title and interest in and to all inventions they have invented or otherwise discovered or generated during the course of and as a result of their association with such Party to such Party, or (ii) assignment by such employee, officer, contractor, and consultant of such inventions to such Party occurs by operation of Law;

7.1.8 all of its employees, officers, contractors, and consultants either (a) have executed agreements obligating each such employee, officer, contractor, and consultant to maintain as confidential the Confidential Information of such Party, or (b) if any of such Party’s employees, officers, contractors, and consultants shall not have executed such an agreement, such employees, officers, contractors, and consultants are subject by operation of Law to maintain as confidential the Confidential Information of such Party; and

7.1.9 neither such Party, nor any of its employees, officers, subcontractors, or consultants who have rendered or will render services relating to the Collaboration Compounds or Products: (a) has ever been debarred or is subject or debarment or convicted of a crime for which an entity or person could be debarred by the FDA under 21

U.S.C. Section 335a (or subject to a similar sanction of EMA) or (b) has ever been under indictment for a crime for which a person or entity could be so debarred.

7.2 Additional Representations, Warranties, and Covenants of OncoMed. OncoMed hereby represents and warrants to BSP, as of the Effective Date, that, to its knowledge:

7.2.1 OncoMed owns or otherwise Controls the OncoMed Patents set forth on Exhibit 1.110;

7.2.2 no security interests exist in the OncoMed Patents set forth on Exhibit 1.110 in favor of any creditor, and OncoMed will not allow any security interest in any OncoMed Patents claiming inventions relating to a Collaboration Compound in favor of any creditor to be created without the written consent of BSP;

7.2.3 all agreements between OncoMed and any Third Party under which OncoMed receives a license under any intellectual property rights OncoMed reasonably believes are relevant to activities to be performed by BSP pursuant to this Agreement are listed in Exhibit 5.5.

7.2.4 there is no pending litigation that alleges either that any OncoMed Patent that claims Biologic Collaboration Compounds is, or for any patent application included in the OncoMed Patents claiming Biologic Collaboration Compounds, if issued, would be, invalid or unenforceable, or that OncoMed has misappropriated any intellectual property rights of any Third Party;

7.2.5 no oral or written communications have been received by OncoMed from any Third Parties that allege either that any issued OncoMed Patent claiming Biologic Collaboration Compounds existing as of the Effective Date is, or, for patent applications included in the OncoMed Patents claiming Biologic Collaboration Compounds existing as of the Effective Date, if issued substantially in the same form as they currently exist, would be, invalid or unenforceable, [***];

7.2.6 each of the issued patents, and any currently pending patent application or patent application from which any such patent has issued, in each case within the OncoMed Patents that claims Biologic Collaboration Compounds existing as of the Effective Date and that is owned by OncoMed, (a) has been prosecuted in compliance with all applicable rules, policies, and procedures of the U.S. Patent and Trademark Office in all material respects, (b) is subsisting unless noted on such Exhibit 1.110 as abandoned or expired, and (c) has not been prosecuted in a manner involving any material defects in prosecution or filings that could provide any reasonable basis for rendering a patent issuing therefrom to be invalid or unenforceable; recognizing that it would not be a material defect to file claims in an application in the ordinary course of prosecution that may have a different scope than those claims contained in the patent issuing from such application;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2.7 there is no pending litigation, [***] that alleges that OncoMed’s activities conducted prior to the Effective Date with respect to Biologic Collaboration Compounds have infringed or misappropriated any intellectual property rights of any Third Party;

7.2.8 there are no valid and enforceable, potentially relevant, issued patents owned by a Third Party that would be infringed by the Development, use, or sale of the 18R5 Collaboration Compound or Collaboration Compounds in the Fzd-Fc Class, each [***];

7.2.9 except as set forth in Sections 5.5 and 5.6, OncoMed has not, as of the Effective Date, granted any right or license to any Third Party under the OncoMed Intellectual Property that would conflict or interfere with any of the rights or licenses granted to BSP hereunder and OncoMed will not in the future grant any right or license to any Third Party under the OncoMed Intellectual Property that would conflict or interfere with any of the rights or licenses granted to BSP hereunder without the express written consent of BSP;

7.2.10 OncoMed has [***] this Agreement, including without limitation 18R5 Collaboration Compound or the Fzd-Fc Collaboration Compound existing as of the Effective Date;

7.2.11 OncoMed has used such commercially reasonable efforts as a prudent business person would undertake to meet its obligations under Section 4.8(a) of the MorphoSys Agreement;

7.2.12 OncoMed has made available to BSP information in OncoMed’s possession and Control that provides reasonable insight into the current financial condition of OncoMed as of the Effective Date and OncoMed’s management’s projections (subject to change) relating to anticipated activities of OncoMed through 2013; and

7.2.13 OncoMed covenants to provide BSP with written notice if at any time during the Term OncoMed’s reported cash balance (including without limitation cash and cash equivalents) falls below [***] based on the OncoMed’s then-existing cash balance and burn rate, assuming no additional financing or fund raising is conducted by OncoMed during such time period and that OncoMed receives no additional income from Third Parties during such time period.

Reference to “knowledge” in the first sentence of Section 7.2 for purposes of Sections 7.2.1 through 7.2.9 means actual knowledge of [***].

7.3 Additional Representations and Warranties of BSP. BSP hereby represents and warrants to OncoMed, as of the Effective Date, that, [***].

7.4 Mutual Covenants. Each Party hereby covenants to the other Party that:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.4.1 all employees, officers, contractors, and consultants of such Party or its Affiliates working under this Agreement shall execute agreements requiring assignment to such Party of all right, title and interest in and to their inventions and discoveries invented or otherwise discovered or generated during the course of and as a result of their association with such Party, whether or not patentable, if any, to such Party as the sole owner thereof, or, if any of such Party’s employees, officers, contractors, and consultants shall not have executed such an agreement, assignment by such employee, officer, contractor, and consultant of such inventions to such Party shall occur by operation of Law or other legal requirements;

7.4.2 such Party shall perform its activities pursuant to this Agreement in compliance with GLP, GCP, and GMP, in each case as applicable under the Law and regulations of the country and the state and local government wherein such activities are conducted, and with respect to the care, handling and use in research and Development activities hereunder of any non-human animals by or on behalf of such Party, shall at all times comply (and shall ensure compliance by any of its subcontractors) with all Law, and also with the standards in the pharmaceutical industry for the Development and Commercialization of pharmaceutical products;

7.4.3 neither Party shall employ (or, to the best of its knowledge, shall not use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of EMA), or, to the best of its knowledge, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA), in the conduct of its activities under this Agreement;

7.4.4 such Party shall perform its obligations and exercise its rights hereunder in compliance with all Law;

7.4.5 such Party shall not engage in any activities that use the other Party’s intellectual property rights licensed to such Party hereunder in a manner that is outside the scope of the license rights granted to it hereunder; and

7.4.6 such Party shall not knowingly infringe the intellectual property rights of any Third Party in connection with its activities pursuant to this Agreement.

7.5 Additional Covenant of OncoMed and BSP. OncoMed hereby covenants to BSP that, after the Effective Date, OncoMed shall (a) prosecute patent applications in the OncoMed Patents in compliance with all applicable rules, policies, and procedures of the U.S. Patent and Trademark Office in all material respects, and (b) not prosecute patent applications in the OncoMed Patents in a manner involving any material defects that could provide that is reasonably likely to result in any material defects in prosecution or filings that could provide any reasonable basis for rendering a patent issuing therefrom to be invalid or unenforceable, recognizing that it would not be a material defect to file claims in an application in the ordinary course of prosecution that may have a different scope than those claims contained in the patent issuing from such application. BSP hereby covenants to OncoMed that, after the Effective Date, BSP shall (i) prosecute patent applications in the Relevant BSP Patents in compliance with all applicable rules, policies, and procedures of the U.S. Patent and Trademark Office in all material respects, and (ii) not prosecute patent applications in the

Relevant BSP Patents in a manner involving any material defects that could provide that is reasonably likely to result in any material defects in prosecution or filings that could provide any reasonable basis for rendering a patent issuing therefrom to be invalid or unenforceable, recognizing that it would not be a material defect to file claims in an application in the ordinary course of prosecution that may have a different scope than those claims contained in the patent issuing from such application.

7.6 DISCLAIMERS.

7.6.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT: (a) ONCOMED MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE ONCOMED INTELLECTUAL PROPERTY OR ANY LICENSE GRANTED BY ONCOMED HEREUNDER, OR WITH RESPECT TO ANY COLLABORATION COMPOUNDS OR PRODUCTS; AND (b) NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT ANY PATENT OR OTHER PROPRIETARY RIGHTS INCLUDED IN THE ONCOMED PATENTS ARE VALID OR ENFORCEABLE OR THAT USE OF THE ONCOMED CONFIDENTIAL INFORMATION OR ONCOMED INTELLECTUAL PROPERTY CONTEMPLATED HEREUNDER DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

7.6.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT: (a) BSP MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY BSP CONFIDENTIAL INFORMATION OR ANY LICENSE GRANTED BY BSP UNDER ITS INTELLECTUAL PROPERTY RIGHTS HEREUNDER, OR WITH RESPECT TO ANY BSP DEVELOPMENT COMPOUNDS OR PRODUCTS; AND (b) NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT USE OF THE BSP CONFIDENTIAL INFORMATION OR BSP INTELLECTUAL PROPERTY CONTEMPLATED HEREUNDER DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

7.7 LIMITATION OF LIABILITY. EXCEPT FOR CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER ARTICLE 10, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER

LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL, OR LOSS OF BUSINESS). [***].

8. INTELLECTUAL PROPERTY

8.1 Ownership of Inventions and Know-How.

8.1.1 Inventions. Inventorship of inventions invented or otherwise discovered or generated in the course of activities performed under or contemplated by this Agreement (“Inventions”) shall be determined by application of U.S. patent Law pertaining to inventorship.

8.1.2 BSP Owned Inventions. BSP shall solely own all Inventions, and all intellectual property rights therein, including without limitation Know-How discovered or generated in the course of activities performed under or contemplated by this Agreement during the Term, regardless of the inventorship thereof: (a) that relate to [***] (“BSP Owned Inventions”). BSP Owned Inventions shall also include all [***], and [***]. If any BSP Owned Invention is invented or otherwise discovered or generated solely by one or more Affiliates, employees, consultants, Sublicensees, agents, or independent contractors of OncoMed or invented or otherwise discovered or generated jointly by one or more Affiliates, employees, consultants, Sublicensees, agents, or independent contractors of each Party, OncoMed shall, and hereby does, assign all of its right, title, and interest in and to such BSP Owned Invention to BSP.

8.1.3 OncoMed Owned Inventions. OncoMed shall solely own all Inventions, and all intellectual property rights therein, including without limitation Know-How discovered or generated during the Term in the course of activities performed under or contemplated by this Agreement, [***], other than BSP Owned Inventions or [***], and any and all intellectual property rights therein (“OncoMed Owned Inventions”). “OncoMed Owned Inventions” shall include [***]. If any OncoMed Owned Invention is invented or otherwise discovered or generated solely by one or more Affiliates, employees, consultants, Sublicensees, agents, or independent contractors of BSP or invented or otherwise discovered or generated jointly by one or more Affiliates, employees, consultants, Sublicensees, agents, or independent contractors of each Party, BSP shall, and hereby does, assign all of its right, title, and interest in and to such OncoMed Owned Invention, and any and all intellectual property rights therein, to OncoMed.

8.1.4 Biomarker Inventions. Any Invention that is Biomarker Technology (determined after giving effect to Sections 8.1.2 and 8.1.3), and any and all intellectual property rights therein, including without limitation Know-How discovered or generated during the Term in the course of activities performed under or contemplated by this

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Agreement, (“Biomarker Inventions”) that is [***] shall be owned [***]. Any Biomarker Invention that is [***] shall be owned [***].

8.1.5 Ownership Disputes. In the event that the Parties dispute whether any Invention is a BSP Owned Invention or an OncoMed Owned Invention, or which Party(ies) own any Invention relating to Biomarker Technology, each of the Parties shall notify the other Party’s Patent Representative. If the dispute remains unresolved after discussion by the Patent Representatives, the Expert Dispute Resolution Procedures of Sections 12.2 and 12.3 shall apply, as appropriate. Additionally, the Patent Representatives shall discuss ways in which patent application filing and prosecution efforts can be undertaken so as to give effect to the provisions of this Agreement, such as, for example, claiming BSP Owned Inventions, OncoMed Owned Inventions, and Inventions relating to Biomarker Technology in separate patent applications.

8.1.6 Biomarker Invention License and Right of First Negotiation.

(a) Subject to the terms and conditions of this Agreement, BSP grants to OncoMed a non-exclusive, royalty-free, sublicenseable license in the Territory, under any intellectual property rights Controlled by BSP that claim Biomarker Inventions, to Research, Develop, manufacture, use and import such Biomarker Technology in connection with [***]. For the avoidance of doubt, the foregoing license shall not include the right to Develop or Commercialize a Collaboration Compound or a Biomarker Compound [***] (a “Modified Collaboration Compound”) [***].

(b) If either Party desires to obtain rights under Biomarker Inventions of broader scope than the licenses granted to such Party in Article 5 or 8 (as applicable), with the exception of licenses for [***], the Parties agree to negotiate in good faith the terms and conditions of an agreement pursuant to which such Party may be granted such rights.

(c) In the event either Party desires to initiate [***], such Party will notify the other Party. If OncoMed is the notifying Party, the Parties shall negotiate, during the [***] period following such notification, over terms for an exclusive license pursuant to which BSP would develop and commercialize such Modified Collaboration Compound for such use. If in such case OncoMed and BSP do not enter into such a license agreement within such [***] period, OncoMed will be free to initiate discussions with Third Parties and may enter into an agreement with a Third Party under which such activities may be conducted, provided that such agreement does not contain terms and conditions more favorable to such Third Party than the terms last proposed by BSP in any discussions between the Parties during the consultation period, and further provided that such agreement is consistent with and is not reasonably likely to affect adversely the Parties’ rights and obligations under this Agreement.

8.1.7 Cooperation. Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, licensees and Sublicensees to so disclose, the conception of any Invention which, in accordance with this Section 8.1, is owned solely by the other Party. Each Party shall cause its Affiliates, employees, consultants, Sublicensees, agents, or independent contractors to so assign to such Party, such person’s or entity’s right, title and

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interest in and to any such Inventions, and intellectual property rights therein, as is necessary to enable such Party to fully effect the ownership of such Inventions, and intellectual property rights therein, as provided for in Section 8.1.2 through 8.1.4. Each Party shall also include provisions in its relevant agreements with Third Parties performing activities on its behalf pursuant to this Agreement, that effect the intent of this Article 8. Each Party agrees to provide reasonable cooperation to the other Party to execute and deliver all documents reasonably required to evidence or record any assignment pursuant to this Agreement. Each Party shall, and shall cause its Affiliates, employees, consultants, Sublicensees, agents, or independent contractors to, cooperate with the other Party and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect such other Party’s right, title and interest in and to Inventions, and intellectual property rights therein, as set forth in this Section 8.1.

8.1.8 Prompt Filing. Each Party agrees to file reasonably promptly any patent applications for which it is responsible for filing, prosecuting and maintaining under this Article 8, [***]. If BSP fails to file promptly any patent applications for which it is responsible for filing, prosecuting and maintaining under this Article 8, and such failure would result in [***].

8.2 Prosecution of OncoMed Patents.

8.2.1 Filing, Prosecution, and Maintenance of OncoMed Initial Prosecution Patents. OncoMed shall be responsible, using patent counsel selected by OncoMed and reasonably acceptable to BSP (for clarity, all references in this Article 8 to “patent counsel” shall include inside patent counsel as well as outside patent counsel), for the preparation, prosecution (including without limitation any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of OncoMed Patents, [***] (“OncoMed Initial Prosecution Patents”). OncoMed shall reasonably inform and consult with BSP, and shall take BSP’s comments into good faith consideration, with respect to the preparation, prosecution and maintenance of such OncoMed Initial Prosecution Patents; provided, however, that OncoMed shall endeavor to pursue patents claiming a Late BSP Development Compound in at least every country listed in Exhibit 8.2.1, unless otherwise agreed by the Parties. OncoMed shall provide to BSP copies of any papers relating to the filing, prosecution or maintenance of such OncoMed Initial Prosecution Patents reasonably in advance of their being filed or promptly upon their being received, including without limitation draft filings reasonably in advance of their being filed so that BSP can comment and provide input with respect to such draft filings. OncoMed agrees to discuss in good faith any changes reasonably requested by BSP to such papers, including without limitation draft filings, promptly upon their being received. OncoMed agrees to implement any such recommended changes with the goal of optimizing overall patent protection for Late BSP Development Compounds, unless those changes would, in OncoMed’s reasonable belief, be detrimental to the issuance and validity of other OncoMed Initial Prosecution Patents or Patents then being prosecuted by OncoMed. In any event, OncoMed will

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not finally abandon any claims or will not limit any claims specific to Late BSP Development Compounds without BSP’s prior written consent. BSP hereby agrees that the law firms Sterne, Kessler, Goldstein & Fox and Casimir Jones are acceptable to BSP for purposes of this Section 8.2.1.

8.2.2 Abandonment of OncoMed Initial Prosecution Patents. In no event will OncoMed permit the OncoMed Initial Prosecution Patents to be abandoned in any country in the Territory, or elect not to file a new Patent application claiming priority to a Patent application within such OncoMed Initial Prosecution Patents either before such Patent application’s issuance or within the time period required for the filing of an international (i.e., Patent Cooperation Treaty), regional (including without limitation the European Patent Office) or national Patent application, without BSP first being given an opportunity reasonably in advance to assume full responsibility for the continued prosecution and maintenance of such OncoMed Initial Prosecution Patents, or the filing of such new Patent application included in the OncoMed Initial Prosecution Patents. OncoMed shall provide BSP with notice of the allowance and expected issuance date of any Patent within such OncoMed Initial Prosecution Patents, and any of the aforementioned filing deadlines, and OncoMed shall provide BSP with prompt notice as to whether it desires to file such new Patent application. In the event that OncoMed decides either (a) not to continue the prosecution or maintenance of a Patent application or Patent within such OncoMed Initial Prosecution Patents in any country or (b) not to file such new Patent application requested to be filed by BSP, OncoMed shall provide BSP with notice of this decision at least [***] prior to any pending lapse or abandonment thereof. In such event, OncoMed shall provide BSP with an opportunity to assume responsibility for all costs reasonably associated with the filing and/or further prosecution and maintenance of such Patent application and any Patent issuing thereon (such filing to occur prior to the issuance of the Patent to which the application claims priority or expiration of the applicable filing deadline, as set forth above). In the event that BSP assumes such responsibility for such filing, prosecution and maintenance costs, BSP shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such Patent applications and Patents to patent counsel selected by it and reasonably acceptable to OncoMed. If BSP decides to assume the filing or prosecution of any such Patent owned by OncoMed, [***]. Such Patent applications and Patents [***] subject to all of the terms and conditions of this Agreement in the same manner and to the same extent as the other OncoMed Initial Prosecution Patents.

8.2.3 Notwithstanding Section 8.2.1 and 8.2.2, BSP acknowledges that the University of Michigan has the first right to prosecute and maintain the Michigan Patents. If the University of Michigan decides to refrain from or to cease prosecuting or maintaining the Michigan Patents, then under the Michigan License, OncoMed has the right to continue such prosecution or maintenance. If OncoMed continues such activities, then OncoMed shall proceed as provided in this Section 8.2 with respect to the Michigan Patents, provided that BSP agrees and acknowledges that OncoMed is obligated to provide to the University of Michigan any and all draft filings and applications for the Michigan Patents, as well as responses to patent authorities in connection therewith, before filing such items, for review and comment by the University of Michigan. Additionally, BSP acknowledges that, notwithstanding anything to the contrary in this Agreement, (a) MorphoSys has the first right, pursuant to Section 9.1 and 9.2 of

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the MorphoSys Agreement, to prosecute, maintain or enforce certain OncoMed Patents covering Research Inventions (as such term is defined in the MorphoSys Agreement) if OncoMed elects not to do so and (b) OncoMed has no rights to prosecute or maintain the Patents licensed to OncoMed pursuant to the MorphoSys Agreement.

8.3 Prosecution of Relevant BSP Patents.

8.3.1 Filing, Prosecution, and Maintenance of Relevant BSP Patents.

For purposes of this Section 8.3, “Relevant BSP Patents” shall mean those BSP Patents that claim or disclose [***]. BSP shall be responsible, using patent counsel selected by BSP and reasonably acceptable to OncoMed, for the preparation, prosecution (including without limitation any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of Relevant BSP Patents. BSP shall reasonably inform and consult with OncoMed, and shall take OncoMed’s comments into good faith consideration, with respect to the preparation, prosecution and maintenance of such Relevant BSP Patents; provided, however, that BSP shall endeavor to pursue patents claiming Biologic Collaboration Compounds in at least every country listed in Exhibit 8.2.1, unless otherwise agreed by the Parties. BSP shall provide to OncoMed copies of any papers relating to the filing, prosecution or maintenance of such Relevant BSP Patents reasonably in advance of their being filed or promptly upon their being received, including without limitation draft filings reasonably in advance of their being filed so that OncoMed can comment and provide input with respect to such draft filings. BSP agrees to discuss in good faith any changes reasonably requested by OncoMed to such papers, including without limitation draft filings, promptly upon their being received. BSP agrees to implement any such recommended changes with the goal of optimizing overall patent protection for Biologic Collaboration Compounds and/or any BSP Owned Inventions, unless those changes would, in BSP’s reasonable belief, be detrimental to the issuance and validity of other BSP Patents or Patents then being prosecuted by BSP. In any event, BSP will not finally abandon any claims or will not limit any claims specific to Biologic Collaboration Compounds and/or any BSP Owned Inventions without OncoMed’s prior written consent.

8.3.2 Abandonment of Relevant BSP Patents. In no event will BSP permit the BSP Relevant Patents to be abandoned in any country in the Territory, or elect not to file a new Patent application claiming priority to a Patent application within such Relevant BSP Patents either before such Patent application’s issuance or within the time period required for the filing of an international (i.e., Patent Cooperation Treaty), regional (including without limitation the European Patent Office) or national Patent application, without OncoMed first being given an opportunity reasonably in advance to assume full responsibility for the continued prosecution and maintenance of such Relevant BSP Patents, or the filing of such new Patent application included in the Relevant BSP Patents. BSP shall provide OncoMed with notice of the allowance and expected issuance date of any Patent within such Relevant BSP Patents, and any of the aforementioned filing deadlines, and BSP shall provide OncoMed with prompt notice as to whether it desires to file such new Patent application. In the event that BSP decides either (a) not to continue the prosecution or maintenance of a Patent application or Patent within such

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Relevant BSP Patents in any country or (b) not to file such new Patent application requested to be filed by OncoMed, BSP shall provide OncoMed with notice of this decision at least [***] prior to any pending lapse or abandonment thereof. In such event, BSP shall provide OncoMed with an opportunity to assume responsibility for all costs reasonably associated with the filing and/or further prosecution and maintenance of such Patent application and any Patent issuing thereon (such filing to occur prior to the issuance of the Patent to which the application claims priority or expiration of the applicable filing deadline, as set forth above). In the event that OncoMed assumes such responsibility for such filing, prosecution and maintenance costs, OncoMed shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such Patent applications and Patents to patent counsel selected by it and reasonably acceptable to BSP. If OncoMed decides to assume the filing or prosecution of any such Patent, [***]. Such Patent applications and Patents shall otherwise continue to be subject to all of the terms and conditions of this Agreement in the same manner and to the same extent as the other Relevant BSP Patents.

8.4 Enforcement of OncoMed Patents and BSP Patents Against Infringers.

8.4.1 Notice. In the event that OncoMed or BSP become aware of any actual or suspected infringement of any OncoMed Patent or BSP Patent by a product or a method involving a product similar to or the same as a Late BSP Development Compound (a “Competitive Infringement”) or a product or a method involving a product similar to or the same as an OncoMed Development Compound (an “ODC Competitive Infringement”), or any such OncoMed Patent or Relevant BSP Patent is challenged in any action or proceeding (other than any oppositions, cancellations, interferences, reissue proceedings or reexaminations, which are addressed above), such Party shall notify the other Party promptly, and following such notification, the Parties shall confer.

8.4.2 Enforcement of OncoMed Patents.

(a) OncoMed will have the first right, but not an obligation, to bring any action or proceeding involving Competitive Infringement, at its own expense, to enforce or defend, as applicable, any OncoMed Patent in its own name and entirely under its own direction and control, subject to the following. BSP shall reasonably assist OncoMed (at OncoMed’s expense) in any such action or proceeding if so requested, and shall lend its name to such actions or proceedings if required by Law. BSP shall have the right to participate and be represented in any such suit by its own counsel at its own expense if permitted by Law. No settlement of any such action or proceeding which restricts or adversely affects the scope of the licenses granted by OncoMed to BSP under the terms of this Agreement, or which may adversely affect the Commercialization of a Product, will be entered into by OncoMed without the prior written consent of BSP, which consent shall not be unreasonably withheld, delayed or conditioned. OncoMed will have an obligation to consult with BSP and will take any BSP comments into good faith consideration with respect to the infringement, claim construction, or defense of the validity or enforceability of any claim in any such OncoMed Patent, as applicable.

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OncoMed shall provide to BSP copies of any papers relating to the infringement and/or validity litigation of any such involved OncoMed Patents promptly upon their being filed or received.

(b) If OncoMed elects not to settle, or bring any action or proceeding as described in this Section 8.4.2 within the earlier of (a) [***] after first notifying BSP or being notified by BSP with respect thereto, or (b) to the extent applicable, the applicable period for listing patents under Section 7002(a) of the Biologics Price Competition and Innovation Act of 2009, then, upon and after the exercise by BSP of a BSP Option during the Term, BSP may bring such action or proceeding at its own expense, in its own name and entirely under its own direction and control, subject to the following. OncoMed will reasonably assist BSP (at BSP’s expense) in any such action or proceeding if so requested, and will lend its name to such actions or proceedings if requested by BSP or required by Law. OncoMed shall have the right to participate and be represented in any such suit by its own counsel at its own expense with respect to a Competitive Infringement relating to a BSP Development Compound. No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of any such OncoMed Patent shall be entered into by BSP without the prior written consent of OncoMed, which consent shall not be unreasonably withheld, delayed or conditioned. BSP shall not knowingly take any action during such litigation of any such OncoMed Patent that would materially adversely affect them, without consultation with OncoMed.

(c) Notwithstanding Sections 8.4.2(a) and (b), BSP acknowledges that Article 11 of the Michigan License governs enforcement of the Michigan Patents. Accordingly, BSP agrees that the provisions of Sections 11.1 through 11.3 of the Michigan License shall be given effect before the provisions of this Section 8.4.2 apply as to actions involving the Michigan Patents. Furthermore, BSP acknowledges that OncoMed does not have the right to enforce the Patents licensed to OncoMed pursuant to the MorphoSys Agreement.

8.4.3 Enforcement of BSP Patents. BSP will have the sole right, but not an obligation, to bring any action or proceeding involving Competitive Infringement, at its own expense, to enforce or defend, as applicable, any BSP Patent in its own name and entirely under its own direction and control, subject to the following. OncoMed shall reasonably assist BSP (at BSP’s expense) in any such action or proceeding if so requested, and shall lend its name to such actions or proceedings if required by Law. BSP shall have the final decision making authority with regard to any action involving the enforcement of a BSP Patent. BSP shall provide to OncoMed copies of any papers relating to the infringement and/or validity litigation of any such involved Relevant BSP Patents promptly upon their being filed or received.

8.4.4 ODC Competitive Infringement. OncoMed will have the sole right, but not an obligation, to bring any action or proceeding involving ODC Competitive Infringement, at its own expense, to enforce or defend, as applicable, any OncoMed Patent in its own name and entirely under its own direction and control. BSP shall have the right to participate in such action if a challenge is made to the validity or enforceability of any OncoMed Patent that claims a Product that includes a Late BSP Development Compound. In any such

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action in which BSP participates, the Parties will reasonably cooperate to conduct such action in view of each Party’s respective interest in such action.

8.4.5 Damages. In the event that either Party exercises the rights conferred in this Section 8.4 and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered shall first be subject to Section 8.4.2(c) if such damages relate to the Michigan Patents, and then shall be applied to all out-of-pocket costs and expenses incurred by the Parties directly in connection with such litigation, including without limitation attorneys’ fees. If such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be [***]. If after such reimbursement any funds remain from such damages or other sums recovered, [***] (i) [***], and (ii) [***].

8.4.6 Upstream Limitations. Each Party’s rights to enforce an OncoMed Patent pursuant to this Section 8.4, or to defend against a challenge in any action or proceeding described in Section 8.4.1, shall be subject to the applicable provisions of any agreements between the OncoMed and its licensor. In the event of any conflict between this Section 8.4 and such other agreements, the provisions of the other agreements shall control.

8.5 Patent Term Extension. OncoMed and BSP shall each cooperate with one another and shall use Commercially Reasonable Efforts in obtaining patent term extension (including without limitation any pediatric exclusivity extensions as may be available) or supplementary protection certificates or their equivalents in any country with respect to Patents claiming the Products, as applicable. If elections with respect to obtaining such patent term extensions are to be made, BSP shall have the right to elect to seek patent term extension or supplementary protection, provided that such election will be made so as to maximize the period of marketing exclusivity for the Product. For such purpose, for all Regulatory Approvals, BSP shall provide OncoMed with written notice of any expected Regulatory Approval at least thirty (30) days prior to the expected date of Regulatory Approval, as well as notice within three (3) Business Days of receiving each Regulatory Approval confirming the date of such Regulatory Approval.

8.6 Notification of Patent Certification. Each Party shall notify and provide the other Party with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of an OncoMed Patent or Relevant BSP Patent pursuant to a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application, an application under Section 505(b)(2), a notification or claim analysis relating to patents under the Biologics Price Competition and Innovation Act of 2009, or other similar patent certification by a Third Party, and any foreign equivalent thereof. Such notification and copies shall be provided to the other Party within ten (10) days after receipt of such certification. In addition, upon request by OncoMed, BSP shall provide reasonable assistance and cooperation (including without limitation making available to OncoMed documents possessed by BSP that are reasonably required by OncoMed and making available personnel for interviews and testimony) in any actions reasonably undertaken by OncoMed in accordance with Section 8.4 to contest any such patent certification or notification.

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8.7 Regulatory Data Protection. To the extent required by or permitted by Law, BSP will, [***] decide whether to list with the applicable Regulatory Authorities during the Term any applicable Patents for any Collaboration Compound or Product that BSP intends to, or has begun to Commercialize, and that have become the subject of a marketing application submitted to FDA. Such listings may include without limitation all so called “Orange Book” listings required under the Hatch-Waxman Act and all so called “Patent Register” listings as required in Canada, or listing of Patents as provided in the patent dispute resolution procedures of the Biologics Price Competition and Innovation Act of 2009. Prior to such decision on listings, the Parties will meet to evaluate and identify all applicable Patents to be listed and BSP shall listen to any information or opinions provided by OncoMed as to the listing or non-listing of any applicable Patents.

8.8 Defense Against Claims of Infringement of Third Party Patents. If a Third Party asserts that a Patent or other right owned by it is or has been infringed by the manufacture, use, sale, offer for sale, or import of a Late BSP Development Compound or Product in the Territory, the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim along with the related facts in reasonable detail. In such event, unless the Parties otherwise agree, BSP shall have the right, but not the obligation, at its expense, to control such defense with respect to such Late BSP Development Compound or Product. OncoMed shall cooperate with BSP, at BSP’s reasonable request and expense, and shall have the right to be represented separately by counsel of its own choice. BSP shall also control settlement of such claim; provided, however, that no settlement shall be entered into without the prior consent of OncoMed if such settlement would adversely affect the rights and benefits of, or impose or adversely affect any obligations on, OncoMed.

8.9 Third Party Licenses.

8.9.1 If either Party reasonably determines that any Third Party intellectual property rights may be necessary for the Early Development of a Collaboration Compound, where such Third Party intellectual property rights are necessary for use of any Collaboration Compound, or otherwise that may be required for the use or exploitation of OncoMed Intellectual Property as contemplated under this Agreement for the discovery, research, manufacture, or use of Collaboration Compounds and Products, then such Party will notify the JSC.

8.9.2 After receiving the notification provided in Section 8.9.1, the JSC, in consultation with the Patent Representatives, will discuss whether the Parties should obtain one or more licenses from one or more Third Parties for such activities or take other appropriate measures in view of such Third Party rights, such as whether the Parties should obtain an opinion relating to such Third Party intellectual property rights, or take alternative approaches to avoid using such Third Party intellectual property rights. If the JSC determines that the Parties should obtain one or more licenses from one or more Third Parties for such activities, the JSC will

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determine which Party [***]. The chosen Party shall use Commercially Reasonable Efforts obtain a license to such Third Party intellectual property, with the right to sublicense to the extent necessary for the other Party to conduct its obligations under this Agreement. The non-chosen Party may elect to participate or be consulted in any negotiations for such license and, if the non-chosen Party will bear any obligation in the resulting license or share costs under Section 8.9.4 with respect to such license, the non-chosen Party must approve the terms of the license. If such chosen Party elects not to obtain rights to such Third Party intellectual property, or is unsuccessful in obtaining such rights within [***], then the other Party shall have the right (but not the obligation) to negotiate and obtain rights from such Third Party at its sole discretion and expense (subject to Section 8.9.4).

8.9.3 If either Party reasonably determines that any Third Party intellectual property rights may be necessary for the Late Development, manufacture, or Commercialization of a Product and are not otherwise described in Section 8.9.1, then BSP shall have the right, but not the obligation, to obtain a license to such Third Party intellectual property, with the right to sublicense, in order to permit BSP to conduct its obligations under the Agreement. The terms and conditions involved in obtaining such rights shall be determined at BSP’s sole discretion and expense (subject to Section 8.9.4).

8.9.4 BSP shall have the right to offset against royalties payable to OncoMed pursuant to Section 6.4 an amount equal to [***] of the [***] owed by BSP to a Third Party pursuant to any license under such Third Party’s intellectual property rights that is necessary for and directly attributable to the exploitation of, and cover [***] (a “Necessary License”) (other than payments potentially due pursuant to any of the Existing Agreements, which shall be borne solely by OncoMed); provided that the royalties payable to OncoMed under Section 6.4 may not be reduced by more than [***] of those otherwise due to OncoMed pursuant to Section 6.4 in any Calendar Quarter as a result of such offset. Any unused offset earned in a Calendar Quarter may be carried forward from such Calendar Quarter to the subsequent Calendar Quarters and may be used in such subsequent Calendar Quarters, subject to the [***] limitation set forth in the immediately preceding sentence. BSP shall pay OncoMed an amount equal to [***] of the royalties and other license fees and costs owed and payable by OncoMed to a Third Party (other than pursuant to the Existing Agreements) pursuant to any Necessary License to which OncoMed is a party within [***] days after receiving an invoice therefor; excluding, for clarity, any amounts paid to such Third Party to the extent directly attributable to the exploitation solely of an OncoMed Development Compound. The Parties shall discuss and determine whether any such Third Party License, other than an Existing Agreement, is a Necessary License.

8.10 Trademarks and Domain Names.

8.10.1 BSP shall be responsible for the selection, registration and maintenance of all Trade Marks which it employs in connection with the commercialization of any Product under this Agreement. BSP shall own and control such Trade Mark and pay all relevant costs thereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.10.2 OncoMed recognizes the exclusive ownership by BSP of all BSP Trade Marks. OncoMed shall not, either while this Agreement is in effect, or at any time thereafter, register, use or challenge or assist others to challenge the BSP Trademarks, nor shall OncoMed attempt to obtain any right in or to any name, logotype, trademark or trade dress confusingly similar for the marketing, sale or distribution of any goods or products, notwithstanding whether such goods or products have a different use or are dissimilar to the Products.

8.10.3 Only BSP will be authorized to initiate at its own discretion legal proceedings against any infringement or threatened infringement of any Trade Mark.

8.10.4 BSP shall be responsible for the registration, hosting, maintenance and defense of any Domain Name. BSP may at its sole and absolute discretion register in its own name or in name of others, host on its own servers or on Third Party servers, maintain and defend such Domain Names and use them for websites.

9. CONFIDENTIALITY

9.1 Nondisclosure. Each Party agrees that, during the Term and for a period of [***] thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) (or that has received any such Confidential Information from the other Party prior to the Effective Date) or who has discovered or generated Confidential Information relating to technology or Inventions that are owned pursuant to Article 8 by the other Party (in which case such other Party shall be deemed to be the Disclosing Party for purposes of this Article 9), shall (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this clause (c) shall not create or imply any rights or licenses not expressly granted under this Agreement). Notwithstanding anything to the contrary in the foregoing, the obligations of confidentiality and non-use with respect to any trade secret within such Confidential Information shall survive such [***] period for so long as such Confidential Information remains protected as a trade secret.

9.2 Exceptions. The obligations in Section 9.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:

9.2.1 is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2.2 was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

9.2.3 is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

9.2.4 is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party; or

9.2.5 was independently discovered or generated outside of the activities conducted under this Agreement by the Receiving Party or its Affiliates, as evidenced by their written records, without the use of Confidential Information of the Disclosing Party.

9.3 Authorized Disclosure. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

9.3.1 filing or prosecuting patents;

9.3.2 Regulatory Filings and obtaining Regulatory Approvals;

9.3.3 prosecuting or defending litigation, including without limitation responding to a subpoena in a Third Party litigation;

9.3.4 subject to Section 9.5, complying with Law (including without limitation the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance; and

9.3.5 disclosure, (i) solely on a “need to know basis” for the purposes of the performance of this Agreement or exercise of any rights under this Agreement, to [***] or (ii) solely on a “need to know basis”, to [***], and, in each case, their and each of the Parties’ respective directors, employees, and agents, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in this Article 9; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 9.3.5 to treat such Confidential Information as required under this Article 9, and provided further that this Section 9.3.5 shall not [***] other than disclosures of the terms of this Agreement to the extent permitted in Section 9.4, shall be subject to the following additional requirement. For purposes of this Section 9.3.5, a [***] means any [***] or with whom [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) If OncoMed is negotiating with a [***] the terms under which such [***] and OncoMed may [***] and OncoMed [***] in the course of such [***] that OncoMed [***] then [***], with a [***]. Such [***]. In no event shall OncoMed be required to disclose to BSP [***]; provided, however, that [***].

(b) During the [***] period after [***], the Parties shall [***] implement in connection with [***] the confidentiality obligations [***] in connection with OncoMed’s [***] as well as [***] with the goal of having [***] after the [***] and OncoMed reasonably believes that [***].

(c) Solely with respect to proposed disclosures to [***] the following shall apply: During the Parties’ discussion period under Section 9.3.5(b), BSP may inform OncoMed if BSP [***] of the Confidential Information [***] would be a [***]. In such case, BSP shall [***] and the Parties shall discuss [***]. If after such discussion OncoMed [***].

(d) If other than in circumstances described in Section 9.3.5(c), BSP desires that OncoMed [***] BSP shall so notify OncoMed [***] reasonable actions OncoMed [***] disclosure of such information it believes appropriate to be conducted in compliance with [***]. OncoMed shall use reasonable efforts to [***].

(e) For clarity, provided that OncoMed [***] as provided in this Section 9.3.5, subject to Sections 9.3.5(c), OncoMed shall [***] to the extent OncoMed [***].

If and whenever any Confidential Information is disclosed in accordance with this Section 9.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement).

9.4 Terms of this Agreement. The Parties acknowledge that this Agreement and all of the respective terms of this Agreement shall be treated as Confidential Information of both Parties; provided that, for clarity, each Party may disclose such Confidential Information (other than Exhibit 2.5, which may be disclosed only in accordance with Section 9.3.5), to the extent (and only to the extent) such disclosure is reasonably necessary, (a) solely on a “need to know basis” for the purposes of the performance of this Agreement or exercise of any rights under this Agreement, to Affiliates, subcontractors, advisors, potential or actual permitted sublicensees and research and development collaborators, or (b) solely on a “need to know basis”, to advisors, potential or actual acquirors (including without limitation acquirors of assets), merger partners, investment bankers, investors, lenders, or other financial partners, and, in each case, their and each of the Parties’ respective directors, employees, and agents, each of whom prior to disclosure must be bound by written obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in this Article 9; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

by any Person who receives Confidential Information pursuant to this Section 9.4 to treat such Confidential Information as required under this Article 9.

9.5 Securities Filings. In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes or refers to the terms and conditions of this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities Law, such Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant portions of drafts of the proposed filing as soon as reasonably practicable, but in no event less than [***] prior to such filing, and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof, including without limitation any exhibits thereto relating to the terms and conditions of this Agreement. The Party making such filing shall use reasonable efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information that it is advised by counsel is legally required to be disclosed or required to be disclosed. No such notice shall be required under this Section 9.5 if the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the either Party hereunder or otherwise approved by the other Party.

9.6 Relationship to Confidentiality Agreement. This Agreement supersedes the Secrecy Agreement between OncoMed Pharmaceuticals, Inc. and Bayer Schering Pharma AG executed on [***], provided that all “Confidential Information” disclosed or received by the Parties thereunder shall be deemed “Confidential Information” hereunder and shall be subject to the terms and conditions of this Agreement.

9.7 Publications.

9.7.1 Publication by BSP.

(a) Subject to the limitations herein, prior to Small Molecule Advancement for a Small Molecule Collaboration Compound, BSP may publish or present Data and/or Results relating to such Small Molecule Collaboration Compound, Product or the activities conducted under this Agreement in scientific journals and/or at scientific conferences, [***]. BSP shall provide OncoMed with the opportunity to review any such proposed abstract, manuscript or presentation by delivering a copy thereof to OncoMed no less than [***] before its intended submission for publication or presentation. OncoMed shall have [***] after its receipt of any such abstract, manuscript or presentation in which to notify BSP in writing [***]. In the event OncoMed objects to the disclosure in writing within such [***] period, [***]. Additionally, if OncoMed objects to such disclosure on the basis that a patent application

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

covering information contained in such disclosure should be filed prior to such disclosure, [***] after OncoMed’s receipt of any such abstract, manuscript or presentation, or until such application has been filed, if earlier. Once any such abstract or manuscript is accepted for publication, BSP will provide OncoMed with a copy of the final version of the manuscript or abstract.

(b) Subject to the limitations herein, on a Late BSP Development Compound-by-Late BSP Development Compound basis:

(i) BSP may publish or present Data and/or Results relating to a Late BSP Development Compound that is a Small Molecule Collaboration Compound or a Product containing such Late BSP Development Compound in scientific journals and/or at scientific conferences. BSP shall provide OncoMed with a copy of a draft of any such proposed abstract, manuscript or presentation reasonably in advance of its intended submission for publication or presentation, subject to, upon BSP’s request, OncoMed providing reasonable assurances, which may include requiring OncoMed employees receiving drafts containing material Data and/or Results generated in the course of Developing such Late BSP Development Compound to sign an obligation of confidentiality with respect thereto, to protect the confidentiality of any BSP Confidential Information in such proposed abstract, manuscript or presentation. Once any such abstract or manuscript is accepted for publication, BSP will provide OncoMed with a copy of the final version of the manuscript or abstract.

(ii) BSP may publish or present Data and/or Results relating to Late BSP Development Compound that is a Biologic Collaboration Compound or a Product containing such a Late BSP Development Compound or the activities conducted under this Agreement with respect to the foregoing in scientific journals and/or at scientific conferences, [***]. BSP shall provide OncoMed with the opportunity to review any such proposed abstract, manuscript or presentation by delivering a copy thereof to OncoMed no less than [***] before its intended submission for publication or presentation, subject to, upon BSP’s request, OncoMed providing reasonable assurances, which may include requiring OncoMed employees receiving drafts containing material Data and/or Results generated in the course of Developing such Late BSP Development Compound to sign an obligation of confidentiality with respect thereto, to protect the confidentiality of any BSP Confidential Information in such proposed abstract, manuscript or presentation. OncoMed shall have [***] after its receipt of any such abstract, manuscript or presentation in which to notify BSP in writing [***] other than [***]. In the event OncoMed objects to the disclosure in writing within such [***] period, [***]. Additionally, if OncoMed objects to such disclosure on the basis that [***] after OncoMed’s receipt of any such abstract, manuscript or presentation, or until such application has been filed, if earlier. Once any such abstract or manuscript is accepted for publication, BSP will provide OncoMed with a copy of the final version of the manuscript or abstract.

9.7.2 Publication by OncoMed. Subject to the limitations herein, OncoMed may publish or present Data and/or Results relating to a Collaboration Compound, Product or the activities conducted under this Agreement in scientific journals and/or at scientific conferences, subject to the prior review and comment [***] by BSP as follows. OncoMed shall provide BSP with the opportunity to review any such proposed abstract, manuscript or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

presentation by delivering a copy thereof to BSP no less than [***] before its intended submission for publication or presentation. BSP shall have [***] after its receipt of any such abstract, manuscript or presentation in which to notify OncoMed in writing of any specific objections to the disclosure of Confidential Information of BSP. In the event BSP objects to the disclosure in writing within such [***] period, [***]. Additionally, if BSP objects to such disclosure on the basis that [***] after BSP’s receipt of any such abstract, manuscript or presentation, or until such application has been filed, if earlier. Once any such abstract or manuscript is accepted for publication, OncoMed will provide BSP with a copy of the final version of the manuscript or abstract. The Parties acknowledge that publications relating to Collaboration Compounds submitted for publication by OncoMed prior to the Effective Date shall not be subject to the above review procedure. [***].

9.7.3 Clinical Trial Results Registers. BSP will have the right to publish summaries of Results of all Clinical Trials conducted by either Party with respect to a Product incorporating a BSP Development Compound after the Effective Date on BSP’s Clinical Trial register. The Parties shall reasonably cooperate in order to ensure the publication of any such summaries of Clinical Trials Data and Results as required under Law on the Clinical Trial registry of each respective Party.

9.7.4 Publication by Third Party Contractors. A Third Party contractor retained by a Party as provided in Section 2.3.9 may publish or present Data and/or Results relating to a Collaboration Compound or Product in scientific journals and/or at scientific conferences; provided that the Party engaging such subcontractor shall require the Third Party contractor to be bound to the same terms and conditions set forth in Section 9.7.1 in the case of a Third Party contractor retained by BSP or Section 9.7.2 in the case of a Third Party contractor retained by OncoMed.

9.8 Publicity.

9.8.1 Upon execution of this Agreement, the Parties shall issue the respective press releases announcing the existence of this Agreement in the form and substance as set forth in Exhibit 9.8. Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby that contains information, the content and wording of which has not previously been publicly disclosed in accordance with this Section 9.8 without the prior written consent of the other Party, not to be unreasonably withheld, delayed, or conditioned.

9.8.2 Each Party may disclose certain information, such as the timeline for Development, the market and competition for Product, the upfront payment and potential milestones, as deemed reasonably necessary by such Party for presentation at professional conferences, symposia and other similar meetings (including one-on-one sessions) attended by actual or potential investors, provided that [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.8.3 Each Party agrees to provide to the other Party a copy of any intended public announcement or other intended disclosure under Sections 9.8.1 or 9.8.2 regarding this Agreement or the Parties’ relationship at least [***] prior to its scheduled release unless extraordinary circumstances exist that prevent the provision of such copy at such time, in which case the copy shall be provided as soon as reasonably practicable under the circumstances. If the recipient does not object to such public disclosure within such [***] period or if the recipient notifies the other Party that it approves such public disclosure, the Party proposing such disclosure may proceed to make such disclosure. Otherwise, the Parties shall discuss promptly reasonably ways of modifying such public disclosure to address the recipient’s concerns with respect thereto.

9.8.4 Any public announcement or disclosure by OncoMed regarding the stage of development of [***], shall be subject to BSP’s prior written approval. Notwithstanding the foregoing, nothing in this Section 9.8 shall be construed to prohibit OncoMed or its respective Affiliates or Sublicensees from making a public announcement or disclosure to their respective actual or potential partners, investors, bankers, or acquirors or a public announcement or disclosure regarding such information, if such information has previously been approved for public disclosure in substantially the same form or is otherwise required by Law.

9.8.5 Notwithstanding anything to the contrary in this Section 9.8, any publications in scientific journals or presentations at scientific conferences relating to Data and/or Results of Development of Collaboration Compounds shall be governed by the terms of Section 9.7.

9.8.6 Notwithstanding the foregoing, any disclosure that is required by Law (including without limitation the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), or the rules of a securities exchange or the Securities and Exchange Commission or the securities regulations of any state or other jurisdiction, as reasonably advised by the disclosing Party’s counsel, may be made; provided, however, that, if any such required disclosure contains Confidential Information of the other Party or technical or business information not previously in the public domain relating to Collaboration Compounds or Products, and if such disclosure is not otherwise permitted under Section 9.5, then the disclosing Party shall disclose such information only to the extent it is advised by legal counsel such information is required by Law or the rules of a securities exchange to so disclose, and provided further that the disclosing Party shall provide to the other Party a copy of the proposed disclosure reasonably in advance of making such disclosure, the Parties shall reasonably cooperate to discuss ways of minimizing such disclosure and the disclosing Party shall use reasonable efforts to obtain confidential treatment for any such information. Each Party shall use reasonable efforts to respond to any proposed disclosure by the other Party under this Section 9.8.6 within [***] after its receipt thereof.

9.8.7 Notwithstanding the foregoing, subject to Section 9.7, BSP may issue a public announcement or disclosure relating to Collaboration Compounds or Products, or Data or Results relating thereto, without OncoMed’s consent, provided that BSP provides to OncoMed a copy of such proposed public disclosure reasonably in advance of making such disclosure, [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.8.8 Except as previously approved by a Party for use of such Party’s name in substantially the same form and context, or is otherwise required by Law, the other Party will not make public use of such Party’s name except as required by applicable Law or regulation, or otherwise agreed in writing by such Party. If the Party whose name will be disclosed is BSP, BSP shall be referred to as “Bayer Schering Pharma AG, Germany”. BSP hereby notifies OncoMed that the rights to the Schering name in North America are owned by a Third Party not under the control of BSP.

10. INDEMNITY AND INSURANCE

10.1 BSP Indemnity. BSP shall indemnify, defend and hold harmless OncoMed and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives and the University of Michigan (the “OncoMed Indemnitees”), from and against any and all claims, damages, losses, suits, proceedings, liabilities, costs (including without limitation reasonable legal expenses, costs of litigation and reasonable attorney’s fees) or judgments, whether for money or equitable relief, of any kind (“Losses and Claims”), to the extent arising out of or relating to, directly or indirectly: (a) the negligence, recklessness or wrongful intentional acts or omissions of BSP, its Affiliates, and/or its Sublicensees and its or their respective directors, officers, employees and agents, in connection with BSP’s performance of its obligations or exercise of its rights under this Agreement; (b) any breach by BSP of any representation, warranty, or covenant set forth in Article 7; (c) [***] including without limitation for each of clauses (a), (b) and (c), above, claims and threatened claims based on (i) [***] or (ii) [***] except in any such case for Losses and Claims to the extent [***].

10.2 OncoMed Indemnity. OncoMed shall indemnify, defend and hold harmless BSP and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives (the “BSP Indemnitees”), from and against any and all Losses and Claims, to the extent arising out of or relating to, directly or indirectly: (a) the negligence, recklessness or wrongful intentional acts or omissions of OncoMed, its Affiliates, and/or its Sublicensees and its or their respective directors, officers, employees and agents, in connection with OncoMed’s performance of its obligations or exercise of its rights under this Agreement; (b) any breach by OncoMed of any representation, warranty, or covenant set forth in Article 7; (c) [***] including without limitation for each of clauses (a), (b) and (c), above, claims and threatened claims based on (i) [***] and (ii) [***]; except in any such case for Losses and Claims to the extent [***].

10.3 Indemnification Procedure. A claim to which indemnification applies under Section 10.1 or Section 10.2 shall be referred to herein as an “Indemnification Claim”. If any Person or Persons (collectively, the “Indemnitee”) intends to claim indemnification under this Article 10, the Indemnitee shall

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of the Indemnification Claim as described in this Section 10.3, above, the Indemnitee may defend the Indemnification Claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner which would have an adverse effect on the Indemnitee’s interests (including without limitation any rights under this Agreement or the scope or enforceability of the OncoMed Intellectual Property, or Confidential Information or Patent or other rights licensed to OncoMed by BSP hereunder), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld or delayed. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 9.

10.4 Insurance.

10.4.1 By BSP. BSP hereby represents and warrants to OncoMed that it is self-insured against liability and other risks associated with its activities and obligations under this Agreement for the activities to be conducted by it under this Agreement, and that such self-insurance is sufficient to meet the obligations set forth in Section 8.3 of the Michigan License.

10.4.2 By OncoMed. OncoMed shall, beginning with the initiation of the first Clinical Trial for a Collaboration Compound, maintain at all times thereafter during the Term, and for [***] after termination or expiration of this Agreement, commercial general liability insurance from a recognized, creditworthy insurance company, on an “occurrence basis” which includes contractual liability coverage and product liability, on a “claims-made basis” with coverage limits of at least [***] per claim and annual aggregate, and is increased to at least [***] before the earlier of the date that OncoMed initiates the First Commercial Sale of any Product containing an OncoMed Development Compound or BSP initiates the First Commercial Sale of any Product containing a BSP Development Compound. Within [***] following written request from BSP, OncoMed shall furnish to BSP a certificate of insurance evidencing such coverage as of the date. In the case of a modification or cancellation of such coverage, OncoMed shall promptly provide BSP with a new certificate of insurance evidencing that OncoMed’s coverage meets the requirements of this Section 10.4.2.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11. TERM AND TERMINATION

11.1 Term; Expiration.

This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until expiration as described in this Section 11.1, unless earlier terminated pursuant to Section 11.2, 11.3, 11.4, or 11.5 (the “Term”), and shall expire in its entirety upon the expiration of all payment obligations under this Agreement (including without limitation payments due under any Existing Agreement in accordance with Section 6.4.3) with respect to the last Product Commercialized in the last country in the Territory. If BSP does not exercise any of its BSP Options within the respective BSP Option Periods therefor or does not make the payment set forth in Section 6.3.3 for the Small Molecule Class within the time period set forth in Section 6.3.3, this Agreement will expire within thirty (30) days after the later of the termination of the last to expire BSP Option Period or the expiration of the time period set forth in Section 6.3.3. Upon expiration of all royalty and payment obligations (including without limitation under any Existing Agreement in accordance with Section 6.4.3) in each country in the Territory, the licenses granted to BSP in Section 5.1 shall become perpetual, irrevocable, sublicenseable, royalty-free, paid-up, non-exclusive licenses in such country except to the extent not permitted under any agreement between OncoMed and any Third Party licensor of OncoMed.

11.2 Termination for Cause.

11.2.1 Material Breach. Either Party (the “Non-Breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in its entirety, or terminate this Agreement as to all Collaboration Compounds in a Class that is affected by a material breach, as it shall determine in its sole discretion, in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such breach has continued for ninety (90) days (the “Cure Period”) after written notice thereof is provided to the Breaching Party by the Non-Breaching Party, such notice describing the alleged material breach in sufficient detail to reasonably apprise the Breaching Party as to the nature of the breach.

11.2.2 Disagreement as to Material Breach; Cure Period. If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party that disputes that there has been a material breach may contest the allegation in accordance with the Dispute Resolution Procedure in Sections 12.2 and 12.4. Notwithstanding the preceding sentence, the Cure Period for any allegation made in good faith as to a material breach under this Agreement [***]. Any such termination of the Agreement under this Section 11.2 shall [***] unless the Breaching Party has cured any such breach or default prior to the expiration of such Cure Period, or, if such breach is not susceptible to cure within the Cure Period, then, the Non-Breaching Party’s right of termination shall be suspended [***]. The right of either Party to terminate this Agreement in its entirety, or as to all Collaboration Compounds in a Class to which such material breach relates, as provided in this Section 11.2, shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.3 BSP Unilateral Termination Rights.

11.3.1 Termination of Agreement in Its Entirety. BSP may, in its sole discretion, exercisable at any time during the Term, terminate this Agreement in its entirety for any reason or no reason at all, upon one hundred and eighty (180) days written notice to OncoMed.

11.3.2 Termination on a Class-by-Class or Compound-by-Compound Basis. BSP may, in its sole discretion, exercisable at any time during the Term, terminate this Agreement on a Class-by-Class or a Late BSP Development Compound-by-Late BSP Development Compound basis for any reason or no reason at all, effective upon ninety (90) days written notice to OncoMed.

11.4 Termination for Insolvency. Either Party may terminate this Agreement, if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within one hundred and eighty (180) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors. To the extent permitted under Law, all rights and licenses granted under or pursuant to any section of this Agreement, including any option to receive a license, are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101 (35A) of the Bankruptcy Code. The Parties acknowledge that each BSP Option provided herein is, to the extent permitted under Law, an exclusivity provision within the meaning of Section 365(n) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

11.5 Termination for Patent Challenge. OncoMed shall have the right to terminate this Agreement immediately upon written notice if BSP challenges the validity, scope or enforceability of or otherwise opposes any Patent included in the OncoMed Patents. If a Sublicensee of BSP challenges the validity, scope or enforceability of or otherwise opposes any Patent included in the OncoMed Patents under which such Sublicensee is sublicensed, then BSP shall, upon written notice from OncoMed, terminate such sublicense. BSP shall include provisions in all agreements under which a Third Party obtains a license under any Patent included in the OncoMed Patents providing that if the Sublicensee challenges the validity or enforceability of or otherwise opposes any such Patent under which the Sublicensee is sublicensed, BSP may terminate its sublicense agreement with such Sublicensee.

11.6 Consequences of Expiration or Termination. All of the following effects of expiration or termination, as applicable, are in addition to the other rights and remedies that may be available to the Parties at law or in equity.

11.6.1 Consequences of Termination by BSP Without Cause or by OncoMed.

(a) Termination of this Agreement in its Entirety. In the event of (x) unilateral termination of this Agreement in its entirety by BSP pursuant to Section 11.3.1 or (y) termination of this Agreement in its entirety by OncoMed pursuant to Section 11.2.1 (for cause), Section 11.4 (insolvency of BSP), or Section 11.5 (for challenge by BSP), notwithstanding anything contained in this Agreement to the contrary, upon the effective date of such termination:

(i) all rights (including without limitation all BSP Options) and licenses granted herein to BSP shall terminate, BSP shall cease any and all Research, Development, and Commercialization activities with respect to all terminated Classes and all terminated Collaboration Compounds, and all such terminated Biologic Collaboration Compounds and Products including such terminated Biologic Collaboration Compounds shall be deemed to be OncoMed Development Compounds, and Section 3.6.7(b) shall apply;

(ii) BSP shall cease any and all Research activities with respect to Small Molecule Collaboration Compounds that are not, as of such date, BSP Development Compounds [***]; provided that BSP may Develop and/or Commercialize any such Small Molecule Collaboration Compound [***], and solely for [***];

(iii) OncoMed shall have an exclusive right to negotiate with BSP the terms and conditions pursuant to which OncoMed would obtain an exclusive license, under all intellectual property rights owned or otherwise Controlled by BSP that are necessary or useful to Research, Develop, make and Commercialize Small Molecule Collaboration Compounds, to Research, Develop, make, use, sell, offer for sale and import after such termination throughout the Territory Small Molecule Collaboration Compounds [***]. OncoMed shall provide to BSP written notice if OncoMed desires to negotiate such terms within [***] after the effective date of any such termination. BSP shall not offer to Third Parties, or enter into an agreement with any Third Party, with respect to such a license until such [***] period expires, and OncoMed fails to so provide such notice. If OncoMed provides such a notice, the Parties will negotiate such terms and conditions for up to [***] after BSP receives such notice, and BSP shall not offer to Third Parties, or enter into an agreement with any Third Party, with respect to such a license until such [***] period expires, if the Parties have not entered into an agreement governing such terms and conditions during such time period;

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(iv) Sections [***] shall survive; and

(v) except as otherwise set forth in Section 3.6.7(b), all payment obligations hereunder shall terminate, other than those that are accrued and unpaid as of the effective date of such termination.

(b) Termination of Class or Late BSP Development Compound. In the event of (x) unilateral termination of a Class or Late BSP Development Compound by BSP pursuant to Section 11.3.2 or (y) termination of a Class by OncoMed pursuant to Section 3.4.1 or 11.2.1 (for cause), other than in connection with termination of this Agreement, notwithstanding anything contained in this Agreement to the contrary, upon the effective date of such termination with respect to such Class:

(i) if such Class is a Biologic Collaboration Compound Class:

(A) and such termination is effective prior to exercise of a BSP Option for such Class, all rights (including without limitation the BSP Option for such terminated Class) and licenses granted herein to BSP with respect to such terminated Class and all Biologic Collaboration Compounds within such Class shall terminate, BSP shall cease any and all Research and Development activities with respect thereto, and all such Biologic Collaboration Compounds shall be deemed to be OncoMed Development Compounds, and Section 3.6.7(b) shall apply to such Class or Biologic Collaboration Compound; and

(B) if such Class is a Biologic Collaboration Compound Class, or such terminated Late BSP Development Compound is in a Biologic Collaboration Compound Class, and such termination is effective after exercise of a BSP Option for such Class, except as otherwise set forth in Sections 3.6.7(a)(iii), all rights and licenses granted herein to BSP with respect to such terminated Biologic Collaboration Compound Class and all Biologic Collaboration Compounds within such Class, or such terminated Late BSP Development Compound, as applicable, shall terminate, BSP shall cease any and all Research, Development, and Commercialization activities with respect thereto, and all such terminated Biologic Collaboration Compounds shall be deemed to be OncoMed Development Compounds, and Section 3.6.7 shall apply to such Class or Biologic Collaboration Compound;

(ii) if

(A) such terminated Class is the Small Molecule Class, no Small Molecule Collaboration Compound shall be an deemed OncoMed Development Compound, but BSP shall cease any and all Research, Development, and Commercialization activities with respect to Small Molecule Collaboration Compounds that [***]; provided that BSP may [***], and

(B) if such termination is of a Small Molecule Collaboration Compound, such Small Molecule Collaboration Compound shall not be deemed an OncoMed Development Compound, BSP shall cease any and all Research, Development, and

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Commercialization activities with respect to such Small Molecule Collaboration Compound; [***];

(iii) if such terminated Class is the Small Molecule Class, or if such termination is of a Small Molecule Collaboration Compound, upon the effective date of such termination: (A) all such terminated Small Molecule Collaboration Compounds shall no longer be subject to any obligation of BSP to use Commercially Reasonable Efforts, (B) no milestone or royalty payments shall be due under Sections 6.3 or 6.4 for such terminated Small Molecule Collaboration Compounds, [***] and (E) OncoMed shall have an exclusive right to negotiate with BSP the terms and conditions pursuant to which OncoMed would obtain an exclusive license, under all intellectual property rights owned or otherwise Controlled by BSP that are necessary or useful to Research, Develop, make and Commercialize such terminated Small Molecule Collaboration Compounds, to Research, Develop, make, use, sell, offer for sale and import after such termination throughout the Territory such terminated Small Molecule Collaboration Compounds [***]. OncoMed shall provide to BSP written notice if OncoMed desires to negotiate such terms within [***] after the effective date of any such termination. BSP shall not offer to Third Parties, or enter into an agreement with any Third Party, with respect to such a license until such [***] period expires, and OncoMed fails to so provide such notice. If OncoMed provides such a notice, the Parties will negotiate such terms and conditions for up to [***] after BSP receives such notice, and BSP shall not offer to Third Parties, or enter into an agreement with any Third Party, with respect to such a license until such [***] period expires, if the Parties have not entered into an agreement governing such terms and conditions during such time period;

(iv) If such terminated Class is a Biologic Collaboration Compound Class, or if such terminated Late BSP Development Compound is a Biologic Collaboration Compound, Sections [***] shall survive with respect to all Collaboration Compounds in such terminated Biologic Collaboration Compound Class, or such terminated Late BSP Development Compound, respectively; and

(v) except as otherwise set forth in Section 3.6.7(b), all payment obligations hereunder with respect to such Class, or such terminated Late BSP Development Compound, shall terminate, other than those that are accrued and unpaid as of the effective date of such termination.

11.6.2 Consequences of Termination by BSP for Cause or Insolvency of OncoMed.

(a) Termination of this Agreement in its Entirety. In the event of termination of the Agreement in its entirety by BSP pursuant to Section 11.2.1 (for cause) or Section 11.4 (insolvency of OncoMed):

(i) all licenses granted to BSP with respect to a Class for which BSP previously exercised its BSP Option in accordance with Section 3.1 shall continue in full force, in accordance with the terms and conditions of this Agreement (other than

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

for licenses for any Class that was previously terminated by OncoMed under Section 3.4.1, 11.2, 11.4, or 11.5 or by BSP under Section 11.3);

(ii) all BSP Class Options that are pending as of the effective date of such termination by BSP shall continue under their terms in Section 3.1.1, and BSP shall have the right immediately on such termination to exercise any BSP Class Options that are so pending by written notice to OncoMed. If BSP exercises any such BSP Class Option, all licenses granted to BSP with respect to the Class for which BSP exercises its BSP Class Option under Section 3.1.1 shall continue in full force, subject to Section 11.6.2(a)(i);

(iii) OncoMed shall promptly return to BSP all data and materials transferred by BSP to OncoMed under this Agreement;

(iv) Sections [***] shall survive; and

(v) all payment obligations hereunder shall terminate, except with respect to Products in a Class for which BSP retains licenses with respect to BSP [***], and (B) any payments that are accrued and unpaid as of the effective date of such termination.

(b) Termination of Class. In the event of termination of a Class by BSP pursuant to 11.2.1 (for cause):

(i) if such terminated Class is a Biologic Collaboration Compound Class:

(A) for which BSP previously exercised its BSP Option in accordance with Section 3.1, all licenses granted to BSP with respect to such Biologic Collaboration Compound Class shall continue in full force in accordance with the terms and conditions of this Agreement (other than for licenses that were previously terminated by OncoMed under Section 3.4.1, 11.2, 11.4, or 11.5 or by BSP under Section 11.3);

(B) if the BSP Class Option for such Class is pending as of the effective date of such termination by BSP, such BSP Class Option shall continue under its terms in Section 3.1.1, and BSP shall have the right immediately on such termination to exercise such BSP Class Option by written notice to OncoMed. If BSP exercises such BSP Class Option, all licenses granted to BSP with respect to such Class shall continue in full force, subject to Section 11.6.2(b)(i)(A); and

(C) OncoMed shall promptly return to BSP all data and materials transferred by BSP to OncoMed with respect to such terminated Class under this Agreement;

(ii) all payment obligations hereunder with respect to the terminated Class shall terminate, other than [***] and (B) any payments that are accrued and unpaid as of the effective date of such termination;

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(iii) BSP’s payment obligations hereunder shall survive with respect to the Classes that were not terminated;

(iv) Sections [***] shall survive;

(v) Sections [***] shall survive solely as to activities for Classes that are not terminated; and

(vi) [***].

11.7 Survival. The following provisions shall survive termination or expiration of this Agreement in its entirety in addition to those which are expressly stated to survive elsewhere in this Article 11, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Articles 1, 9 (for the period set forth in Section 9.1), 12, and 13 and Sections 5.6, 6.5 through 6.11 (solely with respect to payments payable after the effective date of such termination or expiration), 7.6, 7.7, 8.1, 8.2, 8.3, 8.4 (solely with respect to actions or proceedings that are pending as of the effective date of termination or expiration or to allow a Party retaining a license after such date to exercise its rights thereunder), 8.5 (solely to allow a Party retaining a license after such date to exercise its rights thereunder), 8.8 (solely to the extent BSP retains a license for the relevant Late BSP Development Compound), 8.9.4 (to the extent applicable to any surviving payment obligations under Article 6), 8.10.2, 10.1, 10.2, 10.3, 10.4 (for the period set forth therein), 11.6 (as applicable), and 11.7. Termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, subject to Article 12, with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights, licenses and obligations shall terminate upon expiration of this Agreement.

12. DISPUTE RESOLUTION

12.1 Exclusive Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Article 12 shall be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties that arises out of or in connection with this Agreement, including without limitation any issues regarding its existence, validity, or termination (collectively, “Disputes”) that is not be resolved through the JSC (to the extent within the jurisdiction of the JSC under Section 4.1) or other good faith negotiation between the Parties.

12.2 Dispute Resolution Procedure. In the event of a Dispute, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. Either Party may, by written

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notice to the other Party, refer the Dispute to the other Party for attempted resolution by formal good faith negotiation within thirty (30) days after such notice is received. If the Dispute remains unresolved after the good faith negotiation period provided in the previous sentence, either Party by written notice to the other Party may have such issue referred for resolution to the Chief Executive Officer of OncoMed, or such other person designated by OncoMed from time to time, and the General Manager of Oncology of BSP, or such other person designated by BSP from time to time (collectively, the “Executive Officers”). The Executive Officers shall meet promptly to discuss the matter submitted and to determine a resolution. If the Executive Officers are unable to resolve the Dispute within [***] days after it is referred to them, the matter will be resolved through expert dispute resolution or arbitration under Section 12.3 or Section 12.4 as specified in this Agreement.

12.3 Expert Dispute Resolution Procedure. In the event that the Parties have any Dispute that is expressly stated to be resolved by expert resolution under this Section 12.3, the Parties shall attempt to resolve their Dispute in accordance with the procedures set forth in Section 12.2 except that the matter shall be referred to the ICC International Centre for Expertise. The expert shall render his or her decision no later than [***] after being appointed. The Parties shall implement and abide by the determination of the expert absent manifest error with any failure to do so being deemed a material breach of this Agreement subject to arbitration pursuant to Section 12.4.

12.4 Arbitration.

12.4.1 Within [***] after receipt of an arbitration notice from a Party, the Parties shall attempt in good faith to agree on a single neutral arbitrator with relevant industry experience to conduct the arbitration. If the Parties do not agree on a single neutral arbitrator within [***] after receipt of an arbitration notice, each Party shall select one (1) arbitrator and the two (2) Party-selected arbitrators shall select a third arbitrator with relevant industry experience to constitute a panel of three (3) arbitrators to conduct the arbitration in accordance with the ICC Rules. The arbitrators shall be appointed in accordance with the ICC Rules.

12.4.2 The place of arbitration shall be New York, New York, U.S., and the language to be used in any such proceeding (and for all testimony, evidence and written documentation) shall be English.

12.4.3 Any arbitration under this Section 12.4 shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by the arbitrators (“ICC Rules”) as such Rules may be amended from time to time. In such arbitration the governing law to be applied is as described in Section 13.8. The International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration shall govern the taking of evidence in any such proceeding, it being the intent of the Parties to enable a reasonable amount of discovery in any such proceeding.

12.4.4 The Parties acknowledge that they desire for any arbitration to be conducted in an efficient, speedy and economical manner. The Parties shall use good faith

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efforts to complete arbitration under this Section 12.4 within [***] following the initiation of such arbitration. In order to effectuate this desire, the arbitrators shall establish procedures reasonably directed to facilitating such goals and completing such arbitration within such [***] period, including the streamlining of any discovery necessary to resolve the dispute.

12.4.5 The decision or award of the arbitrator(s) shall be final, binding, and incontestable and may be used as a basis for judgment thereon in any jurisdiction. To the full extent permissible under Law, the Parties hereby expressly agree to waive the right to appeal from the decision of the arbitrator(s), there shall be no appeal to any court or other authority (government or private) from the decision of the arbitrator(s), and the Parties shall not dispute nor question the validity of such decision or award before any regulatory or other authority in any jurisdiction where enforcement action is taken by the Party in whose favor the decision or award is rendered, except in the case of fraud. Without limiting any other remedies that may be available under Law, the arbitrator(s) shall have no authority to award punitive, special, consequential, or any other similar form of damages.

12.4.6 Each Party shall bear its own costs and attorney’s fees, and the Parties shall equally bear the fees, costs, and expenses of the arbitrator(s) and the arbitration proceedings; provided, however, that the arbitrator(s) may exercise discretion to award costs, including attorney’s fees, to the prevailing Party.

12.5 Preliminary Injunctions. Notwithstanding anything in this Agreement, including without limitation Section 12.2, to the contrary, a Party may, at any time, seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any dispute.

12.6 Patent Disputes. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the validity and enforceability of any patent in a country within the Territory (“Patent Matters”) shall be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent laws of such country. If such Dispute involves both Patent Matters and other matters, the arbitrators will have the right to stay the arbitration until determination of Patent Matters material to the resolution of the Dispute as to other matters is resolved.

12.7 Confidentiality. Any and all activities conducted under Sections 12.1 through 12.4, including without limitation any and all proceedings and decisions of arbitrator(s) under Section 12.4, shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 9.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13. MISCELLANEOUS

13.1 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

13.2 Notices. Any notice required or permitted to be given by this Agreement shall be in writing and shall be (a) delivered by hand overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered or certified mail addressed as set forth below unless changed by notice so given, or (c) delivered by facsimile to the number set forth below unless changed by notice so given, followed by delivery via the either of the methods set forth in Section 13.2(a) and (b):

If to BSP:

Bayer Schering Pharma AG

Attention:    Head, Oncology Research

Müllerstrasse 178

13353 Berlin, Germany

Facsimile:    +49 202 364 585

With a copy to:

Bayer Schering Pharma AG

Attention:    Head of Law & Patents

Müllerstrasse 178

13353 Berlin, Germany

Facsimile:    +49 30 468 14086

If to OncoMed:

OncoMed Pharmaceuticals, Inc.

800 Chesapeake Drive

Redwood City, California 94063 U.S.A.

Attention:    Chief Executive Officer

Facsimile:    650-298-8600

Any such notice shall be deemed given on the date received if delivered in accordance with Section 13.2(a), five (5) days after mailing if mailed in accordance with Section 13.2(b), or the date of transmission if delivered in accordance with Section 13.2(c). A Party may add, delete, or change the person or address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 13.2.

13.3 Force Majeure. Neither Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including without limitation acts of God, fires, earthquakes, acts of war, terrorism, or civil unrest (“Force Majeure”); provided, however, that the affected Party promptly notifies the other Party and further provided that the affected Party shall use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

13.4 Assignment.

13.4.1 Each Party may, without the consent of the other Party, assign or transfer all of its rights and obligations hereunder to an Affiliate of or to a successor in interest by reason of merger or consolidation or sale of all or substantially all of the assets of such Party relating to the subject matter of this Agreement; provided however, that (a) such assignment includes, without limitation, all rights and obligations under this Agreement, (b) such successor in interest or Affiliate shall have agreed as of such assignment or transfer to be bound by the terms of this Agreement in a writing provided to the non-assigning Party, and (c) where this Agreement is assigned or transferred to an Affiliate, the assigning Party remains responsible for the performance of this Agreement.

13.4.2 Subject to Section 13.4.1, this Agreement shall inure to the benefit of and be binding on the Parties’ successors and assigns. Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer. In the event that BSP assigns or otherwise transfers this Agreement to an Affiliate of BSP, BSP hereby agrees to be jointly and severally liable with any such Affiliates for the actions of such Affiliates and for any and all amounts that become due and payable hereunder to OncoMed.

13.4.3 Notwithstanding anything to the contrary in this Agreement, in the event of any such assignment, the intellectual property rights of the acquiring party (if other than one of the Parties to this Agreement) shall not be included in the technology licensed to the other Party hereunder to the extent held by such acquirer prior to such transaction, or to the extent such technology is developed outside the scope of activities conducted with respect to Collaboration Compounds, Collaboration Targets or Products. The OncoMed Intellectual Property and the BSP Intellectual Property shall exclude any intellectual property owned or Controlled by a permitted assignee or successor and not developed in connection with Collaboration Compounds, Collaboration Targets or Products.

13.4.4 Notwithstanding anything to the contrary in this Agreement, OncoMed shall have the right to assign solely its rights to receive payments pursuant to Article 6, in whole or in part, to a Third Party purchasing only such interest in such revenues in connection with the monetization of OncoMed’s revenue stream under Article 6, but not the performance of any obligation required under this Agreement without BSP’s written consent in connection with such assignment; provided that, OncoMed may not assign such interest to any entity that has in active clinical development, under application for Regulatory Approval or in commercialization any compound [***] without the consent of BSP, which may be withheld in BSP’s discretion. For clarity, this Section 13.4.4 shall not limit OncoMed’s right to assign its rights and obligations under this Agreement as provided in Sections 13.4.1 and 13.4.2.

13.4.5 If BSP assigns this Agreement to an Affiliate, and such assignment has an adverse tax consequence to OncoMed, then BSP shall make additional payments to OncoMed under this Agreement to provide OncoMed the payments that would have been due to OncoMed had such assignment not occurred.

13.5 BSP Election. BSP represents and warrants that as of the Effective Date it is not conducting Research, Development or Commercialization of any product that is primarily active against a target in the Pathway (each, a “Section 13.5 Product”). If after the Effective Date either (a) BSP acquires, develops or otherwise comes into Control of any rights to any Section 13.5 Product other than by reason of activities under this Agreement, or (b) BSP undergoes a Change of Control in which BSP, BSP’s successor or BSP’s Affiliate after such Change of Control occurs Controls rights to, or is otherwise Researching, Developing or Commercializing, any Section 13.5 Product outside the scope of this Agreement, BSP shall promptly notify OncoMed of such fact in writing. BSP (or its successor) shall, within [***] after providing such notice, either (i) [***] BSP’s, its successor’s or its Affiliate’s rights with respect to such Section 13.5 Product within [***], (ii) [***] or [***].

13.6 Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder. Each Party and its Affiliates shall take all measures reasonably requested by the other Party to give effect to the provisions of this Agreement. Any Affiliate that acquires rights hereunder will be deemed to be bound by the provisions of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.7 Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by both of the Parties.

13.8 Governing Law. This Agreement shall be governed by, enforced, and shall be construed in accordance with the Law of the State of New York, U.S. without regard to any conflicts of law provision that would result in the application of the Law of any State other than the State of New York, U.S.

13.9 Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute OncoMed and BSP as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder.

13.10 Entire Agreement. This Agreement and the attached exhibits constitutes the entire agreement between the Parties as to the subject matter of this Agreement, and supersedes and merges all prior and contemporaneous negotiations, representations, agreements and understandings regarding the same.

13.11 Exports. Each Party agrees not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control Law.

13.12 Interpretation.

13.12.1 Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

13.12.2 Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Law herein shall be construed as referring to such Law as from time to time enacted, repealed or amended, (c) any reference herein to any Person shall be construed to include the Person’s successors and assigns, and (d) all references herein to Articles, Sections or Exhibits, unless otherwise specifically provided, shall be construed to refer to Articles, Sections and Exhibits of this Agreement.

13.12.3 Headings and captions are for convenience only and are not be used in the interpretation of this Agreement.

13.13 Performance by Affiliates. Each Party recognizes that the other Party may perform some or all of its obligations under this Agreement through Affiliates to the extent permitted under this Agreement, provided, however, that such other Party shall remain responsible for the performance by its Affiliates as if such obligations were performed by such other Party.

13.14 Compliance with Law. For the avoidance of doubt, the Parties agree that nothing in this Agreement shall require either Party to commit any act that is in breach of applicable Law.

13.15 Counterparts; Electronic Delivery. This Agreement may be executed in counter-parts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Collaboration and Option Agreement to be executed by their respective duly authorized officers as of the Effective Date.

ONCOMED PHARMACEUTICALS, INC		BAYER SCHERING PHARMA AG

By:	/s/ Paul J. Hastings	By:	/s/ Andreas Fibig

Name:	Paul J. Hastings	Name:	Andreas Fibig

Title:	President and CEO	Title:	Chairman of the Board of Management

		By:	/s/ Andreas Busch

		Name:	Andreas Busch

		Title:	Member of the Board of Management

[Signature Page to Collaboration and Option Agreement]

Exhibit 1.8

Assay Technology

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Exhibit 1.33

Candidate Selection Criteria

For Biologic Collaboration Compounds:

•	[***]

For Small Molecule Collaboration Compounds:

•	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Exhibit 1.110

OncoMed Patents

[***]

Registered Owner: [***]

Country	Application No.	Filing Date	Status
[***]	[***]	[***]	[***]

[***]

Registered Owner: [***]

Country	Application No.	Filing Date	Status
[***]

[***]

Registered Owner: [***]

Country	Application No.	Filing Date	Status
[***]	[***]	[***]	[***]

[***]

[***]

Registered Owner: [***]

Country	Application No.	Filing Date	Status
[***]	[***]	[***]	[***]

[***]

Registered Owner: [***]

Country	Application No.	Filing Date	Status
[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Exhibit 1.113

Pathway

[***] the Wnt pathway:

1.	[***]
2.	[***]
3.	[***]
4.	[***]
5.	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 2.5

Development Plan(s)

Initial Biologic Development Plan(s)

18R5 Research Plan

1. [***]

[***]
	[***]		[***]
• [***]
- [***]			[***]
- [***]			[***]
• [***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
• [***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
• [***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
- [***]			[***]
• [***]
- [***]			[***]
- [***]			[***]

2. [***] 3. [***] 4. [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Anti-Fzd 7 [***]

[***]

Fzd-Fc [***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Initial Small Molecule Development Plan

Identification of Wnt pathway inhibitors – Small Molecule Approaches

1.	Overview and Goal

2.	Project Workflow

[***]

3.	Timelines

1. Overview and Goal

[***]

2. Project Workflow

[***]

3.	Timelines

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Appendix 1. Table with Lead Target Profile for p.o. administration

[***]
[ ***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]	[***]	[***]
[***]	[***]
[***]
[***]
[***]
	[***]	[***]
[***]
[***]	[***]	[***]
	[***]	[***]
[***]
[***]
[***]
[***]

[***]	[***]
	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Appendix 2. Table with Candidate Target Profile

[***]
[***]	[***]	[***]
[***]	[***]
[***]
[***]
[***]
	[***]	[***]
[***]
[***]

[***]	[***]
[***]
[***]
[***]

[***]
[***]
[***]
[***]
[***]	[***]
	[***]	[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

[***]	[***]
[***]
[***]
[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

Exhibit 3.6.2

Development and Commercialization Information Shared by BSP

a.	[***]
b.	[***]
c.	[***]
d.	[***]
e.	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Exhibit 4.1.1

Information Sharing at JSC

1.	[***]

2.	[***]

3.	[***]

4.	[***]

5.	[***]

6.	[***]

7.	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Exhibit 4.2.1

Information Sharing at JDS

1.	[***]
2.	[***]
3.	[***]
4.	[***]
5.	[***]
6.	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Exhibit 4.5.2

Information Sharing between Patent Representatives

1.	[***]
2.	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Exhibit 5.5

Existing Agreements

This Agreement is expressly subject to the applicable terms and conditions of the Existing Agreements, including without limitation as described in Section 5.5 and 5.6.2 of this Agreement and in this Exhibit 5.5, below.

1.	MorphoSys Agreement.

(a) OncoMed’s requirements under Section 4.8(a) of the MorphoSys Agreement, and BSP agrees that, if it exercises the BSP Option for the 18R5 Class (and does not elect to omit from such Class the 18R5 Collaboration Compound pursuant to Section 3.1.2), BSP shall use Commercially Reasonable Efforts to Develop and Commercialize the 18R5 Collaboration Compound as provided in Section 4.8(a) of the MorphoSys Agreement.

(b) OncoMed shall have the right to grant to MorphoSys rights under the Inventions arising under this Agreement to the extent required to effect the Grantback License and the Improvement License (as such terms are defined in the MorphoSys Agreement) under Sections 4.10 and 4.11, respectively, of the MorphoSys Agreement.

(c) MorphoSys has the first right, pursuant to Section 9.1 and 9.2 of the MorphoSys Agreement, to prosecute, maintain or enforce certain OncoMed Patents covering Research Inventions (as such term is defined in the MorphoSys Agreement) if OncoMed elects not to do so.

(d) OncoMed has no rights to prosecute or maintain the Patents licensed to OncoMed pursuant to the MorphoSys Agreement.

(e) OncoMed is required to provide to MorphoSys periodic reports relating to the total Net Sales for each Licensed Product (as such terms are defined in the MorphoSys Agreement) in accordance with Section 6.5(a) of the MorphoSys Agreement. BSP is required, in accordance with Section 6.6 of the MorphoSys Agreement, to keep complete and accurate records of sales, and make such records available for inspection by an independent certified public accountant on behalf of MorphoSys, for a duration of [***] after MorphoSys’s receipt of the applicable payment report. [***].

(f) OncoMed is required to promptly notify MorphoSys in writing of this Agreement in accordance with Section 4.6 of the MorphoSys Agreement.

2.	Michigan License.

(a) The reservation of rights by the University of Michigan, on behalf of the University of Michigan and the Howard Hughes Medical Institute, for noncommercial research and education purposes under Section 3.2 of the Michigan License.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

(b) OncoMed shall notify the University of Michigan in writing of this Agreement and any material amendment to this Agreement in accordance with Section 8.2 of the Michigan License.

(c) The University of Michigan’s rights, pursuant to Section 8.3 of the Michigan License, in the Michigan Patents. As provided in Section 8.3 of the Michigan License, BSP acknowledges that the provisions of Sections 7.6, 7.7, 10.1, 10.3, and 10.4.1 of this Agreement inure to the benefit of the University of Michigan.

(d) In accordance with Section 8.3 of the Michigan License, BSP covenants not to sue, and not to assist other parties in suing, the University of Michigan for claims relating to the Technology (as such term is defined in the Michigan License), the Michigan Patents, and any sublicenses granted under the Michigan Patents pursuant to the terms of this Agreement.

(e) OncoMed shall have the right to assign this Agreement, as a sublicense under the Michigan Patents, to the University of Michigan in accordance with Section 8.4 of the Michigan License; provided however that such assignment shall not be effective without the University of Michigan’s prior acceptance of such assignment in writing.

(f) This Agreement incorporates with full force and effect the document attached as Exhibit A to the Michigan License.

(g) OncoMed and the University of Michigan shall cooperate to obtain and defend the Michigan Patents as set forth in Section 10.1 of the Michigan License.

(h) The University of Michigan has the first right to prosecute and maintain the Michigan Patents. If the University of Michigan decides to refrain from or to cease prosecuting or maintaining the Michigan Patents, then under the Michigan License, OncoMed has the right to continue such prosecution or maintenance. If OncoMed continues such activities, then OncoMed shall proceed as provided in Section 8.2 of this Agreement with respect to the Michigan Patents, provided that BSP agrees and acknowledges that OncoMed is obligated to provide to the University of Michigan any and all draft filings and applications for the Michigan Patents, as well as responses to patent authorities in connection therewith, before filing such items, for review and comment by the University of Michigan.

(i) The University of Michigan has back-up rights to enforce the Michigan Patents against alleged Third Party infringement as set forth in Section 11.3 of the Michigan License.

(j) OncoMed is required to provide to the University of Michigan periodic reports relating to the gross sales and Net Sales of Products and Processes (as such terms are defined in the Michigan License) in accordance with Section 5.1 of the Michigan License. BSP is required, in accordance with Section 5.3 of the Michigan License, to keep true and accurate records and books of account, and open such books and records for inspection by the University of Michigan, for a duration of four (4) years from the date of origination of such books or records.

2

(k) Neither the University of Michigan nor the Howard Hughes Medical Institute shall be responsible or liable for any direct, indirect, special, incidental or consequential damages or loss with respect to products and processes covered by the Michigan Patents, as set forth in Section 12.3 of the Michigan License. OncoMed, its Affiliates and BSP (i) shall not, as set forth in Section 12.5 of the Michigan License, take any actions that are inconsistent with the limitation of University of Michigan’s liability in the foregoing sentence, and (ii) shall, as set forth in Section 13.1 of the Michigan License, indemnify and hold harmless the University of Michigan and the Howard Hughes Medical Institute for any claims or liability resulting from the manufacture, use, practice, sale or other disposition of products and processes covered by the Michigan Patents, by OncoMed, its Affiliates and BSP.

(l) OncoMed, its Affiliates and BSP shall comply with all applicable Law relating to the license granted under the Michigan License and to the testing, production, importation, transportation, export, packaging, labeling, sale or use of products and processes covered by the Michigan Patents, and shall obtain written assurances regarding export of technical data as the Office of Export Administration Regulations may require, as set forth in Section 17.2 of the Michigan License.

(m) OncoMed, its Affiliates and BSP shall refrain from using the name of the University of Michigan or the Howard Hughes Medical Institute in publicity or advertising without the prior written approval of the University of Michigan or the Howard Hughes Medical Institute, as set forth in Section 19 of the Michigan License.

(n) OncoMed, its Affiliates and BSP shall mark products covered by the Michigan Patents with legally sufficient patent notices to the extent feasible, as set forth in Section 20 of the Michigan License.

3.	Lonza Agreements.

(a) OncoMed will need to obtain from Lonza a commercial license to the GS System and the Protein-Free System (as such terms are defined in the Lonza Research Agreement) for any use outside of Research Evaluation (as such term is defined in the Lonza Research Agreement), in accordance with Section 16.4 of the Lonza Research Agreement.

(b) With respect to the 18R5 Collaboration Compound and upon OncoMed’s request, Lonza will transfer the Process and Lonza-Know-How (as such terms are defined in the Lonza MSA) to OncoMed or its designee under a technology transfer agreement in accordance with Section 6.5 of the Lonza MSA.

4.	Other Agreement Provisions.

(a) BSP’s royalty obligations set forth in Section 6.4.3 of this Agreement derive from the Michigan Agreement and/or the MorphoSys Agreement.

(b) The University of Michigan and OncoMed have certain rights to prosecute, maintain and enforce certain Patents pursuant to the Michigan Agreement and/or

3

MorphoSys Agreement, which rights are set forth in Sections 8.2.3 and 8.4.2(c) of this Agreement.

(c) BSP has certain obligations to indemnify the University of Michigan as required under Section 8.3 of the Michigan Agreement, and such obligations are set forth in Section 10.1 of this Agreement.

(d) The insurance-related representations and warranties it makes to OncoMed under Section 10.4.1 of this Agreement are required under Section 8.3 of the Michigan Agreement.

(e) In addition to the provisions of the Existing Agreements described in this Exhibit 5.5 above, other provisions of the Existing Agreements may become relevant, depending on the Parties’ research and development plans and activities, and this Agreement shall be subject to such other provisions.

(f) OncoMed’s confidentiality obligations under the Existing Agreements.

(g) Under Section 6.3 of the MorphoSys Agreement, OncoMed must pay a royalty on Net Sales (as defined in the MorphoSys Agreement) of Licensed Products (as defined in the MorphoSys Agreement), on a country-by-country basis as from the date of the First Commercial Sale (as defined in the MorphoSys Agreement) in each such country, and until the later of (i) [***] after such First Commercial Sale of such Licensed Product in such country; and (ii) the expiration of the last Valid Claim (as defined in the MorphoSys Agreement) that covers the manufacture, sale, import or use of such Licensed Product as follows: (i) [***] on worldwide Net Sales in a Calendar Year of up to [***] Euros and (ii) [***] on worldwide Net Sales in a Calendar Year over [***] Euros; provided, however, in no case shall the obligation to pay a royalty exceed [***] from the first sale of such Licensed Product in the Territory.

(h) Under Sections 4.2 and 4.3 of the Michigan License, OncoMed shall pay Michigan royalties equal to [***] of Net Sales of Products (as defined in the Michigan License) for the term of the Michigan License, which continues until the last to expire Licensed Patent (as defined in the Michigan License). The term of the Michigan License expires upon expiration of the last to expire of Licensed Patents. At any time after the University of Michigan has received [***] in royalties from OncoMed, its Affiliates, and Sublicensees, OncoMed may elect to convert its license to a fully paid up license provided OncoMed transfers to the University of Michigan a specified number of shares of nonvoting stock of OncoMed.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

Exhibit 6.3.1

Milestone Payments for Collaboration Compounds

Milestone Event	Payment
[***]

[***][1]	[***][2]

[1]	For purposes of this Exhibit 6.3.1, “Commencement of Preclinical Development” means the Candidate Selection Criteria for Small Molecules set forth in Exhibit 1.33 have been satisfied.
[2]	[***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 6.3.2

Option Exercise Payments

[***]

[***][3]	[***] [4]	[***] [5]	[***][6]

[***]

[3]	Payment subject to Section 3.1.2.
[4]	Payment subject to Section 3.1.2(d).
[5]	[***].
[6]	Payment subject to Section 3.1.2.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 6.3.4

Milestone Payments for BSP Development Compounds

Milestone Event	Payment [7]
[***]

[***]

[7]	[***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 6.3.5

Net Sales Milestones

[***] Net Sales [***]	Payment [8]
[***]

[***]

[8]	[***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 6.4.1

Royalties

	[***]			[***] Royalty Rate

[***]

[***]				Royalty Rate

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 8.2.1

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 9.8

Press Releases

OncoMed Pharmaceuticals and Bayer Schering Pharma Announce Strategic Alliance to Develop Anti-Cancer Stem Cell Therapeutics

Companies Collaborate to Discover and Develop Multiple Antibody, Protein and Small Molecule Agents Targeting the Wnt Pathway

[Redwood City/Berlin] – June 16, 2010 – OncoMed Pharmaceuticals, Inc. and Bayer Schering Pharma AG, Germany,today announced a global strategic alliance to discover, develop and commercialize novel anti-cancer stem cell therapeutics targeting the Wnt signaling pathway. Cancer stem cells are a subset of tumor cells believed to play a significant role in the establishment, metastasis and recurrence of cancer.

The strategic alliance leverages OncoMed’s leadership in cancer stem cell drug discovery and development. Under the terms of the agreement, Bayer and OncoMed will develop antibodies, protein therapeutics, and small molecules as potential novel anti-cancer stem cell therapeutics targeting the Wnt signaling pathway. In addition to an upfront cash payment of $40 million, OncoMed is eligible to receive cash payments for product candidates that Bayer Schering Pharma options and possible additional payments upon achievement of certain development and commercialization milestones described below. The collaboration could potentially include up to 5 compounds. The agreement includes potential significant near-term milestone payments from Bayer.

OncoMed will utilize its proprietary human cancer stem cell models to discover and advance antibody and protein therapeutics through Phase 1 clinical studies. Bayer Schering Pharma receives an option to exclusively license antibody and protein therapeutic product candidates at any point up to the completion of Phase 1 testing. Following option exercise, Bayer will lead development and commercialization of licensed product candidates. For each biotherapeutic drug candidate successfully developed through phase III clinical trials and regulatory approval, OncoMed’s payments could total up to $387.5 million per program, including potential net sales milestones upon successful commercialization of biotherapeutic products. In addition, OncoMed will be eligible to receive double-digit royalties on net product sales. The agreement contains provisions under which OncoMed may co-develop antibody and protein therapeutics with Bayer. The collaboration includes OncoMed’s lead Wnt pathway antibody, OMP-18R5, which is currently planned to enter clinical testing in 2011.

In addition, Bayer will lead the discovery and advancement of small molecule therapeutic candidates that modulate Wnt pathway signaling. OncoMed will assist Bayer in the evaluation and advancement of small molecule candidates, and is eligible to receive milestone payments of up to $112 million per candidate upon successful development and regulatory approval, including potential net sales milestones upon successful commercialization of small molecule products. In addition, OncoMed will be eligible to receive single-digit royalties on net product sales.

“At Bayer, we recognize the high unmet medical need for cancer treatments. This collaboration with OncoMed demonstrates our commitment to the development of new and innovative treatment options,” said Prof. Andreas Busch, Head of Global Drug Discovery and Member of the Board of Management at Bayer Schering Pharma. “The development of anti-cancer stem cell therapeutics together with OncoMed is a highly innovative approach with the potential to perfectly complement our oncology portfolio. Anti-cancer stem cell research could turn out as one of the missing pieces in today’s cancer therapy .”

“Our alliance with Bayer represents a major opportunity to discover and develop an entirely new class of anti-cancer stem cell therapeutics with one of the leading pharmaceutical companies in the world. Bayer shares our vision for the potential of anti-cancer stem cell therapeutics, and we look forward to working closely with them,” said Paul J. Hastings, President and CEO of OncoMed. “OncoMed has established a rich pipeline of product candidates targeting a number of critical cancer stem cell pathways. Through this collaboration, we will gain significant additional funding to support the discovery and development of therapeutics targeting the Wnt pathway, as we continue, with our already strong cash position, and our other sources of collaborative revenue to fully finance and advance all of our programs for years to come.

About Cancer Stem Cells and the Wnt Signaling Pathway

Cancer stem cells, a small, resilient subset of cells found in tumors, have the capacity to self-renew and differentiate, leading to tumor initiation and driving tumor growth, recurrence and metastasis. Also referred to as “tumor-initiating cells”, these cells were first discovered by OncoMed’s scientific founders in breast cancer and have subsequently been identified in many other types of solid tumor cancers, including cancer of head and neck, lung, prostate, pancreas, and glioblastoma. Cancer stem cells appear to be preferentially resistant to both standard chemotherapy and radiotherapy. OncoMed’s strategy is to improve cancer treatment by specifically targeting the key biologic pathways which are thought to be critical to the activity and survival of cancer stem cells. OncoMed’s antibody therapeutics target cancer stem cell proteins and have the potential to be developed against a range of solid tumor types.

The Wnt signaling pathway is one of several identified by OncoMed as an important therapeutic target in halting cancer stem cell activity. In preclinical studies of monoclonal antibody drug candidates that target Wnt signaling, OncoMed scientists have observed broad-spectrum anti-tumor and anti-cancer stem cell activity in a number of solid tumor types.

About Bayer HealthCare

The Bayer Group is a global enterprise with core competencies in the fields of healthcare, nutrition and high-tech materials. Bayer HealthCare, a subsidiary of Bayer AG, is one of the world’s leading, innovative companies in the healthcare and medical products industry and is based in Leverkusen, Germany. The company combines the global activities of the Animal Health, Bayer Schering Pharma, Consumer Care and Medical Care divisions. Bayer HealthCare’s aim is to discover, manufacture and market products that will improve human and animal health worldwide. Find more information at www.bayerhealthcare.com.

About Bayer Schering Pharma

Bayer Schering Pharma is a worldwide leading specialty pharmaceutical company. Its research and business activities are focused on the following areas: Diagnostic Imaging, General Medicine, Specialty Medicine and Women's Healthcare. With innovative products, Bayer Schering Pharma aims for leading positions in specialized markets worldwide. Using new ideas, Bayer Schering Pharma aims to make a contribution to medical progress and strives to improve the quality of life. Find more information at www.bayerscheringpharma.de.

About OncoMed Pharmaceuticals

OncoMed Pharmaceuticals is a clinical-stage company that discovers and develops novel therapeutics targeting cancer stem cells, the cells believed to be capable of driving tumor growth, recurrence and metastases. A leader in cancer stem cell research, the company has established a library of antibodies to cancer stem cell proteins for the treatment of solid tumors such as pancreatic, breast, colorectal and lung cancers. OncoMed’s lead candidate, OMP-21M18 is currently in Phase I clinical trials. In addition to OMP-21M18, OncoMed’s pipeline includes several novel preclinical product candidates targeting multiple validated cancer stem cell pathways. Privately-held, OncoMed’s investors include: US Venture Partners, Latterell Venture Partners, The Vertical Group, Morgenthaler Ventures, Nomura Phase4 Ventures, Delphi Ventures, Adams Street Partners, De Novo Ventures, Bay Partners and GlaxoSmithKline. Additional information can be found at the company’s website: www.oncomed.com.

Contacts:

OncoMed Pharmaceuticals

Paul Hastings

President and Chief Executive Officer

William D. Waddill

Senior Vice President, Chief Financial Officer

(650) 995-8200

phastings@oncomed.com

william.waddill@oncomed.com

BCC Partners Karen L. Bergman or Michelle Corral (650) 575-1509 or (415) 794-8662 kbergman@bccpartners.com or mcorral@bccpartners.com

# # #

Bayer Schering Pharma AG
13342 Berlin
Germany
Tel. +49 30 468-1111
www.bayerscheringpharma.de

News Release

Bayer Schering Pharma and OncoMed Pharmaceuticals Enter Strategic Alliance to Develop Anti-Cancer Stem Cell Therapeutics

•	Collaboration Focuses on the Discovery and Development of Multiple Antibody, Protein and Small Molecule Agents Targeting the Wnt Pathway

Berlin/Redwood City – June 16, 2010 – Bayer Schering Pharma AG, Germany, and OncoMed Pharmaceuticals, Inc., today announced a global strategic alliance to discover, develop and commercialize novel anti-cancer stem cell therapeutics targeting the Wnt signaling pathway. Cancer stem cells are a subset of tumor cells believed to play a significant role in the establishment, metastasis and recurrence of cancer and agents targeting the Wnt pathway have the potential to be developed as pan-tumor drugs.

The strategic alliance provides Bayer Schering Pharma with the option to exclusively license antibody and protein therapeutic product candidates at any point up to the completion of Phase I testing. In addition, Bayer and OncoMed will share technology and know-how to discover and develop small molecule inhibitors of the pathway.

“At Bayer, we recognize the high unmet medical need for cancer treatments. This collaboration with OncoMed demonstrates our commitment to the development of new and innovative treatment options,” said Prof. Andreas Busch, Head of Global Drug Discovery and Member of the Board of Management at Bayer Schering Pharma. “The development of anti-cancer stem cell therapeutics together with OncoMed is a highly innovative approach with the potential to perfectly complement our oncology portfolio. Anti-cancer stem cell research could turn out as one of the missing pieces in today’s cancer therapy.”

“Our alliance with Bayer represents a major opportunity to discover and develop an entirely new class of anti-cancer stem cell therapeutics with one of the leading pharmaceutical companies in the world. Bayer shares our vision for the potential of anti-cancer stem cell therapeutics, and we look forward to working closely with them,” said Paul J. Hastings, President and CEO of OncoMed. “OncoMed has established a rich pipeline of product candidates targeting a number of critical cancer stem cell pathways. Through this collaboration, we will gain significant additional funding to support the discovery and development of therapeutics targeting the Wnt pathway, as we continue, with our already strong cash position, and our other sources of collaborative revenue to fully finance and advance all of our programs for years to come.”

Under the terms of the agreement, Bayer and OncoMed will develop antibodies, protein therapeutics, and small molecules as potential novel anti-cancer stem cell therapeutics targeting the Wnt signaling pathway. In addition to an upfront payment of 40 million USD, OncoMed is eligible to receive cash payments for product candidates that Bayer Schering Pharma options and possible additional payments upon achievement of certain development and commercialization milestones. The collaboration could potentially include up to 5 compounds. The agreement includes potential significant near-term milestone payments from Bayer. For each biotherapeutic or small molecule drug candidate successfully developed through Phase III clinical trials and regulatory approval, OncoMed’s payments could total up to 387.5 million USD (biotherapeutic drug) and 112 million USD (small molecule drug) per program, already including potential net sales milestones.

OncoMed will utilize its proprietary human cancer stem cell models to discover and advance three potential first-in-class antibody and protein therapeutics into clinical testing and through Phase I studies. Bayer Schering Pharma receives an option to exclusively license antibody and protein therapeutic product candidates at any point up to the completion of Phase I testing. Following option exercise, Bayer will lead development and commercialization of licensed product candidates and will have rights to commercialize approved products in all markets. OncoMed will be eligible to receive double-digit royalties on net product sales. The agreement contains provisions under which OncoMed may co-develop biologic therapeutics with Bayer. The collaboration includes for example OncoMed’s lead Wnt pathway antibody, [OMP-18R5], which is intended to enter clinical testing in 2011.

In addition to the biologics approach, Bayer will use its in-house expertise and lead the discovery and development of small molecule compounds as therapeutic candidates modulating Wnt signaling. OncoMed will assist Bayer in the evaluation and advancement of such candidates by providing their proprietary assay technology and in vitro / in vivo profiling of the compounds. OncoMed will be eligible to receive single-digit royalties on net product sales.

About Cancer Stem Cells and the Wnt Signaling Pathway

Cancer stem cells, a small, resilient subset of cells found in tumors, have the capacity to self-renew and differentiate, leading to tumor initiation and driving tumor growth, recurrence and metastasis. Also referred to as “tumor-initiating cells”, these cells were first discovered by OncoMed’s scientific founders in breast cancer and have subsequently been identified in many other types of solid tumors, including cancer of head and neck, lung, prostate, pancreas, and glioblastoma. Cancer stem cells appear to be preferentially resistant to both standard chemotherapy and radiotherapy. OncoMed’s strategy is to improve cancer treatment by specifically targeting the key biologic pathways which are thought to be critical to the activity and survival of cancer stem cells. OncoMed’s antibody therapeutics target cancer stem cell proteins and have the potential to be developed against a range of solid tumor types.

The Wnt signaling pathway is one of several identified by OncoMed as an important therapeutic target in halting cancer stem cell activity. In preclinical studies of monoclonal antibody drug candidates that target Wnt signaling, OncoMed scientists have observed broad-spectrum anti-tumor and anti-cancer stem cell activity in a number of solid tumor types.

About OncoMed Pharmaceuticals

OncoMed Pharmaceuticals is a clinical-stage company that discovers and develops novel therapeutics targeting cancer stem cells, the cells believed to be capable of driving tumor growth, recurrence and metastases. A leader in cancer stem cell research, the company has established a library of antibodies to cancer stem cell proteins for the treatment of solid tumors such as pancreatic, breast, colorectal and lung cancers. OncoMed’s lead candidate, OMP-21M18 is currently in Phase I clinical trials. In addition to OMP-21M18, OncoMed’s pipeline includes several novel preclinical product candidates targeting multiple validated cancer stem cell pathways. Privately-held, OncoMed’s investors include: US Venture Partners, Latterell Venture Partners, The Vertical Group, Morgenthaler Ventures, Nomura Phase4 Ventures, Delphi Ventures, Adams Street Partners, De Novo Ventures, Bay Partners and GlaxoSmithKline. Additional information can be found at the company’s website: www.oncomed.com.

About Bayer HealthCare

The Bayer Group is a global enterprise with core competencies in the fields of healthcare, nutrition and high-tech materials. Bayer HealthCare, a subsidiary of Bayer AG, is one of the world’s leading, innovative companies in the healthcare and medical products industry and is based in Leverkusen, Germany. The company combines the global activities of the Animal Health, Bayer Schering Pharma, Consumer Care and Medical Care divisions. Bayer HealthCare’s aim is to discover, manufacture and market products that will improve human and animal health worldwide. Find more information at www.bayerhealthcare.com.

About Bayer Schering Pharma

Bayer Schering Pharma is a worldwide leading specialty pharmaceutical company. Its research and business activities are focused on the following areas: Diagnostic Imaging, General Medicine, Specialty Medicine and Women’s Healthcare. With innovative products, Bayer Schering Pharma aims for leading positions in specialized markets worldwide. Using new ideas, Bayer Schering Pharma aims to make a contribution to medical progress and strives to improve the quality of life. Find more information at www.bayerscheringpharma.de.

Contact:

Kerstin Crusius, Tel. +49 30 468-14726

E-Mail: kerstin.crusius@bayerhealthcare.com

KC                    (2010-0290E)

Forward-Looking Statements

This release may contain forward-looking statements based on current assumptions and forecasts made by Bayer Group or subgroup management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. The company assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.